EXECUTION VERSION

FIRST AMENDMENT dated as of June 28, 2024 (this “Amendment”), between ALBANY INTERNATIONAL CORP., a Delaware corporation (the “Company”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, reference is made to that certain Amended and Restated Credit Agreement, dated as of August 16, 2023 (the “Existing Credit Agreement”), among the Company, Albany International Holding (Switzerland) AG, Albany International Europe GMBH, Albany International Canada Corp., the other Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, in view of the occurrence of a Benchmark Transition Event (as defined in the Existing Credit Agreement) with respect to the CDO Rate (as defined in the Existing Credit Agreement), the Administrative Agent and the Company have selected the Adjusted Term CORRA as the Benchmark Replacement (as defined in the Existing Credit Agreement) with respect to the CDO Rate.
WHEREAS, the Administrative Agent has provided a copy of this Amendment to each of the Lenders on June 21, 2024 and the Administrative Agent has not received, within five Business Days of June 21, 2024, a written notice from the Required Lenders stating that the Required Lenders object to the replacement of the CDO Rate with the Adjusted Term CORRA.
WHEREAS, in accordance with Section 2.13(b)(i) of the Existing Credit Agreement, the replacement of the CDO Rate with the Adjusted Term CORRA will become effective on the Benchmark Replacement Date with respect to the CDO Rate, with such effectiveness requiring no further action or consent of any other party to the Existing Credit Agreement or any other Loan Document.
WHEREAS, in accordance with Section 2.13(b)(ii) of the Existing Credit Agreement, the Administrative Agent desires to amend the Existing Credit Agreement on the terms set forth herein (the Existing Credit Agreement, as amended by this Amendment the “Amended Credit Agreement”) to implement the Benchmark Replacement Conforming Changes, with the effectiveness of such amendment requiring no further action or consent of any other party to the Existing Credit Agreement or any other Loan Document.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and recitals hereto) have the meanings assigned to them in the Amended Credit Agreement.

SECTION 2. Amendment of the Existing Credit Agreement. (a) Effective as of the First Amendment Effective Date (as defined below):

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(i)The Existing Credit Agreement (excluding the Schedules and, except as set forth in clause (ii) below, Exhibits thereto) is hereby amended by inserting the language indicated in single underlined text (indicated textually in the same manner as the following examples: single- underlined text or single-underlined text) and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~ or stricken text) as set forth in Exhibit A attached hereto; and

(ii)Exhibit B (Form of Borrowing Request) and Exhibit D (Form of Interest Election Request) to the Existing Credit Agreement are hereby amended and restated in their entirety to be in the form set forth as Exhibit B or Exhibit D, as applicable, attached hereto.

The parties hereto acknowledge that, pursuant to clause (a) of the definition of the term “Benchmark Replacement Date”, the Benchmark Replacement Date with respect to the CDO Rate will occur on June 28, 2024.

(b) Notwithstanding the foregoing or anything else to the contrary set forth herein or in the Amended Credit Agreement, until the expiration of the Interest Period (as defined in the Existing Credit Agreement) applicable thereto on the Benchmark Replacement Date with respect to the CDO Rate, each Loan bearing interest at the CDO Rate (each, an “Existing CDOR Loan”) outstanding on such Benchmark Replacement Date shall, until the expiration of the Interest Period applicable to such Existing CDOR Loan on such Benchmark Replacement Date, remain outstanding as such and accrue interest, which shall be due and payable, in each case in accordance with the CDO Rate-related provisions and all other provisions of the Existing Credit Agreement applicable to such Existing CDOR Loan (without giving effect to any of the amendments contemplated in the Amended Credit Agreement). If still outstanding on the date of the expiration of such Interest Period, such Existing CDOR Loan shall be converted into a Term CORRA Loan (having such initial Interest Period as shall be specified therefor by the applicable Borrower in a Borrowing Request delivered in accordance with Section 2.03 of the Amended Credit Agreement) on the last day of such Interest Period in accordance with the provisions of the Amended Credit Agreement as if such Existing CDOR Loan was a Term CORRA Loan, it being understood and agreed that, from and after such Benchmark Replacement Date, (i) no Borrower shall be permitted to request any Lender to fund, and no Lender shall fund, any Loan bearing interest at the CDO Rate and (ii) no Existing CDOR Loan may be continued as a Loan bearing interest at the CDO Rate.

SECTION 3. Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Lenders that this Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, winding-up or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4. Effectiveness of this Amendment. This Amendment shall become effective on the first date (the “First Amendment Effective Date”) on which the Administrative Agent shall have executed a counterpart of this Amendment and shall have received a counterpart of this Amendment signed on behalf of the Company (which, subject to Section 10.06(b) of the

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Existing Credit Agreement, may include any Electronic Signatures transmitted by any electronic imaging).

The Administrative Agent shall notify the Company, the Borrowing Subsidiaries and the Lenders of the First Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 5. Reference to and Effect on Loan Documents.

(a) This Amendment constitutes a Loan Document. As used in the Amended Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, and as used in any other Loan Document, the terms “Credit Agreement” and words of similar import, in each case, shall mean, from and after the First Amendment Effective Date (or, in the case of Section 2 hereof, on and after the Benchmark Replacement Date referred to therein), the Amended Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect, in each case, as amended hereby.

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Headings. Section headings herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 8. Incorporation by Reference. The provisions of Sections 10.06(a), 10.06(b), 10.09 and 10.10 of the Amended Credit Agreement are hereby incorporated by reference herein, mutatis mutandis, as if set forth in full herein.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

ALBANY INTERNATIONAL CORP.,

by

Name: Robert Starr
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as
Administrative Agent, by
Name: William Christman Title: Authorized Officer

[Signature Page to First Amendment to Credit Agreement of Albany International Corp.]

EXHIBIT A

Amended Credit Agreement [See attached.]

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~~EXECUTION VERSION~~EXHIBIT A

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of August 16, 2023, among
ALBANY INTERNATIONAL CORP.,
ALBANY INTERNATIONAL HOLDING (SWITZERLAND) AG, ALBANY INTERNATIONAL EUROPE GMBH
and
ALBANY INTERNATIONAL CANADA CORP.,
as Borrowers
the other BORROWING SUBSIDIARIES party hereto, the LENDERS party hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC.,
WELLS FARGO SECURITIES, LLC, CAPITAL ONE, NATIONAL ASSOCIATION
and
TRUIST SECURITIES, INC.,
as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.,
WELLS FARGO BANK, NATIONAL ASSOCIATION, CAPITAL ONE, NATIONAL ASSOCIATION
and TRUIST BANK,
as Co-Syndication Agents and
TD BANK, N.A.
and
PNC BANK, N.A.,
as Co-Documentation Agents
~~[CS&M Ref No. 6702-428]~~

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TABLE OF CONTENTS

Page
ARTICLE I

Definitions

SECTION 1.01. Defined Terms            1 SECTION 1.02. Classification of Loans and Borrowings        43 SECTION 1.03. Terms Generally        43 SECTION 1.04. Accounting Terms; GAAP        44 SECTION 1.05. Currency Translation    ~~44~~45 SECTION 1.06. Interest Rates; Benchmark Notification        45 SECTION 1.07. Blocking Regulation    ~~45~~46 SECTION 1.08. Divisions        46

ARTICLE II

The Credits

SECTION 2.01. Commitments        46 SECTION 2.02. Loans and Borrowings        47 SECTION 2.03. Requests for Borrowings    ~~47~~48 SECTION 2.04. Swingline Loans    ~~48~~49 SECTION 2.05. Letters of Credit        50 SECTION 2.06. Funding of Borrowings    ~~57~~58 SECTION 2.07. Interest Elections        58 SECTION 2.08. Termination, Reduction and Increase of Commitments    ~~59~~60 SECTION 2.09. Repayment of Loans; Evidence of Debt    ~~61~~62 SECTION 2.10. Prepayment of Loans    ~~62~~63 SECTION 2.11. Fees    ~~63~~64
SECTION 2.12. Interest        65 SECTION 2.13. Alternate Rate of Interest        67 SECTION 2.14. Increased Costs        70 SECTION 2.15. Illegality    ~~71~~72 SECTION 2.16. Break Funding Payments    ~~71~~72 SECTION 2.17. Taxes        73
SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs        77 SECTION 2.19. Mitigation Obligations; Replacement of Lenders    ~~78~~79 SECTION 2.20. Borrowing Subsidiaries        80 SECTION 2.21. Defaulting Lenders    ~~80~~81

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ARTICLE III

Representations and Warranties

SECTION 3.01. Organization; Powers    ~~83~~84 SECTION 3.02. Authorization; Enforceability        84 SECTION 3.03. Governmental Approvals; No Conflicts        84 SECTION 3.04. Financial Statements; No Material Adverse Change    ~~84~~85 SECTION 3.05. Properties    ~~84~~85 SECTION 3.06. Litigation and Environmental Matters        85 SECTION 3.07. Compliance with Laws        85 SECTION 3.08. Investment Company Status    ~~85~~86 SECTION 3.09. Taxes    ~~85~~86
SECTION 3.10. ERISA    86
SECTION 3.11. Disclosure    86
SECTION 3.12. Subsidiaries    ~~86~~87
SECTION 3.13. Solvency    ~~86~~87 SECTION 3.14. Federal Reserve Regulations        87 SECTION 3.15. Anti-Corruption Laws and Sanctions        87 SECTION 3.16. Affected Financial Institutions        87

ARTICLE IV

Conditions

SECTION 4.01. Restatement Effective Date    ~~87~~88 SECTION 4.02. Conditions to All Extensions of Credit        89 SECTION 4.03. Initial Credit Event for each Borrowing Subsidiary    ~~89~~90

ARTICLE V

Affirmative Covenants

SECTION 5.01. Financial Statements and Other Information        90 SECTION 5.02. Notices of Material Events    ~~91~~92 SECTION 5.03. Existence; Conduct of Business        92 SECTION 5.04. Payment of Obligations    ~~92~~93 SECTION 5.05. Maintenance of Properties    ~~92~~93 SECTION 5.06. Insurance    ~~92~~93 SECTION 5.07. Books and Records; Inspection Rights        93 SECTION 5.08. Compliance with Laws        93 SECTION 5.09. Use of Proceeds and Letters of Credit        93 SECTION 5.10. Guarantee Requirement; Further Assurances    ~~93~~94 SECTION 5.11. Compliance with Swiss Withholding Tax Rules        94

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ARTICLE VI

Negative Covenants

SECTION 6.01. Subsidiary Debt        ~~94~~95 SECTION 6.02. Negative Pledge                95 SECTION 6.03. Consolidations, Mergers and Sales of Assets                98 SECTION 6.04. Transactions with Affiliates            100 SECTION 6.05. Restricted Payments    ~~100~~101 SECTION 6.06. Limitations on Sale-Leasebacks            101 SECTION 6.07. Investments, Loans, Advances, Guarantees and Acquisitions            101 SECTION 6.08. Leverage Ratio            103 SECTION 6.09. Interest Coverage Ratio    ~~103~~104 SECTION 6.10. Lines of Business            104

ARTICLE VII

Events of Default ARTICLE VIII
The Administrative Agent

SECTION 8.01. Authorization and Action; Reliance; Limitation of Liability ~~106~~107 SECTION 8.02. Posting of Communications    ~~110~~111 SECTION 8.03. The Administrative Agent Individually        112 SECTION 8.04. Successor Administrative Agent        112 SECTION 8.05. Acknowledgements of Lenders and Issuing Banks        112 SECTION 8.06. Certain ERISA Matters        113 SECTION 8.07. Erroneous Payments    ~~114~~115 SECTION 8.08. Miscellaneous    ~~115~~116

ARTICLE IX

Guarantee ARTICLE X
Miscellaneous

SECTION 10.01. Notices    118
SECTION 10.02. Waivers; Amendments    120 SECTION 10.03. Expenses; Indemnity; Limitation of Liability    122 SECTION 10.04. Successors and Assigns    124 SECTION 10.05. Survival    128 SECTION 10.06. Counterparts; Integration; Effectiveness; Electronic Execution 129 SECTION 10.07. Severability    130

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SECTION 10.08. Right of Setoff    130 SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process ~~130~~131 SECTION 10.10. WAIVER OF JURY TRIAL    132
SECTION 10.11. Headings    132
SECTION 10.12. Confidentiality        132 SECTION 10.13. Conversion of Currencies        133 SECTION 10.14. Interest Rate Limitation        133 SECTION 10.15. Certain Notices    ~~133~~134 SECTION 10.16. No Fiduciary Relationship    ~~133~~134 SECTION 10.17. Non-Public Information        134 SECTION 10.18. Securities Principles    ~~134~~135 SECTION 10.19. Acknowledgement and Consent to Bail-In of Affected Financial
Institutions    135 SECTION 10.20. Acknowledgement Regarding Any Supported QFCs    135 SECTION 10.21. Amendment and Restatement    136

Schedules:

Schedule 2.01    Commitments
Schedule 2.05A    Existing Letters of Credit Schedule 2.05B    LC Commitments Schedule 3.06    Disclosed Matters
Schedule 3.10    Foreign Plans
Schedule 3.12    Subsidiaries
Schedule 6.01    Existing Subsidiary Indebtedness Schedule 6.02    Existing Liens
Schedule 6.04    Certain Transactions with Affiliates Schedule 6.07    Existing Investments

Exhibits:

Exhibit A    Form of Assignment and Assumption Exhibit B    Form of Borrowing Request
Exhibit C-1    Form of Borrowing Subsidiary Agreement Exhibit C-2    Form of Borrowing Subsidiary Termination Exhibit D    Form of Interest Election Request
Exhibit E    Form of Issuing Bank Agreement
Exhibit F-1    Form of U.S. Tax Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-2    Form of U.S. Tax Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-3    Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit F-4    Form of U.S. Tax Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

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AMENDED AND RESTATED CREDIT AGREEMENT
dated as of August 16, 2023, among ALBANY INTERNATIONAL CORP., a Delaware corporation (“Company”), ALBANY INTERNATIONAL HOLDING (SWITZERLAND) AG, a Swiss corporation (“AIH”), ALBANY INTERNATIONAL EUROPE GMBH, a
Swiss limited liability company (“AIE”), ALBANY INTERNATIONAL CANADA CORP., a Nova Scotia unlimited liability corporation (“AIC”), the other BORROWING SUBSIDIARIES from time to time party hereto, the LENDERS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The Borrowers (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) have requested the Lenders to amend and restate the Existing Credit Agreement on the terms set forth herein to provide for
(a)the Lenders to extend credit in the form of Revolving Loans in an aggregate principal amount at any time outstanding not in excess of the equivalent of US$800,000,000 less the sum of the LC Exposure and the Swingline Exposure at such time, (b) the Swingline Lender to extend credit in the form of Swingline Loans in an aggregate principal amount at any time outstanding not in excess of US$50,000,000 and (c) the Issuing Banks to issue Letters of Credit in an aggregate face amount at any time outstanding not in excess of the equivalent of US$75,000,000.

The proceeds of Revolving Loans will be used for working capital and other general corporate purposes of the Company and the Subsidiaries, including to refinance Indebtedness, if any, under the Existing Credit Agreement and to finance Acquisitions. The Letters of Credit and the proceeds of the Swingline Loans will be used for general corporate purposes of the Company and the Subsidiaries.

The Lenders are willing to extend such credit to the Borrowers and the Issuing Banks are willing to issue such Letters of Credit on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Accession Agreement” has the meaning specified in Section 2.08(d). “Acquisition” means the purchase or other acquisition (in one transaction or a series of transactions, including pursuant to any merger, amalgamation or consolidation) of all or substantially all the issued and outstanding Equity Interests in, or all or substantially all the assets

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of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person.

“Acquisition Indebtedness” means any Indebtedness of the Company or any Subsidiary that has been incurred for the purpose of financing, in whole or in part, an Acquisition and any related transactions (including for the purpose of refinancing or replacing all or a portion of any related bridge facilities or any pre-existing Indebtedness of the Persons or assets to be acquired); provided that either (a) the release of the proceeds thereof to the Company and the Subsidiaries is contingent upon the substantially simultaneous consummation of such Acquisition (and, if the definitive agreement for such Acquisition is terminated prior to the consummation of such Acquisition, or if such Acquisition is otherwise not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness, then, in each case, such proceeds are, and pursuant to the terms of such definitive documentation are required to be, promptly applied to satisfy and discharge all obligations of the Company and the Subsidiaries in respect of such Indebtedness) or
(b)such Indebtedness contains a “special mandatory redemption” provision (or a similar provision) if such Acquisition is not consummated by the date specified in the definitive documentation evidencing, governing the rights of the holders of or otherwise relating to such Indebtedness (and, if the definitive agreement for such Acquisition is terminated prior to the consummation of such Acquisition or such Acquisition is otherwise not consummated by the date so specified, such Indebtedness is, and pursuant to such “special mandatory redemption” (or similar) provision is required to be, redeemed or otherwise satisfied and discharged within 90 days of such termination or such specified date, as the case may be).

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined shall be less than zero, such rate shall be deemed to be equal to zero.

“Adjusted Term CORRA” means, with respect to any Term CORRA Borrowing for any Interest Period, an interest rate per annum equal to (a) the Term CORRA for such Interest Period plus (b)(i) 0.29547%, in the case of an Interest Period of one month or (ii) 0.32138%, in the case of an Interest Period of three months; provided that if the Adjusted Term CORRA as so determined would be less than zero, such rate shall be deemed to be equal to zero.

“Adjusted Term SOFR” means, with respect to any Term SOFR Borrowing for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined would be less than zero, such rate shall be deemed to be equal to zero.

“Administrative Agent” means JPMorgan in its capacity as administrative agent for the Lenders hereunder, or any successor appointed in accordance with Article VIII. Unless the context requires otherwise (and in any event for all purposes of Article VIII), the term “Administrative Agent” shall include any Affiliate or branch of JPMorgan through which JPMorgan shall perform any of its obligations in such capacity hereunder.

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“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“AEC” means Albany Engineered Composites, Inc., a New Hampshire corporation.

“AEC Joint Venture Entity” means any entity owned by the Company and/or the
Subsidiaries and one or more Persons that are not Affiliates of the Company that results from a Permitted AEC Transaction, whether in corporate, partnership, limited liability company, trust or other legal form.

“Affected Financial Institution” means (a) any EEA Financial Institution or
(b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. The status of any individual as an officer or director of any Person shall not, in and of itself, be deemed to make such individual an Affiliate of such Person.

“Aggregate Global Tranche Revolving Credit Exposure” means the sum of the Global Tranche Revolving Credit Exposures of all the Global Tranche Lenders; provided, that for purposes of this definition, in determining the Global Tranche Revolving Credit Exposure of the Lender that is the Swingline Lender, the Swingline Exposure of such Lender shall be deemed to equal its Global Tranche Percentage of all outstanding Swingline Loans.

“Aggregate Revolving Credit Exposure” means the sum of the Aggregate Global Tranche Revolving Credit Exposure and the Aggregate US Tranche Revolving Credit Exposure.

“Aggregate US Tranche Revolving Credit Exposure” means the sum of the US Tranche Revolving Credit Exposures of all the US Tranche Lenders.

“Agreed Currencies” means US Dollars and each Alternative Currency. “Agreement” means this Amended and Restated Credit Agreement, as the same may hereafter be modified, supplemented or amended from time to time. “AIC” has the meaning specified in the preamble.
“AIE” has the meaning specified in the preamble. “AIH” has the meaning specified in the preamble.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% per annum and (c) the Adjusted Term SOFR for a one month Interest Period as published two US Government Securities Business Days prior to such day (or if such day is not a US Government Securities Business Day, the immediately preceding US Government Securities

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Business Day) plus 1% per annum. For purposes of clause (c) above, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, as the case may be. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 (for the avoidance of doubt, only until the Benchmark Replacement with respect to Term SOFR has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. Notwithstanding the foregoing, if the Alternate Base Rate determined as set forth above would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement.

“Alternative Currency” means Euro, Canadian Dollars and any other currency (other than US Dollars) (a) that is freely transferable and convertible into US Dollars, (b) for which Exchange Rates can be determined and (c) that has been designated by the Administrative Agent as an Alternative Currency at the request of the Company and with the consent of each Global Tranche Lender.

“Ancillary Document” has the meaning specified in Section 10.06(b).

“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the UK Bribery Act and all other laws and regulations of any jurisdiction applicable to the Borrowers or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Parties” has the meaning specified in Section 8.02(c).

“Applicable Rate” means, for any day, with respect to (a) any ABR Loan, any Term Benchmark Loan or, if applicable pursuant to Section 2.13, any Daily Simple SOFR Loan or (b) the Commitment Fees, as the case may be, the applicable rate per annum set forth under the appropriate caption in the table below, based upon the Leverage Ratio:

Category	Leverage Ratio	Commitment Fee	ABR Spread	Term Benchmark/ Daily Simple SOFR Spread
Category 1	< 1.00:1.00	0.275%	0.500%	1.500%
Category 2	≥ 1.00:1.00 and < 2.00:1.00	0.300%	0.625%	1.625%
Category 3	≥ 2.00:1.00 and < 3.00:1.00	0.325%	0.750%	1.750%
Category 4	≥ 3.00:1.00	0.350%	1.000%	2.000%

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Except as set forth below, the Leverage Ratio used to determine the Applicable Rate during the period from and including any Financial Statement Delivery Date to but excluding the next Financial Statement Delivery Date shall be that in effect at the date of the consolidated balance sheet of the Company delivered on such first Financial Statement Delivery Date under Section 5.01(a) or 5.01(b); provided that (i) prior to the first Financial Statement Delivery Date after the Restatement Effective Date, the Applicable Rate shall be determined by reference to Category 2 and (ii) if any financial statements required to have been delivered under Section 5.01(a) or 5.01(b), or any certificate required to have been delivered under Section 5.01(c), shall not have been delivered by the date required under such Section, the Applicable Rate shall, until such financial statements or certificate shall have been delivered, be determined by reference to Category 4.

“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Electronic Platform” has the meaning specified in Section 8.02(a). “Approved Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means JPMorgan, BofA Securities, Inc., Wells Fargo Securities, LLC, Capital One, National Association and Truist Securities, Inc. in their capacities as joint lead arrangers and joint bookrunners of the revolving credit facility provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 10.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A or such other form (including electronic records generated by the use of an electronic platform) as shall be approved by the Administrative Agent.

“Authorized Agent” has the meaning specified in Section 10.09(e).

“Availability Period” means the period from and including the Restatement Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments

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of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means, with respect to any Person, that such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark” means, initially, with respect to any Loan denominated in any Agreed Currency, the Relevant Rate for Loans denominated in such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(b).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in clause (b) below:

(a) in the case of any Loan denominated in US Dollars, the Adjusted Daily Simple SOFR; or

(b) the sum of: (i) the alternate benchmark rate that has been selected by the

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Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “US Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

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“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred, in the case of clause (a) or (b), with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or

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resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); and/or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13(b) and
(b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13(b).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Borrowers” means the Company and the Borrowing Subsidiaries.

“Borrowing” means (a) Loans of the same Class and Type made, converted or continued on the same date and to the same Borrower and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

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“Borrowing Minimum” means (a) in the case of a Borrowing denominated in US Dollars, US$3,000,000, (b) in the case of a Borrowing denominated in Euro, €5,000,000, (c) in the case of a Borrowing denominated in Canadian Dollars, C$5,000,000 and (d) in the case of a Borrowing denominated in any other Alternative Currency, the smallest amount of such Alternative Currency that is an integral multiple of 1,000,000 units of such currency and that has a US Dollar Equivalent in excess of US$5,000,000.

“Borrowing Multiple” means (a) in the case of a Borrowing denominated in US Dollars, US$1,000,000, (b) in the case of a Borrowing denominated in Euro, €1,000,000, (c) in the case of a Borrowing denominated in Canadian Dollars, C$1,000,000 and (d) in the case of a Borrowing denominated in any other Alternative Currency, 1,000,000 units of such currency.

“Borrowing Request” means a request by the applicable Borrower for a Borrowing in accordance with Section 2.03 or 2.04, which shall be in the form of Exhibit B or any other form approved by the Administrative Agent.

“Borrowing Subsidiary” means AIH, AIE, AIC and, at any time, each Subsidiary that has been designated as a Borrowing Subsidiary by the Company pursuant to Section 2.20 and that has not ceased to be a Borrowing Subsidiary as provided in such Section.

“Borrowing Subsidiary Agreement” means a Borrowing Subsidiary Agreement substantially in the form of Exhibit C-1.

“Borrowing Subsidiary Termination” means a Borrowing Subsidiary Termination substantially in the form of Exhibit C-2.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a Term SOFR Loan or any interest rate settings, fundings, disbursements, settlements or payments of a Term SOFR Loan, or any other dealings in respect of Loans referencing the Adjusted Term SOFR, the term “Business Day” shall also exclude any day that is not a US Government Securities Business Day, (b) when used in connection with a Loan denominated in Euro and in relation to the calculation or computation of the EURIBO Rate, the term “Business Day” shall also exclude any day that is not a TARGET Day and (c) when used in connection with a Loan denominated in Canadian Dollars and in relation to the calculation or computation of the ~~CDO Rate~~Adjusted Term CORRA or the Canadian Prime Rate, the term “Business Day” shall also exclude any day on which banks are not open for business in Canada.

“Canadian Borrowing Subsidiary” means any Borrowing Subsidiary that is a Canadian Subsidiary.

“Canadian Dollars” or “C$” means the lawful money of Canada.

“Canadian Prime Rate” means, on any day, the ~~higher of (a) the~~ rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m., Toronto time, on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information ~~services~~service that publishes such index from time to time, as selected by the

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Administrative Agent in its reasonable discretion) ~~and (b) the average rate for 30-day bankers’ acceptances denominated in Canadian Dollars as displayed on the “Reuters Screen CDOR Page” as defined in the ISDA Definitions (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at 10:15 a.m., Toronto time, on such day, plus 1% per annum; provided that if any the above rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the rate referred to in clause (a) or (b) above shall be effective from and including the effective date of such change in such rate. Notwithstanding the foregoing,~~; provided that if the Canadian Prime Rate determined as set forth above would be less than 1.00% per annum, such rate shall be deemed to be 1.00% per annum for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index rate shall be effective from and including the effective date of such change in such rate.

“Canadian Subsidiary” means any Subsidiary that is incorporated or otherwise organized under the laws of Canada or any political subdivision thereof.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are or would have been required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, subject to Section 1.04.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate or the Canadian Prime Rate.

“CBR Spread” means, with respect to any CBR Loan at any time, the Applicable Rate that would be applicable at such time to the Loan that was converted into such CBR Loan in accordance herewith.

~~“CDO Rate” means, with respect to any CDOR Loan for any Interest Period, the CDO Screen Rate (rounded if necessary to the nearest 1/100th of 1.00% (with 0.005% being rounded up)) as of 10:15 a.m., Toronto time, on the first day of such Interest Period (and, if such day is not a Business Day, then on the immediately preceding Business Day) (as adjusted by the Administrative Agent after 10:15 a.m., Toronto time, to reflect any error in the posted rate of interest or in the posted average annual rate of interest).~~

~~“CDO Screen Rate” means a rate per annum equal to the average rate applicable to Canadian bankers’ acceptances denominated in Canadian Dollars for the applicable period, as displayed on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified or amended from time to time (or, in the event such rate does not appear on such page or screen, on any successor or substitute page or screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion).~~

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~~“CDOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CDO Rate.~~

“Central Bank Rate” means, for any Loan denominated in Euro, the greater of (a)(i) one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (A) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto) or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (B) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time, or (C) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time; plus (ii) the applicable Central Bank Rate Adjustment and (b) zero.

“Central Bank Rate Adjustment” means, for any day for any Loan denominated in Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (a) the average of the EURIBO Rate for the five most recent Business Days preceding such day for which the EURIBO Screen Rate was available (excluding, from such average, the highest and the lowest EURIBO Rate applicable during such period of five Business Days) minus (b) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (a)(ii) of the definition of such term and (y) the EURIBO Rate on any day shall be based on the applicable EURIBO Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in Euro for a maturity of one month.

“Change in Control” means (a) the ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing 40% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated or approved prior to their election by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the occurrence of any “change in control” or similar event, however denominated, resulting in an obligation on the part of the Company or any Subsidiary to repay, redeem or repurchase, or to offer to repay, redeem or repurchase, Material Indebtedness.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Restatement Effective Date, (b) any change in any law, rule or regulation or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the Restatement Effective Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or Issuing Bank or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority if such request, guideline or directive is made or issued after the Restatement Effective Date and reflects a

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change after the Restatement Effective Date in the policies or practices to which such request, guideline or directive relates; provided that, notwithstanding anything herein to the contrary,
(i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Claims” has the meaning specified in Section 2.18(c).

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Global Tranche Revolving Loans, US Tranche Revolving Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Global Tranche Commitment or a US Tranche Commitment or (c) any Lender, refers to whether such Lender is a Global Tranche Lender or a US Tranche Lender.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Co-Documentation Agent” means TD Bank, N.A. and PNC Bank, N.A. in their capacities as co-documentation agents of the revolving credit facility provided for herein.

“Commitments” means the Global Tranche Commitments and the US Tranche Commitments. The aggregate amount of the Commitments as of the Restatement Effective Date is US$800,000,000.

“Commitment Fees” has the meaning specified in Section 2.11(a).

“Commitment Increase” has the meaning specified in Section 2.08(d).

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by or to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to Section 8.02 or 10.01, including through an Approved Electronic Platform.

“Company” has the meaning specified in the preamble.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining Consolidated Net Income, the sum of (a) total interest expense for such period, (b) income tax expense for such period, (c) depreciation and amortization for such period, (d) all non-cash charges (including any non-cash expenses relating to stock option exercises or other non-cash, stock-based compensation such as restricted stock units) for such period (provided that any cash

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payment made with respect to any such non-cash charge shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made), (e) all charges related to the early retirement of Indebtedness during such period, (f) restructuring charges not in excess of US$50,000,000 in any period of four fiscal quarters, commencing with the fiscal quarter during which the Restatement Effective Date shall have occurred, (g) the amount of any pension settlement or curtailment expense (including (i) any such expenses, incurred in prior periods, the recognition of which has been deferred in accordance with GAAP, and (ii) any such expenses in the form of premium payments or other obligations or amounts paid or payable to third parties as consideration for the assumption or defeasance of such obligations) required or permitted to be recognized during such period as the result of the permanent settlement or defeasance of any pension obligation of the Company or any Subsidiary, provided that the aggregate amount to be added back with respect to all such pension settlement or curtailment expense pursuant to this clause (g) for all periods commencing with the fiscal quarter during which the Restatement Effective Date shall have occurred shall not exceed US$100,000,000 (of which not more than US$40,000,000 may represent add-backs of cash expenses), (h) any losses attributable to sales of business operations not in the ordinary course of business during such period and minus, without duplication, (1) all non-cash gains and income for such period, (2) any gains related to the early retirement of Indebtedness for such period and (3) any gains attributable to sales of business operations not in the ordinary course of business for such period, all determined on a consolidated basis for the Company and its Consolidated Subsidiaries in accordance with GAAP, and (i) any charges related to the Heimbach Transaction, provided that the aggregate amount to be added back pursuant to this clause (i) for all periods commencing with the fiscal quarter during which the Restatement Effective Date shall have occurred shall not exceed US$50,000,000.

“Consolidated Interest Expense” means, for any period, the gross interest expense, whether expensed or capitalized (including the interest component in respect of Capital Lease Obligations), accrued or paid by the Company and its Consolidated Subsidiaries during such period but excluding the amortization of deferred financing costs, determined on a consolidated basis in accordance with GAAP. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments received by the Company or its Consolidated Subsidiaries under interest rate protection agreements, the effect of which is required to be reflected in the Company’s income statement under “Interest Expense”.

“Consolidated Net Income” means, for any period, net income or loss of the Company and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Subsidiary” means at any date any Subsidiary the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such financial statements were prepared on such date in accordance with GAAP.

“Consolidated Tangible Net Worth” means, at any date, the consolidated common shareholders’ equity of the Company and its Consolidated Subsidiaries determined in accordance with GAAP, less their consolidated Intangible Assets, all determined as of the most recent fiscal

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quarter of the Company ended on or prior to such date for which financial statements are available.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Administrator” means the Bank of Canada (or any successor administrator).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Co-Syndication Agent” means Bank of America, N.A., Wells Fargo Bank, National Association, Capital One, National Association and Truist Bank in their capacities as co-syndication agents of the revolving credit facility provided for herein.

“Covered Entity” means (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning specified in Section 10.20.

“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender or any other Lender.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), an interest rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five US Government Securities Business Days prior to (a) if such SOFR Rate Day is a US Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not a US Government Securities Business Day, the US Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to any Borrower. If by 5:00 p.m., New York City time, on the second US Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding US Government Securities Business Day for which such SOFR was published on the SOFR Administrator Website.

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“Daily Simple SOFR Borrowing” means any Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” means any Loan that bears interest at a rate determined by reference to the Adjusted Daily Simple SOFR.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.21, any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or
(iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied,
(b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has become the subject of a Bail-In Action.

“Designated Subsidiary” means, at any time, (a) any Domestic Subsidiary existing at such time, other than (i) any Domestic Subsidiary that is a subsidiary of a Foreign Subsidiary,
(ii) any Domestic Subsidiary that is an Immaterial Subsidiary, (iii) any Subsidiary that is created as a result of a Permitted AEC Transaction and (iv) any Subsidiary that is a Non-Wholly Owned Subsidiary and (b) any Foreign Subsidiary that is a direct or indirect parent of a Borrower (it being understood that each such Foreign Subsidiary will be required to guarantee only the Obligations of such Borrower).

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

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“Domestic Subsidiary” means a Subsidiary that is incorporated or organized in the United States of America or any state or other political subdivision, territory or possession thereof.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Signature” means an electronic sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person, other than, in each case, a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), the Company or any Subsidiary or other Affiliate of the Company.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, permits, licenses, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence, release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means any shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights to acquire any such

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equity ownership interests (other than, prior to the date of such conversion, Indebtedness that is convertible into any such Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) a failure by any Plan to satisfy the “minimum funding standards” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (e) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBO Rate” means, with respect to any EURIBOR Loan for any Interest Period, the EURIBO Screen Rate as of 11:00 a.m., Brussels time, two TARGET Days prior to the first day of such Interest Period.

“EURIBO Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other Person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on the Reuters screen page that displays such rate (currently EURIBO01) (or, in the event such rate does not appear on a Reuters screen page, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion).

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“EURIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the EURIBO Rate.

“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Event of Default” has the meaning specified in Article VII.

“Exchange Rate” means, on any day, for purposes of determining the US Dollar Equivalent of an amount denominated in any currency other than US Dollars, the rate at which such currency may be exchanged into US Dollars on such day as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if a Reuters source ceases to be available or ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion in consultation with the Company). Notwithstanding the foregoing provisions of this definition or the definition of the term “US Dollar Equivalent”, each Issuing Bank may, solely for purposes of computing the LC Fronting Fee owed to it under Section 2.11(b), compute the Exchange Rate for purposes of determining the LC Exposure attributable to any Letter of Credit issued by it that is denominated in a currency other than US Dollars by reference to exchange rates determined using any reasonable method customarily employed by it for such purpose.

“Exchange Rate Date” means (a) with respect to any Loan denominated in an Alternative Currency, each of (i) the date of the commencement of the initial Interest Period therefor and (ii) the date of the commencement of each subsequent Interest Period therefor, (b) with respect to any Letter of Credit denominated in any currency other than US Dollars, each of
(i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month commencing after the date of issuance of such Letter of Credit and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the amount thereof and (c) if an Event of Default has occurred and is continuing, any Business Day designated as an Exchange Rate Date by the Administrative Agent in its sole discretion.

“Excluded Divestiture” means any sale of assets (including Equity Interests in any Subsidiary) for cash by the Company or any Subsidiary at a time when the Leverage Ratio, giving pro forma effect to such sale (but not to any related repayment of Indebtedness of the Company or any Subsidiary, other than any prepayment of Indebtedness related to the assets sold that is required under the terms of an agreement existing prior to, and not entered into in contemplation of, such sale) as if it had occurred at the beginning of the period of four consecutive fiscal quarters ended on or most recently prior to such time, shall be less than 3.25 to 1.00.

“Excluded Taxes” means, (a) with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (i) any Taxes imposed on or measured by net income

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(however denominated), franchise Taxes, and branch profits Taxes, in each case imposed by the United States of America (or any state or municipality thereof), or by any Governmental Authority as a result of a present or former connection between the recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the recipient having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (ii) any United States backup withholding Taxes and (iii) in the case of any Lender, any withholding Tax that is attributable to such Lender’s failure to comply with Section 2.17(f); (b) with respect to any US Tranche Lender (other than a Lender that becomes a US Tranche Lender through an assignment under Section 2.19(b) or following an Event of Default with respect to the Company under clause (h) or
(i)of Article VII), any withholding Tax that is imposed by the United States of America on amounts payable from locations within such jurisdiction to such Lender’s US Tranche Lending Office, to the extent such Tax is imposed (assuming the taking by such Borrower and such Lender of all actions required in order for available exemptions from such Tax to be effective) pursuant to any law in effect and applicable at the time such Lender becomes a party to this Agreement (or designates a new US Tranche Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 2.17; (c) with respect to any Global Tranche Lender (other than a Lender that becomes a Global Tranche Lender through an assignment under Section 2.19(b) or following an Event of Default with respect to the Company under clause (h) or (i) of Article VII or, with respect to Switzerland and Swiss Withholding Tax only, following an Event of Default which is continuing), (i) any withholding Tax that is imposed on amounts payable by a Global Tranche Borrower organized in the United States of America, Switzerland or Canada by any taxation authority of such Borrower’s jurisdiction of organization on amounts payable from locations within such jurisdiction to such Lender’s Global Tranche Lending Office designated for Global Tranche Borrowers organized in such jurisdiction, to the extent such Tax is imposed (assuming the taking by such Borrower and such Lender of all actions required in order for available exemptions from such Tax to be effective) pursuant to any law in effect and applicable at the time such Lender becomes a party to this Agreement (or designates a new Global Tranche Lending Office for Global Tranche Borrowers organized in such jurisdiction), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax pursuant to Section 2.17 or (ii) any Swiss Withholding Tax that is imposed on amounts payable by a Swiss Borrowing Subsidiary to such Lender’s applicable Global Tranche Lending Office, to the extent such Swiss Withholding Tax is imposed as a direct result of (A) a breach by such Lender (but not by any other Lender) under Section 2.17(h), (B) an assignment by such Lender (but not by any other Lender) without the consent of such Swiss Borrowing Subsidiary in breach of the requirements of Section 10.04(e) or a sale by such Lender (but not by any other Lender) of a participation or a sub-participation, or any other transfer to, a Non-Qualifying Bank without the consent of such Swiss Borrowing Subsidiary in breach of the requirements of Section 10.04(e) or (C) such Lender having lost its status as a Qualifying Bank (other than as a result of any Change in Law); and (d) any withholding Taxes imposed under FATCA. It is understood and agreed that, as to any Global Tranche Lender, the status of any Swiss

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Withholding Tax as an Excluded Tax shall not affect the rights of such Lender under Section 2.12(i) except to the extent provided in Section 2.12(j).

“Existing Credit Agreement” means the Amended and Restated Credit Agreement dated as of October 27, 2020, as further amended on June 23, 2023, among the Company, AIH, AIE, AIC, the other Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan, as Administrative Agent.

“Existing Letters of Credit” means (a) letters of credit listed on Schedule 2.05A that were outstanding immediately prior to the Restatement Effective Date and issued by an Issuing Bank and (b) any letter of credit that is issued by any Issuing Bank for the account of any Borrower and, subject to compliance with the requirements set forth in Section 2.05 as to the currency of the denomination of, maximum LC Exposure and expiration of Letters of Credit, is designated as an Existing Letter of Credit by written notice thereof by the Company and such Issuing Bank to the Administrative Agent (which notice shall contain a representation and warranty by the Company as of the date thereof that the conditions precedent set forth in Sections 4.02(a) and 4.02(b) shall be satisfied immediately after giving effect to such designation).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version to the extent substantively comparable thereto and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any intergovernmental agreements, any agreement entered into pursuant to Section 1471(b)(1) of the Code or such an intergovernmental agreement and any related laws, legislation, rules, practices or official administrative guidance implementing the foregoing or adopted pursuant to any treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions, as determined in such manner as shall be set forth on the NYFRB Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if such rate shall be less than zero, such rate shall be deemed to be zero.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Officer” means, as to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Financial Statement Delivery Date” means each date on which the Company delivers financial statements under Section 5.01(a) or 5.01(b) (including by filing with the Securities and Exchange Commission).

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR, the Adjusted Daily Simple

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SOFR, the EURIBO Rate, the ~~CDO Rate~~Adjusted Term CORRA, the Central Bank Rate or the Canadian Prime Rate, as applicable.

“Foreign Currency Overnight Rate” means, for any day, with respect to any currency, a rate per annum at which overnight deposits in such currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day in the principal interbank market for such currency, as such rate is determined by the Administrative Agent or the applicable Issuing Bank, as applicable, by such means as the Administrative Agent or such Issuing Bank, as the case may be, shall determine to be reasonable.

“Foreign Lender” means (a) with respect to a Borrower that is a US Person, a Lender that is not a US Person, and (b) with respect to a Borrower that is not a US Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Person” means a Person that is a corporation (from a U.S. federal income tax perspective) that is not a US Person, or any Person owned directly or indirectly by such corporation.

“Foreign Plans” has the meaning specified in Section 3.10(b).

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America.

"Global Tranche" has the meaning specified in the definition of the term "Tranche".

“Global Tranche Borrower” means (a) the Company, (b) any US Borrowing
Subsidiary, (c) any Swiss Borrowing Subsidiary, (d) any Canadian Borrowing Subsidiary and
(e) any Borrowing Subsidiary that is not a US Borrowing Subsidiary, a Swiss Borrowing Subsidiary or a Canadian Borrowing Subsidiary and that has been designated by the Administrative Agent as a Global Tranche Borrower at the request of the Company and with the consent of each Global Tranche Lender.

“Global Tranche Commitment” means, with respect to each Lender, the commitment of such Lender to make Global Tranche Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum amount of such Lender’s Global Tranche Revolving Credit Exposure, as such commitment may be reduced or increased from time to time pursuant to Section 2.08 or assignments by or to such Global Tranche Lender pursuant to Section 10.04. The initial amount of each Lender’s Global Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Accession Agreement pursuant to which such Lender shall have assumed its Global Tranche Commitment, as the case may be. The aggregate amount of Global Tranche Commitments on the Restatement Effective Date is US$800,000,000.

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“Global Tranche Lender” means a Lender with a Global Tranche Commitment or a Global Tranche Revolving Credit Exposure.

“Global Tranche Lending Office” means, with respect to any Global Tranche Lender, such office(s) as such Lender (or any Affiliate of such Lender) shall have specified from time to time as its “Global Tranche Lending Office(s)” in its Administrative Questionnaire or by notice to the Company and the Administrative Agent. A Global Tranche Lender may designate different Global Tranche Lending Offices for Loans to Global Tranche Borrowers in different jurisdictions.

“Global Tranche Percentage” means, with respect to any Global Tranche Lender at any time, the percentage of the aggregate Global Tranche Commitments represented by such Global Tranche Lender’s Global Tranche Commitment at such time; provided that for purposes of Section 2.21 when a Defaulting Lender shall exist, “Global Tranche Percentage” shall mean, with respect to any Global Tranche Lender at any time, the percentage of the aggregate Global Tranche Commitments (disregarding any Defaulting Lender’s Global Tranche Commitment) represented by such Lender’s Global Tranche Commitment at such time. If the Global Tranche Commitments have expired or been terminated, the Global Tranche Percentages shall be determined on the basis of the Global Tranche Commitments most recently in effect, giving effect to any assignments and to any Global Tranche Lender’s status as a Defaulting Lender at the time of determination.

“Global Tranche Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the aggregate amount of the US Dollar Equivalents of such Lender’s outstanding Global Tranche Revolving Loans, (b) the amount of such Lender’s LC Exposure and
(c) the amount of such Lender’s Swingline Exposure.

“Global Tranche Revolving Loans” means Loans made by the Global Tranche Lenders pursuant to Section 2.01(a).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Guarantee” of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other

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obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount, as of any date of determination, of any Guarantee shall be the principal amount outstanding on such date of the Indebtedness or other obligation guaranteed thereby (or, in the case of (i) any Guarantee the terms of which limit the monetary exposure of the guarantor or (ii) any Guarantee of an obligation that does not have a principal amount, the maximum monetary exposure as of such date of the guarantor under such Guarantee (as determined, in the case of clause (i), pursuant to such terms or, in the case of clause (ii), reasonably and in good faith by the chief financial officer of the Company)).

“Guarantee Beneficiaries” has the meaning specified in Article IX.

“Guarantee Requirement” means, at any time, that (a) the Subsidiary Guarantee Agreement (or, after the Restatement Effective Date, a supplement thereto in the form specified therein) shall have been executed and delivered to the Administrative Agent by each Designated Subsidiary, (b) the Indemnity, Subrogation and Contribution Agreement (or, after the Restatement Effective Date, a supplement thereto in the form specified therein) shall have been executed and delivered to the Administrative Agent by the Company and each Designated Subsidiary that is a Domestic Subsidiary and (c) as to each Designated Subsidiary that shall become a party to the Subsidiary Guarantee Agreement after the Restatement Effective Date, the Administrative Agent shall have received documents comparable to those delivered under paragraphs (b) and (f) of Section 4.01 with respect to Designated Subsidiaries party to such Subsidiary Guarantee Agreement on the Restatement Effective Date. It is agreed that each of the Subsidiaries that, immediately prior to the Restatement Effective Date, was a Subsidiary Guarantor under, and as defined in, the Existing Credit Agreement but that is not a party to the Subsidiary Guarantee Agreement on the Restatement Effective Date is, as of the Restatement Effective Date, (x) released from its obligations under the Subsidiary Guarantee Agreement and has ceased to be a party to the Subsidiary Guarantee Agreement and (y) if previously a party thereto, released from its obligations under the Indemnity, Subrogation and Contribution Agreement and has ceased to be a party to the Indemnity, Subrogation and Contribution Agreement, it being understood that, in the event any such Subsidiary shall, after the Restatement Effective Date, become a Designated Subsidiary, nothing in this sentence shall affect the obligations of the Company under Section 5.10 with respect to such Subsidiary.

“Guarantor” means the Company or any Subsidiary Guarantor.

“Guidelines” means, together, (a) Guideline S-02.123 in relation to interbank loans of 22 September 1986 (Merkblatt “Verrechnungssteuer auf Zinsen von Bankguthaben, deren Gläubiger Banken sind (Interbankguthaben)” vom 22. September 1986), (b) Guideline S-02.130.1 in relation to money market instruments and book claims of April 1999 (Merkblatt vom April 1999 betreffend Geldmarktpapiere und Buchforderungen inländischer Schuldner),
(c)Circular Letter No. 34 of 26 July 2011 (1-034-V-2011) in relation to deposits (Kreisschreiben Nr. 34 “Kundenguthaben” vom 26. Juli 2011), (d) Circular Letter No. 15 of 3 October 2017 (1-015-DVS-2017) in relation to bonds and derivative financial instruments as subject matter of taxation of Swiss federal income tax, Swiss withholding tax and Swiss stamp taxes (Kreisschreiben Nr. 15 “Obligationen und derivative Finanzinstrumente als Gegenstand der direkten Bundessteuer, der Verrechnungssteuer und der Stempelabgaben” vom 3. Oktober 2017), (e) Circular Letter No. 46 of 24 July 2019 (1-046-DVS-2019) in relation to syndicated

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credit facilities (Kreisschreiben Nr. 46 betreffend steuerliche Behandlung von Konsortialdarlehen, Schuldscheindarlehen, Wechseln und Unterbeteiligungen vom 24. Juli 2019) and (f) Circular Letter No. 47 of 25 July 2019 (1-047-DVS-2019) in relation to bonds (Kreisschreiben Nr. 47 betreffend Obligationen vom 25. Juli 2019), in each case as issued, amended or replaced from time to time by the Swiss Federal Tax Administration (Eidgenössische Steuerverwaltung) or as substituted or superseded and overruled by any law, statute, ordinance, court decision, regulation or the like as in force from time to time.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, materials or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Heimbach Transaction” means the transactions pursuant to the share purchase agreement, dated June 14, 2023, entered into by and among the shareholders of Heimbach GmbH, Alstadtsee 561. V V GmbH, and the Company pursuant to which the Company will acquire the Heimbach Group.

“Immaterial Subsidiary” means any Subsidiary (other than any Borrower, any Guarantor or any Subsidiary that directly or indirectly owns capital stock of any Borrower or Guarantor) with respect to which both:

(a)the sum of (i) the consolidated book value of the assets of such Subsidiary and
(ii)the aggregate consolidated book value of the assets of each other Subsidiary that has a lower consolidated book value of the assets than that of the assets of the Subsidiary specified in clause (i) is less than 3% of the aggregate consolidated book value of the total assets of the Company and all the Subsidiaries, in each case determined as of the last day of the most recently ended fiscal quarter for which financial statements are available, and

(a)the sum of (i) such Subsidiary’s consolidated net income and (ii) the aggregate consolidated net income of each other Subsidiary that has a lower consolidated net income than that of the Subsidiary specified in clause (i) is less than 3% of Consolidated Net Income, in each case for the most recently ended period of four consecutive fiscal quarters for which financial statements are available.

“Increase Effective Date” has the meaning specified in Section 2.08(d). “Increasing Lender” has the meaning specified in Section 2.08(d).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale

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or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) trade accounts payable and obligations under Hedging Agreements, in each case incurred in the ordinary course of business, (ii) deferred compensation payable to directors, officers or employees and (iii) any purchase price adjustment, earnout or other contingent obligation incurred in connection with any Acquisition, except to the extent that the amount payable pursuant to such purchase price adjustment, earnout or other contingent obligation becomes payable and is not paid when due), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (but limited, in the event such Indebtedness has not been assumed by such Person, to the lesser of (i) the amount of such Indebtedness and (ii) the fair market value of such property securing such Indebtedness), (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such other Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party under this Agreement or any other Loan Document and (b) Other Taxes.

“Indemnitee” has the meaning specified in Section 10.03(b).

“Indemnity, Subrogation and Contribution Agreement” means the Amended and Restated Indemnity, Subrogation and Contribution Agreement dated as of the Restatement Effective Date, among the Company, the Domestic Subsidiaries party thereto and the Administrative Agent.

“Initial Borrowings” has the meaning specified in Section 2.08(d).

“Intangible Assets” means the amount (to the extent reflected in determining consolidated common shareholders’ equity of the Company and its Consolidated Subsidiaries in accordance with GAAP) of goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets, determined in accordance with GAAP.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the period of four consecutive fiscal quarters ending on such date. For the purposes of calculating the Interest Coverage Ratio, if during such applicable period of four consecutive fiscal quarters the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA and Consolidated Interest Expense for such period shall be determined on a pro forma basis as if such transaction, and any related incurrence or repayment of Indebtedness,

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had occurred on the first day of such period, all in accordance with the mandatory adjustment requirements of Article 11 of Regulation S-X under the Securities Act of 1933, as amended.

“Interest Election Request” means a request by the applicable Borrower to convert or continue a Borrowing in accordance with Section 2.07, which shall be in the form of Exhibit D or any other form approved by the Administrative Agent.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) if applicable pursuant to Section 2.13, with respect to any Daily Simple SOFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date of the Borrowing of which such Loan is a part (or, if there is no such numerically corresponding day in such month, then the last day of such month), (c) with respect to any Term Benchmark Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

“Interest Period” means, with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, ~~two (such two month Interest Period is only available in the case of a CDOR Borrowing),~~ three or six (such six month Interest Period is not available in the case of a ~~CDOR~~Term CORRA Borrowing) months thereafter (in each case, subject to availability for the Benchmark applicable for any Agreed Currency), as the applicable Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.13(b)(iv) shall be available for specification in any Borrowing Request or any Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. Notwithstanding anything herein to the contrary, the initial Interest Period for any Term SOFR Borrowing made on the Restatement Effective Date may be of such duration (not to exceed the maximum number of months set forth above) as shall have been separately agreed by the Company and the Administrative Agent and set forth in the Borrowing Request delivered with respect thereto, and for the purpose of determining the applicable Term SOFR with respect to such Term SOFR Borrowing, such Interest Period shall be deemed to have a tenor equal to the nearest number of whole months.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate

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derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means JPMorgan, Bank of America, N.A., Wells Fargo Bank, National Association, Capital One, National Association and Truist Bank and each other Lender that may become an Issuing Bank hereunder from time to time by entering into an Issuing Bank Agreement with the Company, each in its capacity as an issuer of Letters of Credit hereunder, and the successors of any such Person in such capacity as provided in Section 2.05(j). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or branch with respect to Letters of Credit issued by such Affiliate or branch.

“Issuing Bank Agreement” means an Issuing Bank Agreement between an Issuing Bank, the Administrative Agent and the Company substantially in the form of Exhibit E.

“Issuing Bank Fee” has the meaning specified in Section 2.11(b). “JPMorgan” means JPMorgan Chase Bank, N.A. and its successors.
“LC Commitment” means, as to any Issuing Bank, the maximum permitted amount of the LC Exposure that may be attributable to Letters of Credit issued by such Issuing Bank. The initial amount of each Issuing Bank’s LC Commitment is set forth on Schedule 2.05B or in such Issuing Bank’s Issuing Bank Agreement.    The LC Commitment of any Issuing Bank may be increased or decreased by an agreement in writing between the Company and such Issuing Bank.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exchange Rate” means, on any day, for purposes of determining the US Dollar Equivalent of an amount denominated in any currency other than US Dollars, the rate at which US Dollars may be exchanged into such other currency on such day as last provided (either by publication or as may otherwise be provided to the Administrative Agent) by the applicable Reuters source on the Business Day (determined based on New York City time) immediately preceding such day of determination (or, if a Reuters source ceases to be available or Reuters ceases to provide such rate of exchange, as last provided by such other publicly available information service that provides such rate of exchange at such time as shall be selected by the Administrative Agent from time to time in its reasonable discretion in consultation with the Company).

“LC Exposure” means, at any time, the sum of (a) the US Dollar Equivalents (determined using the Exchange Rate) of the undrawn amounts of all outstanding Letters of Credit at such time plus (b) the sum of the US Dollar Equivalents (determined using the Exchange Rate) of the amounts of all LC Disbursements that have not yet been reimbursed by or

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on behalf of the applicable Borrowers at such time (giving effect to any conversion of the Borrowers’ reimbursement obligations in respect of any LC Disbursements into US Dollar denominated obligations as provided in Section 2.05). The LC Exposure of any Lender at any time shall be its Global Tranche Percentage of the aggregate LC Exposure at such time, adjusted to give effect to any reallocation under Section 2.21 of the LC Exposures of Defaulting Lenders in effect at such time.

“LC Fronting Fee” has the meaning specified in Section 2.11(b).

“LC Participation Calculation Date” means, with respect to any LC Disbursement or any refund of a reimbursement payment made by any Issuing Bank to any Borrower, in each case, in a currency other than US Dollars, (a) the date on which the applicable Issuing Bank shall advise the Administrative Agent that it purchased with US Dollars the currency used to make such LC Disbursement or (b) if such Issuing Bank shall not advise the Administrative Agent that it made such a purchase, the date on which such LC Disbursement or refund is made.

“LC Participation Fee” has the meaning specified in Section 2.11(b).

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person” means any Arranger, the Administrative Agent, any Co-Syndication Agent, any Co-Documentation Agent, any Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons.

“Lenders” means the Persons listed on Schedule 2.01, and any other Person that shall have become a Lender pursuant to an Assignment and Assumption or an Accession Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement and each of the Existing Letters of Credit, in each case, other than any such letter of credit that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 10.05.

“Leverage Increase Election” has the meaning specified in Section 6.08. “Leverage Increase Period” has the meaning specified in Section 6.08.
“Leverage    Increase    Termination    Notice”    has    the    meaning    specified    in
Section 6.08.

“Leverage Ratio” means, on any date, the ratio of (a) Total Debt at such date to
(b)Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on or most recently prior to such date. For the purposes of calculating the Leverage Ratio, if during such applicable period of four consecutive fiscal quarters the Company or any Subsidiary shall have consummated a Material Acquisition or a Material Disposition, Consolidated EBITDA for such period shall be determined on a pro forma basis as if such

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transaction, and any related incurrence or repayment of Indebtedness, had occurred on the first day of such period, all in accordance with the mandatory adjustment requirements of Article 11 of Regulation S-X under the Securities Act of 1933, as amended.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a lessor under any capital lease relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, the Subsidiary Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, any written notice delivered pursuant to Section 2.08(d) and, other than for purposes of Section 10.02, the promissory notes, if any, executed and delivered pursuant to Section 2.09(e) and each Issuing Bank Agreement.

“Loan Parties” means the Borrowers and the Guarantors; provided that, solely for purposes of Section 6.07, the Loan Parties shall not include AIH, AIE, AIC or any Subsidiary that is excluded from the definition of the term “Subsidiary Guarantor” pursuant to the proviso contained in such definition.

“Loans” means the loans made by the Lenders to the Borrowers pursuant to this
Agreement.

“Majority in Interest”, when used in reference to Lenders of any Class, means
Lenders having Revolving Credit Exposures and unused Commitments of such Class representing more than 50% of the sum of (a) the aggregate Revolving Credit Exposure of such Class at such time and (b) the aggregate unused Commitments of such Class at such time; provided, that for purposes of this definition, (i) in determining the Global Tranche Revolving Credit Exposure of the Lender that is the Swingline Lender, the Swingline Exposure of such Lender shall be deemed to equal its Global Tranche Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposures of Defaulting Lenders in effect at such time, and (ii) the unused Global Tranche Commitment of such Lender shall be determined in a manner consistent with the preceding clause (i).

“Marketable Securities” means any debt or equity securities for which an active trading market exists and price quotations are available.

“Material Acquisition” means any Acquisition by the Company or any Subsidiary involving payment of consideration of US$100,000,000 or more.

“Material Adverse Change” means any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, or financial condition of the Company and the Subsidiaries, taken as a

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whole, or (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders thereunder.

“Material Disposition” means any sale, transfer or other disposition (in one transaction or a series of transactions, including pursuant to any merger, amalgamation or consolidation) by the Company or any Subsidiary of all or substantially all the issued and outstanding Equity Interests in any Subsidiary, or all or substantially all the assets constituting a business unit, division, product line or line of business of the Company and the Subsidiaries, provided that such sale, transfer or other disposition involves receipt of consideration of US$100,000,000 or more.

“Material Indebtedness” means Indebtedness (other than the Obligations under this Agreement or under any other Loan Document), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and the Subsidiaries in an aggregate principal amount exceeding US$20,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements provided for in such Hedging Agreement) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

“Material Subsidiary” means each Subsidiary that is not an Immaterial Subsidiary. “Maturity Date” means August 16, 2028.
“MNPI” means material information concerning the Company and the Subsidiaries and their securities that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act.

“Moody’s” means Moody’s Investors Service, Inc. and any successors thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, an amount equal to (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Company and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Company and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Company and the Subsidiaries, and the amount of any reserves established by the Company and the Subsidiaries to fund

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contingent liabilities reasonably estimated to be payable, that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Company).

“Non-Qualifying Bank” means any Person that does not qualify as a Qualifying
Bank.
“Non-Refundable Portion” has the meaning specified in Section 2.12(j).

“Non-Wholly Owned Subsidiary” means a Subsidiary that is not a Wholly Owned Subsidiary.
"NYFRB" means the Federal Reserve Bank of New York.

"NYFRB Rate" means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided further, that if the NYFRB Rate, determined as provided above, would be less than zero, the NYFRB Rate shall for all purposes of this Agreement be zero.

“NYFRB Website” means the website of the NYFRB at http://www.newyork
fed.org, or any successor source.

“Obligations” means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of LC Disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Company or any Subsidiary under this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment of all obligations of the Company or any Subsidiary under each Hedging Agreement that (i) was in effect on the Restatement Effective Date with a counterparty that was a Lender (or an Affiliate thereof) as of the Restatement Effective Date or (ii) shall have been entered into after the Restatement Effective Date with any counterparty that shall have been a Lender (or an Affiliate thereof) at the time such Hedging Agreement was entered into, (c) the due and punctual performance of all other obligations of each Borrower under or pursuant to this Agreement and each of the other Loan Documents, and (d) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

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“OFAC” means the United States Treasury Department Office of Foreign Assets Control.

"Other Taxes" means any and all present or future stamp, recording, transfer,sales, documentary, excise, property or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes imposed, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, as a result of a present or former connection between such recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) that are imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in US Dollars by US-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in US Dollars, the greater of (i) the NYFRB Rate and (ii) an overnight rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (b) with respect to any amount denominated in any other currency, an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 10.04(c).

“Participant Register” has the meaning given such term in Section 10.04(c).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Payment” has the meaning set forth in Section 8.07(a). “Payment Notice” has the meaning set forth in Section 8.07(b).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted AEC Transaction” means (a) the sale of Equity Interests in AEC to a third party for fair value, (b) the contribution of all or a portion of the assets of AEC (and any related technology and assets of the Company as the Company may determine) to an entity newly-formed for the purpose of establishing joint ownership with one or more third parties in

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exchange for Equity Interests in such newly-formed entity, (c) any sale for fair value of Equity Interests in such newly-formed entity (in one or more transactions) to any third parties pursuant to the terms of the shareholders’ agreement, joint ownership agreement or other constitutive or operative document relating to such newly-formed entity (as such agreements or documents may be amended from time to time), and/or (d) provision of additional services by the Company or a Subsidiary to such joint ownership entity (and/or a Wholly Owned Subsidiary thereof) on a basis at least sufficient to compensate the Company or such Subsidiary for its cost in providing such services (as such cost is determined in good faith by the Company or such Subsidiary); provided that after giving effect to any such sale of Equity Interests in AEC, contribution of assets of AEC or sale of Equity Interests in any such newly-formed entity, the Company shall own, directly or indirectly, not less than 70% of the equity of AEC or such newly-formed entity, as the case may be, and shall Control AEC or such newly-formed entity. For purposes of clause (c) of this definition, “fair value” at any time shall include a formula price theretofore agreed or accepted by the Company on the basis of the Company’s good faith estimate of future fair value.

“Permitted Investments” means:

(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)investments in certificates of deposit, bankers’ acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than US$500,000,000;

(d)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)shares of money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (d) above;

(f)money market mutual or similar funds offered by any Lender or Affiliate of a Lender; and

(g)investments by Albany International Tecidos Tecnicos Ltda. in the debt securities of Bradesco Empresas not to exceed US$5,000,000 in the aggregate at any time;

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provided that, in the case of any investment by a Foreign Subsidiary, “Permitted Investments” shall also include: (i) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (a) through (d) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (iii) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso).

“Permitted Leverage Ratio Level” has the meaning specified in Section 6.08(a). “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, sponsored, maintained or contributed to by the Company or any ERISA Affiliate.

“Prepayment Event” means any sale, transfer or other disposition of any property or asset of the Company or any Subsidiary in respect of which the Commitments are required to be reduced pursuant to Section 6.03(m) or 6.06(c).

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent in consultation with the Company) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in consultation with the Company). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Private Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that are not Public Side Lender Representatives.

“Proceeding” means any claim, litigation, investigation, action, suit, arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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“QFC Credit Support” has the meaning specified in Section 10.20.

“Qualifying Bank” means (a) any bank as defined in the Swiss Federal Banks and Savings Institutions Act dated November 8, 1934, as amended from time to time, and (b) any Person that effectively conducts banking activities with its own infrastructure and staff as its principal purpose and which has a banking license in full force and effect issued in accordance with the banking laws in force in its jurisdiction of incorporation, or if acting through a branch, issued in accordance with the banking laws in the jurisdiction of such branch.

“Receivables” means all accounts, contract rights, chattel paper, instruments, general intangibles and other assets arising out of or in connection with the sale or lease of goods or the rendering of services.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR, 5:00 a.m., Chicago time, on the day that is two US Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is the EURIBO Rate, 11:00 a.m., Brussels time, two TARGET Days preceding the date of such setting, (c) if such Benchmark is the ~~CDO Rate, 11:00 a.m~~Term CORRA, 1:00 p.m., Toronto time, on the ~~same~~ day that is two Business Days preceding the date of such setting, (d) if such Benchmark is the Daily Simple SOFR, then four US Government Securities Business Days preceding the date of such setting and (e) if such Benchmark is none of the Term SOFR, the EURIBO Rate, the ~~CDO Rate~~Term CORRA or the Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning specified in Section 10.04.

“Regulation U” means Regulation U of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Federal Reserve Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Loans denominated in US Dollars, the Federal Reserve Board and/or the NYFRB or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (b) with respect to a Benchmark Replacement in respect of Loans denominated in Euro, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (c) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada or, in each case, any successor thereto and (d) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (i) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B)

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the administrator of such Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such Benchmark Replacement is denominated, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Adjusted Term SOFR, (b) with respect to any Term Benchmark Borrowing denominated in Euro, the EURIBO Rate, (c) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the ~~CDO Rate~~Adjusted Term CORRA and (d) if applicable pursuant to Section 2.13, with respect to any Daily Simple SOFR Borrowing, the Adjusted Daily Simple SOFR.

“Relevant Screen Rate” means (a) with respect to any Term Benchmark Borrowing denominated in US Dollars, the Term SOFR Reference Rate, (b) with respect to any Term Benchmark Borrowing denominated in Euro, the EURIBO Screen Rate and (c) with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the ~~CDO Screen Rate~~Term CORRA, as applicable.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposure and unused Commitments representing more than 50% of the Aggregate Revolving Credit Exposure and unused Commitments at such time; provided, that for purposes of this definition, (a) in determining the Global Tranche Revolving Credit Exposure of the Lender that is the Swingline Lender, the Swingline Exposure of such Lender shall be deemed to equal its Global Tranche Percentage of all outstanding Swingline Loans, adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposures of Defaulting Lenders in effect at such time, and (b) the unused Global Tranche Commitment of such Lender shall be determined in a manner consistent with the preceding clause (a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restatement Effective Date” means August 16, 2023, the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Restricted Lender” has the meaning set forth in Section 1.07.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such Equity Interests; provided that none of (a) any dividend or distribution consisting solely of common stock of the Company, (b) the payment of cash in lieu of fractional shares in connection with any such common stock dividend or distribution, (c) the acceptance of shares of common stock of the Company in payment of the exercise price of any option to acquire any such shares of common stock of the Company or (d) so long as any such transaction constitutes a non-cash

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transaction, the repurchase of Equity Interests upon the withholding of a portion of the Equity Interests granted or awarded to a current or former director, officer, employee or consultant of the Company or any Subsidiary to pay for, or in connection with the payment by the Company or such Subsidiary of, the Taxes payable by such Person upon such grant or award (or upon vesting thereof) shall constitute a Restricted Payment.

“Reuters” means Thomson Reuters Corporation, Refinitiv or, in each case, a successor thereto.

“Revolving Credit Exposure” means a Global Tranche Revolving Credit Exposure or a US Tranche Revolving Credit Exposure, as applicable.

“Revolving Loan” means any Global Tranche Revolving Loan or US Tranche Revolving Loan, as applicable.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of Sanctions that broadly prohibit dealings with or in such country, region, or territory (as of the Restatement Effective Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, any Person subject or target of any Sanctions by virtue of being (a) listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom, (b) located, organized or resident in a Sanctioned Country or (c) any Person 50% or more owned or controlled by any such Person or Persons described in the foregoing clause (a) or (b).

“Sanctions” means all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator Website” means the NYFRB Website, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

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“Subsequent Borrowings” has the meaning specified in Section 2.08(d).

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or
(b)that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. For purposes of Section 4.02(a), references to “subsidiaries” herein shall be deemed, on the date of any subsequent borrowing to finance any Acquisition, to include any Person to be acquired on such date.

“Subsidiary” means any subsidiary of the Company.

“Subsidiary Guarantee Agreement” means the Amended and Restated Guarantee Agreement dated as of the Restatement Effective Date, among the Subsidiaries party thereto and the Administrative Agent.

“Subsidiary Guarantor” means each Subsidiary that is or is required to be a party to, or each Domestic Subsidiary that is not required under the Guarantee Requirement but elects, at any time, to become a party to, the Subsidiary Guarantee Agreement, and the permitted successors and assigns of each such Person; provided that, solely for purposes of Sections 6.01,
6.03 and 6.07, any Subsidiary that has not guaranteed the Obligations of all the Borrowers hereunder will not be deemed to be a Subsidiary Guarantor.

“Supported QFC” has the meaning specified in Section 10.20.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Global Tranche Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of the Lender that is the Swingline Lender, Swingline Loans made by it and outstanding at such time to the extent that the other Global Tranche Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposures of Defaulting Lenders in effect at such time, and (b) in the case of the Lender that is the Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender and outstanding at such time to the extent that the other Global Tranche Lenders shall not have funded their participations in such Swingline Loans.

“Swingline Lender” means JPMorgan, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

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“Swiss Borrowing Subsidiary” means any Borrowing Subsidiary that is a Swiss Subsidiary.
“Swiss Federal Tax Administration” means the Swiss federal tax administration referred to in Article 34 of the Swiss Withholding Tax Act.

“Swiss Subsidiary” means any Subsidiary that is incorporated or otherwise organized under the laws of, or resident for tax purposes in, Switzerland or any political subdivision thereof.

“Swiss Ten Non-Bank Rule” means the rule that the aggregate number of Lenders under this Agreement that are Non-Qualifying Banks must not at any time exceed 10, all in accordance with the Guidelines.

“Swiss Twenty Non-Bank Rule” means the rule that the aggregate number of creditors other than Qualifying Banks of any Swiss Borrowing Subsidiary under all outstanding debts relevant for the classification as debenture (Kassenobligation) must not at any time exceed 20, all in accordance with the Guidelines.

“Swiss Withholding Tax” means the withholding tax imposed by the Swiss Federal Withholding Tax Act.

“Swiss Withholding Tax Act” means the Swiss federal act on withholding tax, of October 13, 1965, as modified from time to time (“Bundesgesetz über die Verrechnungssteuer vom 13. Oktober 1965”).

“Swiss Withholding Tax Rules” means, together, the Swiss Ten Non-Bank Rule and the Swiss Twenty Non-Bank Rule.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system (or, if such system ceases to be operative, such other system (if any) determined by the Administrative Agent (in consultation with the Company) to be a suitable replacement).

“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, assessments, fees or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark Borrowing” means a Borrowing comprised of Term Benchmark Loans.

“Term Benchmark Loan” means any Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR (other than as a result of clause (c) of the definition of “Alternate Base Rate”), the EURIBO Rate or the ~~CDO Rate~~Adjusted Term CORRA.

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“Term CORRA” means, with respect to any Term Benchmark Borrowing denominated in Canadian Dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided that if as of 1:00 p.m., Toronto time, on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc. or any successor administrator.

“Term CORRA Borrowing” means a Borrowing comprised of Term CORRA Loans.

“Term CORRA Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted Term CORRA.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term SOFR” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two US Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Borrowing” means a Borrowing comprised of Term SOFR Loans. “Term SOFR Loan” means any Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR (other than pursuant to clause (c) of the definition of “Alternate Base Rate”).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then, so long as such day is otherwise a US Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term

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SOFR Reference Rate as published in respect of the first preceding US Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding US Government Securities Business Day is not more than five US Government Securities Business Days prior to such Term SOFR Determination Day.

“Total Debt” means, at any time, without duplication, the sum of (a) all Indebtedness that is or should be reflected as a liability on a consolidated balance sheet of the Company and the Subsidiaries prepared as of such time in accordance with GAAP (with the amount thereof determined, for the avoidance of doubt, in accordance with Section 1.04) and
(b) the consideration (other than any note of a Subsidiary that serves as a conduit in a sale or financing transaction with respect to Receivables) received by the Company or any Consolidated Subsidiary from any Person (other than the Company or a Subsidiary) for Receivables sold, which Receivables remain uncollected at such time (other than delinquent Receivables sold for collection in the ordinary course of business and not as part of a financing transaction); less
(x) the sum at such time of all unrestricted cash and cash equivalents (as determined in accordance with GAAP) of the Company and the Consolidated Subsidiaries and (y) the fair market value at such time of any unrestricted Marketable Securities of the Company and the Consolidated Subsidiaries, provided that the sum deducted under clauses (x) and (y) above shall not exceed US$100,000,000 in the aggregate at any time; provided, however, that, with respect to any Non-Wholly Owned Subsidiary, the Indebtedness (other than any Indebtedness that is Guaranteed by the Company or a Wholly Owned Subsidiary) and assets thereof referred to in the foregoing clauses shall be disregarded in the calculation of “Total Debt” to the extent of any economic interest in such Non-Wholly Owned Subsidiary that is directly or indirectly owned by any Person other than the Company or a Subsidiary; provided, further, that for purposes of determining Total Debt, at any time after the definitive agreement for any Material Acquisition shall have been executed, any Acquisition Indebtedness with respect to such Material Acquisition shall, unless such Material Acquisition shall have been consummated, be disregarded.

“Tranche” means a Class of Commitments and extensions of credit thereunder. For purposes hereof, each of the following shall comprise a separate Tranche: (a) the Global Tranche Commitments, the Global Tranche Revolving Loans and participations in Letters of Credit and Swingline Loans (the “Global Tranche”) and (b) the US Tranche Commitments and the US Tranche Revolving Loans (the “US Tranche”).

“Tranche Percentage” means a Global Tranche Percentage or a US Tranche
Percentage.

“Transactions” means the execution, delivery and performance by each Loan
Party of each Loan Document to which it is to be a party, the borrowing of the Loans, the use of the proceeds thereof and the issuance and use of Letters of Credit.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR (other than solely as a result of clause (c) of the definition

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of “Alternate Base Rate”), the EURIBO Rate, the ~~CDO Rate~~Adjusted Term CORRA, the Alternate Base Rate or, if applicable pursuant to Section 2.13, the Adjusted Daily Simple SOFR.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“US Borrowing Subsidiary” means any Borrowing Subsidiary that is a Domestic
Subsidiary.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in US Dollars, such amount and (b) with respect to any amount in any currency other than US Dollars, the equivalent in US Dollars of such amount, determined by the Administrative Agent using the Exchange Rate or the LC Exchange Rate, as applicable, with respect to such currency at the time in effect. The US Dollar Equivalent at any time of the amount of any Letter of Credit, LC Disbursement or Loan denominated in any currency other than US Dollars shall be the amount most recently determined as provided in Section 1.05.

“US Dollars” or “US$” means the lawful currency of the United States of
America.

“US Government Securities Business Day” means any day except for (a) a
Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“US Special Resolution Regime” has the meaning specified in Section 10.20. “US Tax Certificate” has the meaning specified in Section 2.17(f)(ii).
“US Tranche” has the meaning specified in the definition of the term “Tranche”.

“US Tranche Borrower” means (a) the Company and (b) any Borrowing Subsidiary that has been designated as a US Tranche Borrower pursuant to Section 2.20.

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“US Tranche Commitment” means, with respect to each Lender, the commitment of such Lender to make US Tranche Revolving Loans, expressed as an amount representing the maximum amount of such Lender’s US Tranche Revolving Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to Section 2.08 or assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender’s US Tranche Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or the Accession Agreement pursuant to which such Lender shall have assumed its US Tranche Commitment, as the case may be. The aggregate amount of US Tranche Commitments on the Restatement Effective Date is US$0.

“US Tranche Lender” means a Lender with a US Tranche Commitment or a US Tranche Revolving Credit Exposure.

“US Tranche Lending Office” means, with respect to any US Tranche Lender, such office(s) as such Lender (or any Affiliate of such Lender) shall have specified from time to time as its “US Tranche Lending Office(s)” in its Administrative Questionnaire or by notice to the Company and the Administrative Agent.

“US Tranche Percentage” means, with respect to any US Tranche Lender at any time, the percentage of the aggregate US Tranche Commitments represented by such US Tranche Lender’s US Tranche Commitment at such time; provided that for purposes of Section 2.21 when a Defaulting Lender shall exist, “US Tranche Percentage” shall mean, with respect to any US Tranche Lender at any time, the percentage of the aggregate US Tranche Commitments (disregarding any Defaulting Lender’s US Tranche Commitment) represented by such Lender’s US Tranche Commitment at such time. If the US Tranche Commitments have expired or been terminated, the US Tranche Percentages shall be determined on the basis of the US Tranche Commitments most recently in effect, giving effect to any assignments and to any US Tranche Lender’s status as a Defaulting Lender at the time of determination.

“US Tranche Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate principal amount of such Lender’s outstanding US Tranche Revolving Loans.

“US Tranche Revolving Loans” means Loans made by the US Tranche Lenders pursuant to Section 2.01(b).

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Wholly Owned Subsidiary” means a Subsidiary all the Equity Interests in which, other than directors’ qualifying shares and/or other nominal amounts of Equity Interests that are required to be held by Persons under applicable law, are owned, directly or indirectly, by the Company or a Subsidiary.

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“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such term is defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means any Borrower or the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Global Tranche Revolving Loan”) or by Type (e.g., a “Term SOFR Revolving Loan”) or by Class and Type (e.g., a “Global Tranche Term SOFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Global Tranche Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Global Tranche Term SOFR Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Except as otherwise expressly provided herein and unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein (including any Loan Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), and all

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references to any statute shall be construed as referring to all rules, regulations, rulings and official interpretations promulgated or issued thereunder.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that (a) if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (b) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made,
(i) without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Accounting Standards Codification having a similar result or effect) (and related interpretations) to value any Indebtedness at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, (iii) without giving effect to any valuation of Indebtedness below its full stated principal amount as a result of the application of Accounting Standards Update 2015-03, Interest, issued by the Financial Accounting Standards Board, it being agreed that Indebtedness shall at all times be valued at the full stated principal amount thereof notwithstanding the application of such Accounting Standards Update and (iv) without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842) or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP prior to such implementation.

SECTION 1.05. Currency Translation. The Administrative Agent shall determine the US Dollar Equivalent of any Loan or Letter of Credit denominated in a currency other than US Dollars as of each applicable Exchange Rate Date, in each case using the Exchange Rate for such currency in relation to US Dollars, and each such amount shall be the US Dollar Equivalent of such Loan or Letter of Credit until the next required calculation thereof pursuant to this sentence; provided that the Administrative Agent shall in addition determine the US Dollar Equivalent of any Letter of Credit denominated in any currency other than US Dollars as provided in Sections 2.05(e) and 2.05(o). The Administrative Agent shall notify the Company and the Lenders of each calculation of the US Dollar Equivalent of each Borrowing or Letter of Credit. Notwithstanding the foregoing, for purposes of any determination under Article V, Article VI (other than Sections 6.08 and 6.09) or Section 7.01 or any determination under any

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other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than US Dollars shall be translated into US Dollars at currency exchange rates in effect on the date of such determination. For purposes of Sections 6.08 and 6.09, amounts in currencies other than US Dollars shall be translated into US Dollars at the currency exchange rates used in preparing the Company’s annual and quarterly financial statements.

SECTION 1.06. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in US Dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to any Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.07.    Blocking Regulation.    In relation to any Lender (each, a “Restricted Lender”) that is subject to the regulations referred to below, any representation, warranty or covenant set forth herein that refers to Sanctions (each, a “Specified Provision”) shall only apply for the benefit of such Restricted Lender to the extent that such Specified Provision would not result in a violation of, conflict with or liability under Council Regulation (EC) 2271/96 (or any law implementing such regulation in any member state of the European Union), Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or any similar blocking or anti-boycott law in Canada (including the Foreign Extraterritorial Measures (United States) Order, 1992 passed under the Foreign Extraterritorial Measures Act (Canada)), the United Kingdom or any other relevant jurisdiction (the “Mandatory Restrictions”). In the event of any consent or direction by Lenders in respect of any Specified Provision of which a Restricted Lender does not have the benefit due to a Mandatory Restriction, then, notwithstanding anything to the contrary in the definition of Required Lenders or Majority in Interest or otherwise in the Loan Documents, for so long as such Restricted Lender shall be subject to a Mandatory Restriction, the Commitments and the Revolving Credit Exposure of such Restricted Lender will be disregarded for the purpose of determining whether the requisite

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consent of the Lenders has been obtained or direction by the requisite Lenders has been made, it being agreed, however, that, unless, in connection with any such determination, the Administrative Agent shall have received written notice from any Lender stating that such Lender is a Restricted Lender with respect thereto, each Lender shall be presumed, in connection with such determination, not to be a Restricted Lender.

SECTION 1.08. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01. Commitments. (a) Global Tranche Commitments. Subject to the terms and conditions set forth herein, each Global Tranche Lender agrees to make Global Tranche Revolving Loans denominated in US Dollars, Euro, Canadian Dollars or other Alternative Currencies to the Global Tranche Borrowers from time to time during the Availability Period in principal amounts at any time outstanding that will not result in (i) the Aggregate Global Tranche Revolving Credit Exposure exceeding the aggregate Global Tranche Commitments, (ii) the Global Tranche Revolving Credit Exposure of any Lender exceeding its Global Tranche Commitment or (iii) the portion of the Aggregate Revolving Credit Exposure attributable to Loans made to and Letters of Credit issued for the accounts of Borrowing Subsidiaries that are Foreign Subsidiaries exceeding US$400,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Global Tranche Borrowers may borrow, prepay and reborrow Global Tranche Revolving Loans.

(b)    US Tranche Commitments. Subject to the terms and conditions set forth herein, each US Tranche Lender agrees to make US Tranche Revolving Loans denominated in US Dollars to the US Tranche Borrowers from time to time during the Availability Period in principal amounts at any time outstanding that will not result in (i) the Aggregate US Tranche Revolving Credit Exposure exceeding the aggregate US Tranche Commitments or (ii) the US Tranche Revolving Credit Exposure of any Lender exceeding its US Tranche Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the US Tranche Borrowers may borrow, prepay and reborrow US Tranche Revolving Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Global Tranche Revolving Loan shall be made as part of a Global Tranche Borrowing consisting of Global Tranche Revolving Loans of the same Type and currency made to the same Global Tranche Borrower by the Global Tranche Lenders ratably in accordance with their respective Global Tranche Commitments. Each US Tranche Revolving Loan shall be made as part of a US Tranche Borrowing consisting of US Tranche Revolving Loans of the same Type made to the same US Tranche Borrower by the US Tranche Lenders ratably in accordance with their respective US

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Tranche Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)Subject to Section 2.13, (i) each Borrowing (other than a Swingline Loan) denominated in US Dollars shall be comprised entirely of (A) Term SOFR Loans or (B) at the request of the applicable Borrower as provided herein and solely in the case of any such Borrowing by the Company or a US Borrowing Subsidiary, ABR Loans, (ii) each Borrowing denominated in Euro shall be comprised entirely of EURIBOR Loans and (iii) each Borrowing denominated in Canadian Dollars shall be comprised entirely of ~~CDOR~~Term CORRA Loans. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided (i) any such Borrowing that results from a continuation of an outstanding Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing and (ii) any such Borrowing under any Tranche may be in an aggregate amount that is equal to the entire unused balance of the Commitments of under such Tranche. At the time that each ABR Borrowing (other than a Swingline Loan) or, if applicable pursuant to Section 2.13, Daily Simple SOFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Borrowing or, if applicable pursuant to Section 2.13, a Daily Simple SOFR Borrowing under any Tranche may be in an aggregate amount that is equal to the entire unused balance of the Commitments under such Tranche or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of US$100,000 and not less than US$1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Term Benchmark Borrowings and Daily Simple SOFR Borrowings outstanding.

(d)Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Term Benchmark Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing (other than a Swingline Loan), the applicable Borrower shall deliver to the Administrative Agent a completed Borrowing Request not later than (a) in the case of a Term SOFR Borrowing, 11:00 a.m., New York City time, three US Government Securities Business Days prior to the date of the proposed Borrowing, (b) in the case of a EURIBOR Borrowing or a ~~CDOR~~Term CORRA Borrowing, 11:00 a.m., New York City time, three Business Days prior to the date of the proposed Borrowing, (c) in the case of an ABR Borrowing, 10:00 a.m., New York City time, on the date of the proposed Borrowing and (d) in the case of a Daily Simple SOFR Borrowing (if applicable pursuant to Section 2.13), 11:00 a.m., New York City time, five US Government Securities

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Business Days prior to the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall be signed by a Financial Officer of the applicable Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)the Borrower requesting such Borrowing;

(ii)the Tranche and Type of such Borrowing;

(iii)the currency and the principal amount of such Borrowing; (iv)the date of such Borrowing, which shall be a Business Day;
(v)in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)the location and number of the relevant Borrower’s account to which funds are to be disbursed or, in the case of any ABR Borrowing requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement.

If no election as to the currency of the Borrowing is specified, then the requested Borrowing shall be denominated in US Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing, if denominated in US Dollars and made to the Company or a US Borrowing Subsidiary, and, otherwise, a Term SOFR Borrowing, a EURIBOR Borrowing if denominated in Euro or a ~~CDOR~~Term CORRA Borrowing if denominated in Canadian Dollars. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the requesting Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender under the applicable Tranche of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period, the Company may request that the Swingline Lender make, and the Swingline Lender may, in its discretion, agree to make, Swingline Loans to the Company or any US Borrowing Subsidiary in US Dollars in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of the outstanding Swingline Loans exceeding US$50,000,000, (ii) the Aggregate Global Tranche Revolving Credit Exposure exceeding the aggregate Global Tranche Commitments or
(iii) the Global Tranche Revolving Credit Exposure of any Lender (including the Swingline Lender) exceeding its Global Tranche Commitment; provided that the Swingline Lender shall not make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company and the US Borrowing Subsidiaries may borrow, prepay and reborrow Swingline Loans.

(b)To request a Swingline Loan, the applicable Borrower shall deliver to the Administrative Agent a completed Borrowing Request signed by a Financial Officer on behalf of

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the applicable Borrower, not later than 12:00 noon, New York City time, on the day of such proposed Swingline Loan. Each such Borrowing Request shall be irrevocable and shall specify the Borrower requesting such Swingline Loan, the requested date (which shall be a Business Day), amount of the requested Swingline Loan and the location and number of the Borrower’s account to which funds are to be disbursed. The Administrative Agent will promptly advise the Swingline Lender of any such Borrowing Request received by it. If the Swingline Lender shall elect to make the requested Swingline Loan, it shall make such Swingline Loan proceeds available to the applicable Borrower by promptly remitting such proceeds to the account specified in the applicable Borrowing Request (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by promptly remitting to the applicable Issuing Bank) on the requested date of such Swingline Loan.

(c)The Swingline Lender may, by written notice given to the Administrative Agent on any Business Day, require each Global Tranche Lender to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Global Tranche Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Global Tranche Lender, specifying in such notice such Lender’s Global Tranche Percentage of such Swingline Loan or Loans. Each Global Tranche Lender hereby unconditionally and irrevocably agrees, upon receipt of such notice from the Administrative Agent as provided above (and in any event, if such notice is received (i) by 11:00 a.m., New York City time, on a Business Day, then no later than 4:00 p.m., New York City time, on such Business Day, and (ii) after 11:00 a.m., New York City time, on a Business Day, then no later than 9:00 a.m., New York City time, on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Global Tranche Percentage of such Swingline Loan or Loans. Each Global Tranche Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Global Tranche Lender further acknowledges and agrees that, in making any Swingline Loan, the Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrowers deemed made pursuant to Section 4.02. Each Global Tranche Lender shall comply with its obligations under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Global Tranche Lenders under this paragraph), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Global Tranche Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from or on behalf of the applicable Borrower in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Global Tranche Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their

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interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to a Loan Party for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.

SECTION 2.05.    Letters of Credit.    (a)    General.    Subject to the terms and conditions set forth herein, any Borrower may request the issuance, amendment or extension of Letters of Credit by any Issuing Bank for its own account or the account of any Subsidiary (provided that the Company shall be a co-applicant and co-obligor with respect to each Letter of Credit issued for the account of any Subsidiary that is not a Borrower and, in the case of any such Subsidiary that is a Foreign Subsidiary, the jurisdiction of organization thereof shall be reasonably acceptable to the applicable Issuing Bank), in a form reasonably acceptable to the applicable Issuing Bank, at any time and from time to time not fewer than five Business Days before the end of the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by any Borrower or any Subsidiary to, or entered into by any Borrower or any Subsidiary with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Existing Letters of Credit will, for all purposes of this Agreement (including paragraphs (d) and (e) of this Section), be deemed to have been issued hereunder and will, for all purposes of this Agreement, constitute Letters of Credit. Notwithstanding anything herein to the contrary, (i) no Issuing Bank shall be required to issue, amend or extend any Letter of Credit the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country except to the extent permissible for a Person required to comply with Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement and (ii) no Issuing Bank shall be required to issue, amend or extend any Letter of Credit if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing, amending or extending such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Restatement Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and which such Issuing Bank in good faith deems material to it or (B) the issuance, amendment or extension of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

(b)Notice of Issuance, Amendment, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment or extension of an outstanding Letter of Credit (other than an automatic extension permitted pursuant to paragraph (c) of this Section)), the applicable Borrower shall deliver to the applicable Issuing Bank and the Administrative Agent (by no later than 1:00 p.m., New York City time, at least four Business Days prior to the requested date of issuance, amendment or extension, or such other period as

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may be agreed upon by the applicable Borrower, the Administrative Agent and the applicable Issuing Bank) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended or extended, and specifying the date of issuance, amendment or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency in which such Letter of Credit is to be denominated (which shall be US Dollars, Euro, Canadian Dollars or another currency approved by the applicable Issuing Bank that satisfies the requirements of clauses (a) and (b) of the definition of the term “Alternative Currency”), the name and address of the beneficiary thereof and such other information as shall be necessary to enable the applicable Issuing Bank to prepare, amend or extend such Letter of Credit. If requested by such Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended or extended only if (and upon issuance, amendment or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment or extension (i) the LC Exposure shall not exceed US$75,000,000, and the portion of the LC Exposure attributable to Letters of Credit issued by any Issuing Bank shall not, unless otherwise agreed in writing by such Issuing Bank, exceed the LC Commitment of such Issuing Bank, (ii) the Aggregate Global Tranche Credit Revolving Exposures shall not exceed the aggregate Global Tranche Commitments, (iii) the Global Tranche Revolving Credit Exposure of any Global Tranche Lender shall not exceed its Global Tranche Commitment and (iv) the portion of the Aggregate Revolving Credit Exposure attributable to Loans made to and Letters of Credit issued for the accounts of Borrowing Subsidiaries that are Foreign Subsidiaries shall not exceed US$400,000,000.

(c)Expiration Date. Each Letter of Credit will expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, one year after such extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided that any Letter of Credit may contain customary automatic extension provisions agreed upon by the applicable Borrower and the applicable Issuing Bank pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Bank to prevent any such extension from occurring by giving notice to the beneficiary thereof at least 30 days (or such longer period specified in the applicable Letter of Credit) in advance of any such extension.

(d)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Global Tranche Lenders, such Issuing Bank hereby grants to each Global Tranche Lender, and each Global Tranche Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Global Tranche Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Global Tranche Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Global Tranche Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment in respect of an LC

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Disbursement required to be refunded to a Borrower for any reason, including after the Maturity Date. Any such payment by the Global Tranche Lenders shall be made (i) if the currency of the applicable LC Disbursement or reimbursement payment shall be US Dollars or, subject to paragraph (o) of this Section, Euro, Canadian Dollars or another Alternative Currency, then in the currency of such LC Disbursement or reimbursement payment and (ii) if the currency of the applicable LC Disbursement or reimbursement payment shall be a currency other than US Dollars, Euro, Canadian Dollars or another Alternative Currency, then in US Dollars in an amount equal to the US Dollar Equivalent of such LC Disbursement or reimbursement payment, calculated by the Administrative Agent using the LC Exchange Rate on the applicable LC Participation Calculation Date. Each Global Tranche Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit and to make payments in respect of such acquired participations are absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit, the occurrence and continuance of a Default, any reduction or termination of the Global Tranche Commitments, any fluctuation in currency values or any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the expiration thereof or of the Global Tranche Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Global Tranche Lender further acknowledges and agrees that, in issuing, amending or extending any Letter of Credit, the applicable Issuing Bank shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrowers deemed made pursuant to Section 4.02.

(e)Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that such Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is denominated in US Dollars and is not less than US$1,000,000, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, such Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline Loan. If the applicable Borrower fails to make any such reimbursement payment when due, (A) if such payment relates to a Letter of Credit denominated in a currency other than US Dollars, Euro, Canadian Dollars or another Alternative Currency, automatically and with no further action required, the obligation of such Borrower to reimburse the applicable LC Disbursement shall be permanently converted into an obligation to reimburse the US Dollar Equivalent, calculated by the Administrative Agent using the LC Exchange Rate on the applicable LC Participation

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Calculation Date, of such LC Disbursement and (B) in the case of each LC Disbursement, the applicable Issuing Bank shall notify the Administrative Agent, whereupon the Administrative Agent shall notify each Global Tranche Lender of the applicable LC Disbursement, the amount and currency of the payment then due from such Borrower in respect thereof and such Lender’s Global Tranche Percentage thereof. Promptly following receipt of such notice (and, in any event, no later than the immediately following Business Day), each Global Tranche Lender shall pay to the Administrative Agent, in the applicable currency, its Global Tranche Percentage of the applicable LC Disbursement payment then due from such Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders pursuant to this paragraph), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from a Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Global Tranche Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

(f)Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision herein or therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any force majeure or other event that under any rule of law or uniform practices to which any Letter of Credit is subject (including Section 3.14 of ISP 98 or any successor publication of the International Chamber of Commerce) permits a drawing to be made under such Letter of Credit after the stated expiration date thereof or of the Global Tranche Commitments or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to a Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of

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which are hereby waived by each Borrower to the fullest extent permitted by applicable law) suffered by such Borrower that are caused by (i) such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or (ii) such Issuing Bank’s breach of its obligation to issue a Letter of Credit pursuant to this Section. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)Disbursement Procedures. The applicable Issuing Bank shall, within the time allowed by applicable law or the specific terms of the applicable Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly after such examination notify the Administrative Agent and the applicable Borrower by telephone (confirmed by email) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such Issuing Bank and the Global Tranche Lenders with respect to any such LC Disbursement.

(h)Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the applicable Borrower reimburses such LC Disbursement, (i) in the case of any LC Disbursement denominated in US Dollars, and at all times following the conversion to US Dollars of an LC Disbursement made in another currency pursuant to paragraph (e) or (o) of this Section, at the rate per annum then applicable to ABR Revolving Loans and (ii) if such LC Disbursement is made in a currency other than US Dollars, at all times prior to any conversion to US Dollars pursuant to paragraph (e) or (o) of this Section, at a rate equal to the applicable Foreign Currency Overnight Rate plus the Applicable Rate applicable to Term SOFR Revolving Loans at such time; provided that, if the applicable Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(f) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank (except that interest accrued on and after the date of payment by any Global Tranche Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be paid to the Administrative Agent for the account of such Lender pro rata to the extent of such payment), and shall be payable on demand or, if no demand has been made, on the date on which the applicable Borrower reimburses the applicable LC Disbursement in full.

(i)Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the

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Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposures representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, each Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders and the Issuing Banks, an amount in cash equal to the portion of the LC Exposure attributable to Letters of Credit issued for the account of such Borrower as of such date plus any accrued and unpaid interest thereon; provided that (i) amounts payable in respect of any Letter of Credit or LC Disbursement shall be payable in the currency of such Letter of Credit or LC Disbursement, except that if the applicable Borrower’s reimbursement obligations in respect of such Letter of Credit or LC Disbursement have been converted to obligations in US Dollars as provided in paragraph (e) or (o) of this Section, then amounts payable in respect of such Letter of Credit or LC Disbursement and interest accrued thereon shall be payable in US Dollars and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII. The Borrowers shall also deposit cash collateral in accordance with this paragraph as and to the extent required by Section 2.21. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations, and the applicable Borrower hereby creates in favor of the Administrative Agent a security interest in each such deposit to secure such Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed, together with related fees, costs and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing more than 50% of the total LC Exposure and, in the case of any such application at a time when any Global Tranche Lender is a Defaulting Lender (but only if, after giving effect thereto, the remaining cash collateral shall be less than the aggregate LC Exposure of all the Defaulting Lenders), the consent of each Issuing Bank), be applied to satisfy other obligations of the Borrowers under this Agreement. If a Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived.

(j)Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank, which shall become an Issuing Bank hereunder in accordance with paragraph (k) of this Section. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing

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Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement (including the right to receive fees under Section 2.11(c)), but shall not be required to issue additional Letters of Credit or to amend or extend any existing Letter of Credit.

(k)Designation of Additional Issuing Banks. From time to time, the Company may by notice to the Administrative Agent and the Lenders designate as additional Issuing Banks one or more Lenders that agree to serve in such capacity as provided below. The acceptance by a Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an Issuing Bank Agreement, which shall set forth the LC Commitment of such Lender and be executed by such Lender, the Company and the Administrative Agent and, from and after the effective date of such agreement, (i) such Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to include such Lender in its capacity as an Issuing Bank. The Issuing Bank Agreement of any Issuing Bank may limit the currencies in which and the Borrowers for the accounts of which such Issuing Bank will issue Letters of Credit, and any such limitations will, as to such Issuing Bank, be deemed to be incorporated in this Agreement.

(l)Issuing Bank Reports. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent such information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m)LC Exposure Determination. For all purposes of this Agreement, (i) the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases (other than any such increase consisting of the reinstatement of an amount previously drawn thereunder and reimbursed), whether or not such maximum stated amount is in effect at the time of determination, and (ii) if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the ISP or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the applicable Borrower and each Global Tranche Lender hereunder shall remain in full force and effect until the Issuing Banks and the Global Tranche Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

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(n)Letters of Credit Issued for Account of Others. Notwithstanding that a Letter of Credit (including any Existing Letter of Credit) issued or outstanding hereunder supports any obligations of, or is for the account of, any Subsidiary of the Company (except where such Subsidiary itself is a Borrower), or states that any such Subsidiary is the “account party”, “applicant”, “customer”, “instructing party” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (i) shall reimburse, indemnify and compensate the applicable Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all LC Disbursements thereunder, the payment of interest thereon and the payment of fees due under Section 2.11(b)) as if such Letter of Credit had been issued solely for the account of the Company and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for its Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of its Subsidiaries.

(o)Conversion. In the event that the Loans become immediately due and payable on any date pursuant to Article VII, all amounts (i) that any Borrower is at the time or becomes thereafter required to reimburse or otherwise pay to the Administrative Agent in respect of LC Disbursements made under any Letter of Credit denominated in any currency other than US Dollars (other than amounts in respect of which the Borrowers have deposited cash collateral, if such cash collateral was deposited in the applicable currency), (ii) that the Global Tranche Lenders are at the time or become thereafter required to pay to the Administrative Agent (and the Administrative Agent is at the time or becomes thereafter required to distribute to the applicable Issuing Bank) pursuant to paragraph (e) of this Section in respect of unreimbursed LC Disbursements made under any Letter of Credit denominated in any currency other than US Dollars and (iii) of each Global Tranche Lender’s participation in any Letter of Credit denominated in any currency other than US Dollars under which an LC Disbursement has been made shall, automatically and with no further action required, be converted into the US Dollar Equivalent, calculated using the LC Exchange Rate on such date (or in the case of any LC Disbursement made after such date, on the date such LC Disbursement is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, any Issuing Bank or any Global Tranche Lender in respect of the obligations described in this paragraph shall accrue and be payable in US Dollars at the rates otherwise applicable hereunder.

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by no later than 1:00 p.m., New York City time, to the account of the Administrative Agent (or one of its Affiliates) most recently designated by the Administrative Agent for such purpose by notice to the applicable Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loan proceeds available to the applicable Borrower by promptly remitting the amounts so received, in like funds, to the account specified in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC

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Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount in the required currency. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the Overnight Rate, or (ii) in the case of a payment to be made by such Borrower, the interest rate applicable to the subject Loan. If the applicable Lender and the applicable Borrower shall both pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If the applicable Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any such payment by any Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in the applicable Borrowing Request or as otherwise provided in Section 2.03. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement. The applicable Borrower may elect different options with respect to different portions of the applicable affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b)To make an election pursuant to this Section, the applicable Borrower shall deliver to the Administrative Agent a completed Interest Election Request by the time and date that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each Interest Election Request shall be irrevocable and shall be signed by a Financial Officer of the applicable Borrower. Notwithstanding any other provision of this Section, a Borrower shall not be permitted to (i) change the currency of any Borrowing, (ii) to elect an Interest Period for Term Benchmark Loans that does not comply with Section 2.02(d) or

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(iii) to convert any Borrowing into a Type not available for Borrowings in the applicable currency.

(c)Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)the Type of the resulting Borrowing; and

(iv)if the resulting Borrowing is to be a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If by any Interest Election Request a Borrower requests a Term Benchmark Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, (i) in the case of a Term SOFR Borrowing made to the Company or a US Borrowing Subsidiary and denominated in US Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of any other Borrowing and subject to Section 2.13, such Borrowing shall continue as a Borrowing of the applicable Type with an Interest Period of one month’s duration.

(f)Notwithstanding any contrary provision hereof, if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing with respect to any Borrower, or if any other Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in US Dollars to the Company or a US Borrowing Subsidiary may be converted to or continued as a Term SOFR Borrowing, (ii) unless repaid, each Term SOFR Borrowing denominated in US Dollars to the Company or a US Borrowing Subsidiary shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid and subject to Section 2.13, each other Term Benchmark Borrowing shall be continued at the end of the Interest Period applicable thereto as a

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Borrowing of the applicable Type with an Interest Period of one month’s duration. The foregoing is without prejudice to the other rights and remedies available hereunder upon an Event of Default.

SECTION 2.08.    Termination, Reduction and Increase of Commitments.
(a)Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)The Company may at any time, without premium or penalty, terminate, or from time to time reduce, the Commitments under any Tranche; provided that (i) each such reduction of the Commitments under any Tranche shall be in an amount that is not less than the Borrowing Minimum and an integral multiple of the Borrowing Multiple, in each case for Borrowings denominated in US Dollars and (ii) the Company shall not terminate or reduce the Commitments under any Tranche if after giving effect to such termination or reduction and to any concurrent payment or prepayment of Loans or LC Disbursements in accordance with Section 2.10, (A) the Aggregate Revolving Credit Exposure under either the US Tranche or the Global Tranche would exceed the aggregate amount of the Commitments under such Tranche,
(B)the Revolving Credit Exposure under either the US Tranche or the Global Tranche of any Lender would exceed its Commitment under such Tranche or (C) the Aggregate Revolving Credit Exposure would exceed the aggregate Commitments.

(c)The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under any Tranche under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments under any Tranche may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked or extended by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments under any Tranche shall be permanent. Each reduction of the Commitments under any Tranche shall be made ratably among the applicable Lenders in accordance with their Commitments under such Tranche.

(d)(i) The Company may at any time and from time to time, by written notice to the Administrative Agent (which shall deliver a copy thereof to the applicable Lenders) executed by the Company and one or more Persons that are Eligible Assignees (any such Person being called an “Increasing Lender”), which may include any Lender, cause Global Tranche Commitments or US Tranche Commitments to be extended by the Increasing Lenders (or cause the Global Tranche Commitments or US Tranche Commitments of the Increasing Lenders to be increased, as the case may be) in an amount for each Increasing Lender (which shall not be less than US$5,000,000) set forth in such notice; provided, that (A) the new Commitments and increases in existing Commitments pursuant to this paragraph, in each case, after the Restatement Effective Date, shall not be greater than US$400,000,000 in the aggregate and shall not be less than US$10,000,000 (or any portion of such US$400,000,000 aggregate amount remaining unused) for any such increase, (B) each Increasing Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent, each Issuing Bank and

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the Swingline Lender (which approval shall not be unreasonably withheld) and (ii) each Increasing Lender, if not already a Lender hereunder, shall become a party to this Agreement by completing and delivering to the Administrative Agent a duly executed accession agreement in a form satisfactory to the Administrative Agent and the Company (an “Accession Agreement”). New Commitments and increases in Commitments shall become effective on the date specified in the applicable notices delivered pursuant to this paragraph. Upon the effectiveness of any Accession Agreement to which any Increasing Lender is a party, such Increasing Lender shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Lender hereunder and subject to all obligations of a Lender hereunder.

(ii)On the effective date (the “Increase Effective Date”) of any increase in the Commitments under any Tranche pursuant to paragraph (d)(i) above (a “Commitment Increase”), (A) the aggregate principal amount of the Borrowings of such Tranche outstanding (the “Initial Borrowings”) immediately prior to the Commitment Increase on the Increase Effective Date shall be deemed to be paid; (B) each Increasing Lender that shall have had a Commitment under such Tranche prior to the Commitment Increase shall pay to the Administrative Agent in same day funds (in the applicable currencies), an amount equal to the difference between (x) the product of (1) such Lender’s applicable Tranche Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of each Subsequent Borrowing (as hereinafter defined) and
(y) the product of (1) such Lender’s applicable Tranche Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of each Initial Borrowing; (C) each Increasing Lender that shall not have had a Commitment under such Tranche prior to the Commitment Increase shall pay to the Administrative Agent in same day funds (in the applicable currencies) an amount equal to the product of (1) such Increasing Lender’s applicable Tranche Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of each Subsequent Borrowing;
(D)after the Administrative Agent receives the funds specified in clauses (B) and (C) above, the Administrative Agent shall pay to each Lender (in the applicable currencies) the portion of such funds that is equal to the difference between (x) the product of
(1)such Lender’s applicable Tranche Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of each Initial Borrowing, and
(y) the product of (1) such Lender’s applicable Tranche Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of each Subsequent Borrowing; (E) after the effectiveness of the Commitment Increase, the applicable Borrower shall be deemed to have made new Borrowings (the “Subsequent Borrowings”) in amounts (in the currencies of the Initial Borrowings) equal to the amounts of the Initial Borrowings and of the Types and for the Interest Periods specified in a Borrowing Request delivered to the Administrative Agent in accordance with Section 2.03; (F) each Lender shall be deemed to hold its applicable Tranche Percentage of each Subsequent Borrowing (each calculated after giving effect to the Commitment Increase); and (G) the Borrowers shall pay each Lender any and all accrued but unpaid interest on its Loans comprising the Initial Borrowings. The deemed payments made pursuant to clause (i) above shall be subject to compensation by the applicable Borrower pursuant to the provisions of Section 2.16 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto.

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(iii)Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) or additions of a new Lender shall become effective under this paragraph (d) unless (A) on the effective date of such increase, the conditions set forth in Section 4.02(a) and 4.02(b) shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase or addition) and (B) the Administrative Agent shall have received a certificate to that effect dated such date and executed by the President, Vice President or a Financial Officer of the Company (with sufficient copies for each of the Lenders) together with documents consistent with those delivered on the Restatement Effective Date under Sections 4.01(b), 4.01(c) and 4.01(f), giving effect to such increase or addition.

SECTION 2.09. Repayment of Loans; Evidence of Debt.
(a)Each Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the accounts of the applicable Lenders the then unpaid principal amount of each Revolving Loan made to such Borrower on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to such Borrower on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th day or the last day of a calendar month and that is at least two Business Days after the day on which such Swingline Loan is made; provided that on each date on which a Revolving Borrowing denominated in US Dollars is made to a Borrower that shall have borrowed Swingline Loans, such Borrower shall repay all Swingline Loans then outstanding to it.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)The Administrative Agent shall maintain accounts in which it shall record
(i) the amount of each Loan made hereunder, the Class and Type of each such Loan and, in the case of any Term Benchmark Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders or any of them and each Lender’s share thereof. The information contained in such accounts will be made available to the Company at reasonable times and upon reasonable request.

(d)The entries made in the accounts maintained pursuant to paragraph (b) or
(c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it to any Borrower be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Company and the Administrative Agent. Thereafter, the Loans evidenced by such

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promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or to such payee and its registered assigns).

SECTION 2.10. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to Section 2.16 (but otherwise without premium or penalty) and the requirements of this Section.

(b)If the Aggregate Revolving Credit Exposure under any Tranche shall exceed the aggregate Commitments under such Tranche, then (i) on the last day of any Interest Period for any Term Benchmark Borrowing under such Tranche and (ii) on each other date on which any ABR Borrowing, any Daily Simple SOFR Borrowing or any Swingline Loan shall be outstanding under such Tranche, the applicable Borrowers shall prepay Loans under such Tranche in an aggregate amount equal to the lesser of (A) the amount necessary to eliminate such excess and (B) the amount of such Borrowing. If the Aggregate Revolving Credit Exposure under any Tranche on the last day of any month shall exceed 105% of the aggregate Commitments under such Tranche, then the applicable Borrowers shall, within three Business Days of such last day, prepay one or more Borrowings under such Tranche in an aggregate principal amount sufficient to eliminate such excess.

(c)On the date of any Prepayment Event, the Company shall pay or prepay (or shall cause a Borrowing Subsidiary to pay or prepay) Borrowings in an amount equal to the lesser of (i) 75% of the Net Proceeds of such Prepayment Event and (ii) the excess of (A) the Aggregate Revolving Credit Exposure immediately following such Prepayment Event over
(B) the aggregate Commitments after giving effect to the reduction of the Commitments required pursuant to Section 6.03(m) or 6.06(c) in respect of such Prepayment Event.

(d)On the date of any termination or reduction of the Commitments under either Tranche pursuant to Section 2.08, the Company shall pay or prepay (or shall cause a Borrowing Subsidiary to pay or prepay) the Borrowings under such Tranche as shall be necessary in order that the Aggregate Revolving Credit Exposure under such Tranche shall not exceed the aggregate Commitments under such Tranche after giving effect to such termination or reduction.

(e)Prior to any optional or mandatory prepayment of Borrowings hereunder, the applicable Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section.

(f)The applicable Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) of any prepayment of a Borrowing hereunder not later than (i) in the case of a Term SOFR Borrowing, 11:00 a.m., New York City time, three US Government Securities Business Days prior to the date of such prepayment, (ii) in the case of a EURIBOR Borrowing or a ~~CDOR~~Term CORRA Borrowing, 11:00 a.m., New York City time, three Business Days prior to the date of such prepayment,
(iii)in the case of a Daily Simple SOFR Borrowing, 11:00 a.m., New York City time, five Business Days prior to the date of such prepayment and (iv) in the case of an ABR Borrowing (including a Swingline Loan), 12:00 noon, New York City time, on the date of prepayment. Each

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such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of a prepayment pursuant to paragraph (b) or (c) of this Section of any Borrowing may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the applicable Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type and in the same currency as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11. Fees. (a) The Borrowers agree to pay to the Administrative Agent, in US Dollars, for the account of each Lender, a commitment fee (a “Commitment Fee”), which shall accrue at the Applicable Rate on the daily unused amount of each Commitment of such Lender, in each case during the period from and including the Restatement Effective Date to but excluding the date on which such Commitment terminates. Commitment Fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the 15th Business Day following such last day, commencing with the first such date to occur after the Restatement Effective Date, and, with respect to the Commitment Fees accrued on Commitments under any Tranche, on the date on which the Commitments under such Tranche shall terminate. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees, a Global Tranche Commitment of a Lender shall be deemed to be used to the extent of the outstanding Global Tranche Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b)The Company agrees to pay (or cause the applicable Borrowing Subsidiary to pay) (i) to the Administrative Agent, for the account of each Global Tranche Lender, a participation fee (an “LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used in determining the interest rate applicable to Term SOFR Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date on which such Lender’s Global Tranche Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank, a fronting fee (an “LC Fronting Fee”), which shall accrue at the rate of 0.125% per annum on the daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Restatement Effective Date to but excluding the later of the date of termination of the Global Tranche Commitments and the date on which there ceases to be any such LC Exposure attributable to such Letters of Credit, as well as such Issuing Bank’s standard fees (“Issuing Bank Fees”) with respect to the issuance, amendment or extension of any Letter of Credit or processing of drawings thereunder. LC Participation Fees and LC Fronting Fees accrued through and including the last day of March, June, September and December of each year shall be

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payable on the 15th Business Day following such last day, commencing on the first such date to occur after the Restatement Effective Date; provided that all such fees not so paid shall be payable on the date on which the Global Tranche Commitments terminate and any such fees accruing after the date on which the Global Tranche Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All LC Participation Fees and LC Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Company and the Administrative Agent.

(d)The Borrowers agree to pay, through the Administrative Agent, upfront fees in the amounts heretofore communicated to the Lenders by the Company and the Administrative Agent.

(e)All fees payable hereunder shall be paid on the dates on which due, in immediately available funds, to the Administrative Agent or to any Issuing Bank (in the case of fees payable to it) for distribution, in the case of Commitment Fees, LC Participation Fees and upfront fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances. The parties hereto agree that each fee payable under paragraph (a), (c) or (d) of this Section shall be payable (i) 93% by the Company, (ii) 5% by AIH, (iii) 1% by AIE, and
(iv)1% by AIC, it being agreed that such allocation shall not reduce the rights of the Administrative Agent or the Lenders under Article IX in respect of amounts payable by such Borrowing Subsidiaries.

SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)The Loans comprising each Term SOFR Borrowing shall bear interest at the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)The Loans comprising each EURIBOR Borrowing shall bear interest at the EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(d)The Loans comprising each ~~CDOR~~Term CORRA Borrowing shall bear interest at the ~~CDO Rate~~Adjusted Term CORRA for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(e)The Loans comprising each Daily Simple SOFR Borrowing, if applicable pursuant to Section 2.13, shall bear interest at the Adjusted Daily Simple SOFR plus the Applicable Rate.

(f)Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at

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stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, to the fullest extent permitted by applicable law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(g)Accrued interest on each Loan under any Tranche shall be payable in arrears on each Interest Payment Date for such Loan and upon the termination of the Commitments under such Tranche; provided that (i) interest accrued pursuant to paragraph (f) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. All interest shall be payable in the currency in which the applicable Loan is denominated.

(h)All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) interest on ~~CDOR~~Term CORRA Borrowings shall be computed on the basis of a year of 365 days (or 366 days in a leap year). Interest on all Borrowings and other amounts accruing interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted Term SOFR, EURIBO Rate, ~~CDO Rate~~the Adjusted Term CORRA or, if applicable pursuant to Section 2.13, Adjusted Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. For purposes of the Interest Act (Canada), whenever any interest is computed using a rate based on a year of 360 days, such rate determined pursuant to such computation, when expressed as an annual rate, is equivalent to (A) the applicable rate based on a year of 360 days multiplied by (B) the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends; and divided by (C) 360.

(i)The rates of interest provided for in this Agreement, insofar as they relate to Global Tranche Revolving Loans made to or LC Disbursements under Letters of Credit issued for the account of the Swiss Borrowing Subsidiaries, are minimum interest rates. When entering into this Agreement, the parties have assumed that the interest payable by the Swiss Borrowing Subsidiaries at the rates set out in this Section or in other Sections of this Agreement is not and will not become subject to the Swiss Withholding Tax. Notwithstanding that the parties hereto do not anticipate that any payment of interest will be subject to the Swiss Withholding Tax, such parties agree that, in the event that (i) the Swiss Withholding Tax shall be imposed on interest payments by any Swiss Borrowing Subsidiary and (ii) such Swiss Borrowing Subsidiary is unable, by reason of the Swiss Withholding Tax Act, to comply with Section 2.17, the interest rate on Loans to and LC Disbursements for the account of such Swiss Borrowing Subsidiary shall, subject to paragraph (j) of this Section, be increased in such a way that the amount of interest effectively paid to each Lender or Issuing Bank is in an amount which (after making any

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deduction of the Non-Refundable Portion of the Swiss Withholding Tax) equals the amount of such interest that would have been due had no deduction of the Swiss Withholding Tax been required. For the purposes of this Section, “Non-Refundable Portion” shall mean Swiss Withholding Tax at the standard rate (being, as at the date hereof, 35%) unless a tax ruling issued by the Swiss Federal Tax Administration confirms that, in relation to a specific Lender based on an applicable double tax treaty, the Non-Refundable Portion is a specified lower rate (or no withholding tax is imposed), in which case such lower rate (or zero rate) shall be applied in relation to such Lender. To the extent that interest payable by a Swiss Borrowing Subsidiary under this Agreement or any other Loan Document becomes subject to Swiss Withholding Tax, each specific Lender and the specific Swiss Borrowing Subsidiary shall promptly co-operate in a commercially reasonable manner in completing any procedural formalities (including submitting forms and documents required by the appropriate Tax authority) to the extent possible and necessary for the specific Swiss Borrowing Subsidiary to obtain the tax ruling from Swiss Federal Tax Administration.

(j)No Swiss Borrowing Subsidiary shall be required to pay any additional amount to a Lender pursuant to paragraph (i) above to compensate such Lender for any Swiss Withholding Tax that, as to such Lender, is an Excluded Tax by reason of subclause (c)(ii) of the definition of such term.

SECTION 2.13.    Alternate Rate of Interest. (a) Subject to Section 2.13(b), if:

(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR, the EURIBO Rate or the ~~CDO Rate~~Adjusted Term CORRA, as the case may be (including because the Relevant Screen Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple SOFR; or

(ii)the Administrative Agent is advised by the Required Lenders (or a Majority in Interest of the Lenders that would make Loans as part of such Borrowing) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that the Adjusted Term SOFR, the EURIBO Rate or the ~~CDO Rate~~Adjusted Term CORRA, as the case may be, for the applicable currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Term Benchmark Borrowing for such Interest Period or (B) at any time, that the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in any Daily Simple SOFR Borrowing;

then the Administrative Agent shall give notice thereof to the Company and the applicable Lenders by telephone or email as promptly as practicable thereafter and until (x) the Administrative Agent notifies the Company and the applicable Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark (it being agreed that the Administrative Agent will so notify the Company promptly after it becomes aware that

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such circumstances no longer exist) and (y) the applicable Borrower (or the Company on its behalf) delivers a new Interest Election Request in accordance with Section 2.07 or a new Borrowing Request in accordance with Section 2.03, (A) in the case of Loans denominated in US Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, an affected Term Benchmark Borrowing and any Borrowing Request that requests an affected Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (1) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or 2.13(a)(ii) or (2) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.13(a)(i) or 2.13(a)(ii) and (B) in the case of Loans denominated in an Alternative Currency, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, an affected Term Benchmark Borrowing and any Borrowing Request that requests an affected Term Benchmark Borrowing for the relevant Benchmark shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowing, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or Daily Simple SOFR Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or Daily Simple SOFR Loan, then until (x) the Administrative Agent notifies the Company and the applicable Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the applicable Borrower delivers a new Interest Election Request in accordance with Section 2.07 or a new Borrowing Request in accordance with Section 2.03, (A) in the case of Loans denominated in US Dollars, (1) any affected Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.13(a)(i) or 2.13(a)(ii) or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.13(a)(i) or 2.13(a)(ii) on such day and (2) any affected Daily Simple SOFR Loan shall, on such date, convert to, and shall constitute, an ABR Loan and (B) in the case of Loans denominated in an Alternative Currency, any affected Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate, if denominated in Euro, or the Canadian Prime Rate, if denominated in Canadian Dollars, in each case, plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate or the Canadian Prime Rate, as the case may be, cannot be determined, any such affected Term Benchmark Loans shall be prepaid in full by the applicable Borrower on the day that the Company receives notice thereof from the Administrative Agent. Interest on any CBR Loan shall be payable, and principal of any CBR Loan shall be payable or prepayable, in each case, as would be applicable to the Loan that was converted into such CBR Loan.

(b) (i) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of the term “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings

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without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of the term “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)The Administrative Agent will promptly notify the Company and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.13(b)(iv) and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13.

(iv)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR, the EURIBO Rate or the ~~CDO Rate~~Term CORRA) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of the term “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either
(1)is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then

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the Administrative Agent may modify the definition of the term “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower may revoke any request for borrowing of, conversion to or continuation of a Term Benchmark Borrowing to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (A) the applicable Borrower will be deemed to have converted any request for an affected Term Benchmark Borrowing denominated in US Dollars into a request for a borrowing of or conversion to (1) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Borrowing if the Adjusted Daily Simple SOFR is also the subject of a Benchmark Transition Event or (B) any request for any affected Term Benchmark Borrowing denominated in an Alternative Currency shall be ineffective. Furthermore, if any Term Benchmark Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.13(b), (A) in the case of Loans denominated in US Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan convert to, and shall constitute, (1) a Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event and (B) in the case of Loans denominated in an Alternative Currency, any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, a CBR Loan that bears interest at the Central Bank Rate, if denominated in Euro, or the Canadian Prime Rate, if denominated in Canadian Dollars, in each case, plus the CBR Spread; provided that if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate or the Canadian Prime Rate, as the case may be, cannot be determined, any such affected Loan shall be prepaid in full by the applicable Borrower on the day that the Company receives notice thereof from the Administrative Agent. Interest on any CBR Loan shall be payable, and principal of any CBR Loan shall be payable or prepayable, in each case, as would be applicable to the Loan that was converted into such CBR Loan. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Alternate Base Rate or Canadian Prime Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, shall be disregarded.

SECTION 2.14.    Increased Costs. (a) If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge, liquidity or similar requirement against assets of, deposits with or for the account of or credit extended by, any Lender or any Issuing Bank;

(ii)subject the Administrative Agent, any Lender or any Issuing Bank to any Taxes (other than Indemnified Taxes, which shall be governed by Section 2.17, and

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Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender, any Issuing Bank or the applicable interbank market any other condition (other than Taxes) affecting this Agreement or any Loans made by such Lender or any Letter of Credit or participations therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or the Administrative Agent hereunder (whether of principal, interest or otherwise), then the Company will (or cause a Borrowing Subsidiary to) pay to such Lender, such Issuing Bank or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(b)If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or any Commitment of, the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will (or cause a Borrowing Subsidiary to) pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)If the cost to any Lender of making or maintaining any Loan to, or participating in any Letter of Credit issued for the account of, or of any Issuing Bank of issuing or maintaining any Letter of Credit issued for the account of, a Borrowing Subsidiary is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) or any Issuing Bank is reduced) by an amount deemed in good faith by such Lender or such Issuing Bank to be material, by reason of the fact that such Borrowing Subsidiary is incorporated in, has its principal place of business in, or borrows from, a jurisdiction outside the United States, such Lender or such Issuing Bank shall provide prompt notice thereof to the Company and such Borrowing Subsidiary shall indemnify such Lender or such Issuing Bank for such increased cost or reduction within 10 days after demand by such Lender or such Issuing Bank (with a copy to the Administrative Agent); provided that failure by such Lender or such Issuing Bank to provide prompt notice pursuant to this paragraph will not impair its rights to indemnification under this paragraph (except, and only to the extent, such Borrowing Subsidiary suffers an actual loss by the failure to provide such notice within 90 days from the incurrence of such increased cost). A certificate of such Lender or such Issuing Bank claiming compensation

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under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.

(d)A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay or cause the applicable Borrower to pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(e)Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the applicable Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(f)Notwithstanding any other provision of this Section, no Lender shall demand compensation for any increased cost or reduction pursuant to this Section if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other comparable financing agreements.

SECTION 2.15. Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Term Benchmark Loans (whether denominated in US Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Adjusted Term SOFR, the EURIBO Rate or the ~~CDO Rate~~Adjusted Term CORRA, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (a) any obligation of such Lender to make or continue Term Benchmark Loans in the affected currency or currencies or, in the case of Loans denominated in US Dollars, to convert ABR Loans to Term Benchmark Loans, shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate, the interest rate on ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice by the Company, (x) the applicable Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in US Dollars, convert all such Term Benchmark Loans of such Lender to ABR Loans (the interest rate

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on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether any such notice may be revoked under Section 2.10(f) and is revoked in accordance therewith) or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19(b), then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of any Term Benchmark Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender in good faith to be the excess, if any, of
(i)the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Term SOFR, the EURIBO Rate or the ~~CDO Rate~~Adjusted Term CORRA, as the case may be (without taking into account the Applicable Rate), that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) over
(ii)the amount of interest that would accrue on such principal amount for such period at the Adjusted Term SOFR, the EURIBO Rate or the ~~CDO Rate~~Adjusted Term CORRA, as the case may be (without taking into account the Applicable Rate), for an Interest Period commencing on the date of such event and ending at or as nearly as possible to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the last day of the period that would have been the Interest Period for such Loan). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by law; provided that if any Loan Party shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions for such

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Indemnified Taxes (including deductions applicable to additional sums payable under this Section) the Administrative Agent and each Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)In addition, the Company shall pay, or shall cause the applicable Loan Party to pay, any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)The Company shall indemnify (or shall cause the applicable Loan Party to indemnify) the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes paid or withheld by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Company (or such Loan Party) hereunder or under any other Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Company shall have no obligation to pay or cause to be paid any amounts in respect of Indemnified Taxes if it is not the general practice of the Lender or other recipient, at the time such Taxes are assessed or imposed to claim reimbursement for, or indemnity with respect to, such Taxes in respect of similar payments or transactions involving similarly situated borrowers. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or by the Administrative Agent, on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company or any other Loan Party to a Governmental Authority, the Company shall deliver, or shall cause such Loan Party to deliver, to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand thereof, for: (i) the full amount of any Excluded Taxes attributable to such Lender, (ii) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes without limiting the obligation of the Loan Parties to do so), and (iii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c) relating to the maintenance of a Participant Register, in each case that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability deliver to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by

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the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph.

(f)(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax, with respect to any payments under this Agreement or any other Loan Document shall deliver to the Company (and the Administrative Agent), at the time or times reasonably requested by any Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth below in this paragraph (f)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of any Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section. If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify such Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so. If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA to determine the amount to deduct and withhold from such payment or to determine that such Lender has complied with applicable reporting and other requirements of FATCA. For purposes of this clause (f) “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(ii)Without limiting the generality of the foregoing, if any Borrower is a US Person, any Lender with respect to such Borrower shall, if it is legally eligible to do so, deliver to such Borrower and the Administrative Agent (in such number of copies reasonably requested by such Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), duly completed and executed copies of whichever of the following is applicable:

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(A)in the case of a Lender that is a US Person, IRS Form W-9;

(B)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C)in the case of a Foreign Lender for whom payments under any Loan Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or W-8BEN-E, as applicable, and (2) a certificate substantially in the form of Exhibit F-1 (a “US Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code and (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code;

(E)in the case of a Foreign Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself, (2) a US Tax Certificate substantially in the form of Exhibit F-2 or Exhibit F-3 and (3) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a US Tax Certificate substantially in the form of Exhibit F-4 on behalf of such partners; or

(F)any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding Tax together with such supplementary documentation necessary to enable such Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(g)If the Administrative Agent or a Lender reasonably determines that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that such Loan Party agrees to pay,

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upon the request of the Administrative Agent or such Lender, the amount paid to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this paragraph shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(h)Each Lender that is a Global Tranche Lender as of the Restatement Effective Date confirms that, as of the Restatement Effective Date, such Lender is a Qualifying Bank. Each Lender that shall become a Global Tranche Lender after the Restatement Effective Date confirms that, as of the date such Person becomes a Global Tranche Lender, and each Person that shall at any time acquire a participation in any Loan of any Swiss Borrowing Subsidiary shall be deemed to have confirmed as of the date such Person acquires such participation (or, if earlier, the date on which such Person acquired the participation in a Global Tranche Commitment that resulted in its acquisition of such participation in such Loan of such Swiss Borrowing Subsidiary upon the making thereof), that it is a Qualifying Bank; provided that no such confirmation is made by any such Global Tranche Lender or participant that, in accordance with Sections 10.04(e) and 10.04(f), is permitted to become a Global Tranche Lender or a participant without being required to be a Qualifying Bank. Each Global Tranche Lender which is a Qualifying Bank, and which participates in a Loan made to or LC Disbursement for the account of any Swiss Borrowing Subsidiary, will promptly notify the specific Swiss Borrowing Subsidiary and the Administrative Agent in writing as soon as it becomes aware that it ceases, or will cease, to be a Qualifying Bank. If and to the extent the continued participation of such Global Tranche Lender in a Loan to or LC Disbursement for the account of any Swiss Borrowing Subsidiary after it ceases to be a Qualifying Bank would result in a breach of the Swiss Withholding Tax Rules, the Company may, unless an Event of Default has occurred and is continuing pursuant to clause (h) or (i) of Article VII, require that such Lender transfer its rights and obligations in respect of the Loan to another Person in compliance with Section 2.19(b) as soon as reasonably practicable.

(i)For purposes of applying clause (c)(i) of the definition of the term “Excluded Taxes”, the parties agree that the Swiss Withholding Tax shall be treated as not “applicable” as of the date hereof.

(j)Unless an Event of Default has occurred and is continuing, a payment shall not be increased with respect to a specific Global Tranche Lender under this Section 2.17 by reason of Swiss Withholding Tax if and to the extent Swiss Withholding Tax, as to such Lender, is an Excluded Tax by reason of subclause (c)(ii) of the definition of such term.

(k)For the purposes of this Section 2.17, the term “Lender” includes any Issuing Bank and the term “applicable law” includes FATCA.

(l)Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement

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of, a Lender or an Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations under this Agreement and the other Loan Documents.

SECTION 2.18.    Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in US Dollars, 2:00 p.m., New York City time (or such other time as may be expressly provided in this Agreement), and (ii) in the case of payments denominated in an Alternative Currency, the Applicable Time specified by the Administrative Agent, in each case at the place of payment, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may be deemed, in the discretion of the Administrative Agent, to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Unless and until otherwise specified, all such payments shall be made to the Administrative Agent for the account of the applicable Lenders to such account as the Administrative Agent shall from time to time specify in one or more notices delivered to the Company, except that (A) payments to be made directly to an Issuing Bank or the Swingline Lender shall be so directly made, (B) payments pursuant to Sections 2.14, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto and (C) payments pursuant to other Loan Documents shall be made to the Persons specified therein. Each such payment shall be made in US Dollars, except that the principal of and interest on any Loan or LC Disbursement denominated in any other currency shall, subject to Sections 2.05(e) and 2.05(o), be made in such currency. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, participations in LC Disbursements or Swingline Loans or accrued interest on any of the foregoing (collectively “Claims”) resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Claims than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Claims of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of their respective Claims; provided that (i) if any such participations are purchased and all or

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any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, unless the Lender from which such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any other Loan Document (for the avoidance of doubt, as in effect from time to time), including Section 2.15, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Claims to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(d)Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

(e)In the event that any financial statements delivered under Section 5.01(a) or 5.01(b), or any certificate delivered under Section 5.01(c), shall prove to have been materially inaccurate, and such inaccuracy shall have resulted in the payment of any interest or fees at rates lower than those that were in fact applicable for any period (based on the actual Leverage Ratio), then, if such inaccuracy is discovered prior to the termination of this Agreement, upon written notice from the Administrative Agent the Borrowers shall pay to the Administrative Agent, for distribution to the Lenders (or former Lenders) as their interests may appear, the accrued interest or fees that should have been paid but were not paid as a result of such misstatement.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14 or gives a notice pursuant to Section 2.15, or if a Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.17, as the case may be, in the future or eliminate the illegality described in Section 2.15, as applicable, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not

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otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by such Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.14, (ii) a Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender gives a notice pursuant to Section 2.15, (iv) any Lender becomes a Defaulting Lender or (v) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 10.02 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Required Lenders (or, where applicable, a Majority in Interest of the Lenders of the affected Class) shall have granted their consent, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or 2.17 which have already accrued) and obligations under this Agreement (or, in the case of any such assignment and delegation resulting from a failure to provide a consent as a Lender of an affected Class, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of such affected Class) to an assignee that shall assume such obligations (which assignee shall be an Eligible Assignee and may be another Lender, if a Lender accepts such assignment); provided that (A) the Company shall have received the prior written consent of the Administrative Agent (and, in the case of an assignment by a Global Tranche Lender, each Issuing Bank and the Swingline Lender), which consent shall not unreasonably be withheld, delayed or conditioned,
(B)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interest as a Lender of a particular Class), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (D) in the case of any such assignment resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and any contemporaneous assignments and consents, the applicable amendment, waiver, discharge or termination can be effected. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 2.20. Borrowing Subsidiaries. (a) On or after the Restatement Effective Date, the Company may designate (i) any Domestic Subsidiary, Swiss Subsidiary or Canadian Subsidiary or, with the prior written consent of each Global Tranche Lender, any other Subsidiary as a Global Tranche Borrower, or (ii) any Domestic Subsidiary as a US Tranche

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Borrower, in each case by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Global Tranche Borrowing Subsidiary or a US Tranche Borrowing Subsidiary, as the case may be, and a party to this Agreement; provided, that the Company shall not designate any Swiss Subsidiary as a Global Tranche Borrower if the Swiss Twenty Non-Bank Rule would be violated upon the making of any Loan or other extension of credit hereunder to such Swiss Subsidiary. Any Borrowing Subsidiary shall continue to be a Global Tranche Borrowing Subsidiary or a US Tranche Borrowing Subsidiary, as the case may be, until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement.
Notwithstanding the foregoing, (A) no Borrowing Subsidiary Agreement shall become effective as to any Subsidiary (1) if, in the case of any Foreign Subsidiary, within 10 Business Days following the receipt of such Borrowing Subsidiary Agreement by such Global Tranche Lender, any Global Tranche Lender shall have advised the Administrative Agent and the Company that it is unlawful for such Lender, or inconsistent with its internal policies, to extend credit to such Subsidiary as provided herein and (2) until each Lender and Issuing Bank shall have received all documentation and other information with respect to such Subsidiary reasonably required under applicable “know your customer” and Anti-Corruption Laws or similar rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, and if the Subsidiary is a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification from such Borrowing Subsidiary, that shall have been requested by such Lender or Issuing Bank within 5 Business Days (or, in the case of any such Subsidiary that is a Foreign Subsidiary, 10 Business Days) following the receipt of such Borrowing Subsidiary Agreement by such Lender or Issuing Bank and (B) no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary until all Loans made to such Borrowing Subsidiary shall have been repaid, all Letters of Credit issued for the account of such Borrowing Subsidiary have been drawn in full or have expired and all amounts payable by such Borrowing Subsidiary in respect of LC Disbursements, interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under this Agreement by such Borrowing Subsidiary other than solely pursuant to any guarantee by such Borrowing Subsidiary) shall have been paid in full; provided that such Borrowing Subsidiary Termination shall be effective to terminate such Borrowing Subsidiary’s right to request or receive further Loans or other extensions of credit under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall send a copy thereof to each Global Tranche Lender or US Tranche Lender, as the case may be.

(b)    The Company will not permit any Borrowing Subsidiary, for so long as it is a Borrowing Subsidiary, to cease to be a Wholly Owned Subsidiary

SECTION 2.21. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)the Commitment Fee shall cease to accrue on the unused portion of the Commitments of such Defaulting Lender pursuant to Section 2.11(a);

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(b)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, to cash collateralize LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Banks or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below; it being agreed that any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this clause (b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;

(c)the Commitments and Revolving Credit Exposures of such Defaulting Lender shall not be included in determining whether the Required Lenders or any other requisite Lenders have taken or may take any action hereunder or under any other Loan Document (including any consent to any amendment, waiver or other modification pursuant to Section 10.02); provided, that, except as otherwise provided in Section 10.02, this clause (c)

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shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of each Lender or each Lender affected thereby;

(d)if any Swingline Exposure or LC Exposure exists at the time such Lender (if a Global Tranche Lender) becomes a Defaulting Lender then:

(i)the Swingline Exposure and LC Exposure of such Defaulting Lender (other than any portion thereof (x) attributable to Swingline Loans made by such Defaulting Lender or (y) with respect to which such Defaulting Lender shall have funded its participation as contemplated by Section 2.04(c) or 2.05(e)) shall be reallocated among the Global Tranche Lenders that are not Defaulting Lenders ratably in accordance with their respective Global Tranche Commitments, but only to the extent that, after giving effect to such reallocation, the Global Tranche Revolving Credit Exposure of any such Global Tranche Lenders would not exceed such Lender’s Global Tranche Commitment;

(ii)if the reallocations described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent (x) prepay such Swingline Exposure and/or (y) cash collateralize for the benefit of the Issuing Banks only the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding;

(iii)if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any LC Participation Fee to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)if the LC Exposure of such Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.11(a) and Section 2.11(b) shall be adjusted to give effect to such reallocation; and

(v)if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Banks or any other Lender hereunder, all LC Participation Fees payable under Section 2.11(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks (and allocated among them ratably based on the amount of such Defaulting Lender’s LC Exposure attributable to Letters of Credit issued by each Issuing Bank) until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(e)so long as such Lender (if a Global Tranche Lender) is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend, extend or increase any Letter of Credit, unless it is satisfied that the related Swingline Exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Global Tranche Commitments of the Global Tranche

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Lenders that are not Defaulting Lenders and/or cash collateral provided by the Borrowers in accordance with clause (d), and participating interests in any newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among Global Tranche Lenders in a manner consistent with clause (d)(i) above (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or Bail-In Action with respect to a Lender Parent of any Global Tranche Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or an Issuing Bank has a good faith belief that any Global Tranche Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Global Tranche Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and such Issuing Bank shall not be required to issue, amend, extend or increase any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as the case may be, shall have entered into arrangements with the Borrowers or such Global Tranche Lender, reasonably satisfactory to the Swingline Lender or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Global Tranche Lender hereunder.

In the event that the Administrative Agent, the Company and, in the case of a Defaulting Lender that is a Global Tranche Lender, the Swingline Lender and each Issuing Bank agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Global Tranche Lenders shall be readjusted to reflect the inclusion of such Lender’s Global Tranche Commitment and on such date such Lender shall purchase at par such of the US Tranche Revolving Loans and/or Global Tranche Revolving Loans and such of the funded participations in Swingline Loans and LC Disbursements of the other Lenders as the Administrative Agent shall determine may be necessary in order for the Lenders to hold such Loans and participations in accordance with their applicable Tranche Percentages, and such Lender shall thereupon cease to be a Defaulting Lender (but shall not be entitled to receive any fees accrued during the period when it was a Defaulting Lender, and all amendments, waivers or modifications effected without its consent in accordance with the provisions of Section 10.02 and this Section during such period shall be binding on it).

The rights and remedies against, and with respect to, a Defaulting Lender under this Section 2.21 are in addition to, and cumulative and not in limitation of, all other rights and remedies that the Administrative Agent and each Lender, the Swingline Lender, any Issuing Bank, the Company or any other Borrower may at any time have against, or with respect to, such Defaulting Lender.

ARTICLE III

Representations and Warranties

The Company represents and warrants to the Lenders as to itself and each Subsidiary, and each Borrowing Subsidiary represents and warrants to the Lenders as to itself and its subsidiaries, as follows:

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SECTION 3.01. Organization; Powers. The Company and each of the Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and (c) is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required, except, in each case (other than, as to any Borrowers, clause (a) above), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate or other organizational action and, if required, stockholder action. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrowers or such Loan Party, as the case may be, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a)do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, or the expiration of any waiting or similar period imposed by law or by any Governmental Authority, except such as have been obtained or made and are in full force and effect or have expired, as the case may be, (b) will not violate (i) any applicable law or regulation or any order of any Governmental Authority or (ii) the charter, by-laws or other organizational documents of the Company or any other Loan Party, (c) will not violate or result (alone or with notice or lapse of time, or both) in a default under any indenture, agreement or other instrument binding upon the Company or any Subsidiary or their assets, or give rise to a right thereunder to require any payment to be made by the Company or any Subsidiary, and
(d) will not result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, except any Liens created under the Loan Documents, in each case under clauses (a), (b)(i) and (c) above, except to the extent that the foregoing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.04. Financial Statements; No Material Adverse Change.
(a)The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, retained earnings and cash flows as of and for the fiscal year ended December 31, 2022, reported on by KPMG LLP, independent registered public accounting firm, and as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2023. Such financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to, in the case of such quarterly financial statements, normal year-end audit adjustments and the absence of footnotes.

(b)There has been no Material Adverse Change since December 31, 2022.

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SECTION 3.05. Properties. (a) The Company and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal properties and assets material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize its properties and assets for their intended purposes and except for Liens permitted under Section 6.02.

(b) The Company and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06. Litigation and Environmental Matters. (a) Except as disclosed on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

(b)Neither the Company nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability,
(iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case, for failures and liabilities that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c)Since the Restatement Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has materially increased the likelihood of a Material Adverse Effect.

SECTION 3.07. Compliance with Laws. The Company and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Investment Company Status. Neither the Company nor any other Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. The Company and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the

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failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10.    ERISA.

(a)No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

(b)Except as set forth in Schedule 3.10(b) and except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, with respect to each employee benefit plan, program, or other arrangement providing compensation or benefits to any employee or former employee of the Company, any of its Subsidiaries or any Affiliate, which is subject to the laws of any jurisdiction outside of the United States (the “Foreign Plans”): (i) such Foreign Plan has been and will be maintained in all respects in accordance with all applicable requirements and all applicable laws, (ii) if intended to qualify for special tax treatment, such Foreign Plan meets and will meet all requirements for such treatment, (iii) if intended or required to be funded and/or book-reserved, such Foreign Plan is and will be fully funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions, and (iv) no liability exists, shall exist or reasonably could be imposed upon the assets of the Company, any of its Subsidiaries or any Affiliate by reason of such Foreign Plan.

SECTION 3.11. Disclosure. (a) None of the reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the foregoing shall be limited to a representation and warranty that such information was prepared in good faith, subject to the express qualifications set forth in such projections, based upon assumptions believed by the Company to be reasonable at the time.

(b) As of the Restatement Effective Date, to the best knowledge of the Company, the information included in any Beneficial Ownership Certification provided on or prior to the Restatement Effective Date to any Lender in connection with this Agreement is true and correct in all material respects.

SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name and jurisdiction of organization of, and the ownership of the Company and each other Subsidiary in, each Subsidiary, identifying each such Subsidiary that is a Loan Party, in each case as of the Restatement Effective Date.

SECTION 3.13. Solvency. On the Restatement Effective Date, (a) the fair value of the assets of each Loan Party exceeds its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party is greater than the amount that will be required to pay the probable liability of its debts and other liabilities,

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subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party is able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) no Loan Party has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Restatement Effective Date.

SECTION 3.14. Federal Reserve Regulations. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation (including on the part of any Lender) of Regulation U or Regulation X. Not more than 25% of the assets subject to the restrictions of Sections 6.02 and 6.03 or any other provision hereof restricting the disposition of, or creation of Liens on, assets of the Company and the Subsidiaries will at any time consist of Margin Stock (as defined in Regulation U or Regulation X).

SECTION 3.15. Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to promote compliance by the Company, the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company and the Subsidiaries and, to the knowledge of the Company and in connection with their activities for the Company and the Subsidiaries, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Company or any Subsidiary being designated as a Sanctioned Person. None of (a) the Company, any Subsidiary or any of their respective directors or officers, or (b) to the knowledge of the Company, any agent or employee of the Company or any Subsidiary, in each case that will act in any capacity in connection with the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 3.16. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

ARTICLE IV

Conditions

SECTION 4.01. Restatement Effective Date. The amendment and restatement of the Existing Credit Agreement to be in the form hereof shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a)The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 10.06(b), may include any Electronic Signatures transmitted by emailed pdf or

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any other electronic means that reproduces an image of an actual executed signature page).

(b)The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

(c)The Administrative Agent shall have received a certificate, dated the Restatement Effective Date, of a responsible officer of the Company confirming as of the Restatement Effective Date (i) the accuracy of all representations and warranties of the Loan Parties in the Loan Documents and (ii) that there exists no Default, in each such case after giving effect to the Transactions that are to occur on the Restatement Effective Date.

(d)The Administrative Agent shall have received all fees and other amounts due and payable by any Loan Party on or prior to the Restatement Effective Date in connection with the transactions contemplated hereby, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses agreed to be reimbursed or paid by any Loan Party.

(e)All loans outstanding under the Existing Credit Agreement on the Restatement Effective Date shall have been prepaid (subject to reborrowing on the terms set forth herein) and all interest and fees accrued to the Restatement Effective Date under the Existing Credit Agreement shall have been paid. Notwithstanding anything to the contrary herein or in the Existing Credit Agreement, each Lender that is a Lender (as defined in the Existing Credit Agreement) under the Existing Credit Agreement immediately prior to the Restatement Effective Date hereby waives any rights to receive payments pursuant to Section 2.16 of the Existing Credit Agreement in connection with the prepayment of loans to occur on the Restatement Effective Date.

(f)The Guarantee Requirement shall be satisfied. The Administrative Agent (or its counsel) shall have received from each party thereto a counterpart of (i) the Subsidiary Guarantee Agreement and (ii) the Indemnity, Subrogation and Contribution Agreement, in each case, signed on behalf of such party (which, subject to Section 10.06(b), may include any Electronic Signatures transmitted by emailed pdf or any other electronic means that reproduces an image of an actual executed signature page).

(g)The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Issuing Banks and the Lenders and dated the Restatement Effective Date) of each of (i) Joseph M. Gaug, General Counsel of the Company, (ii) Homburger AG, Swiss counsel for the Loan Parties, (iii) Stewart McKelvey, Canadian counsel for the Loan Parties, and (iv) such special and local counsel as may be required by the Administrative Agent, in each case covering such matters

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relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request.

(h)The Administrative Agent shall have received all documentation and other information related to each Loan Party reasonably required by the Administrative Agent and each Lender under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation and, if any of the Borrowing Subsidiaries is a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification.

For purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or any Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto. The Administrative Agent shall notify the Borrowers and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02. Conditions to All Extensions of Credit. The obligation of each Lender to make a Loan on the occasion of any Borrowing (but not the conversion or continuation of an outstanding Borrowing or the selection of a new Interest Period therefor, even if such conversion, continuation or selection results in a new “Loan” or “Borrowing”), and the obligation of each Issuing Bank to issue, amend or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects, in each case, on and as of the date of such Borrowing or the date of issuance, amendment or extension of such Letter of Credit, as applicable, except in the case of any such representation and warranty that expressly relates to a prior date, in which case such representation and warranty shall be so true and correct on and as of such prior date.

(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

The making of Loans (but not, for the avoidance of doubt, any conversion or continuation of any outstanding Loan) on the occasion of each Borrowing and each issuance, amendment or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company and each Borrowing Subsidiary on the date thereof that the conditions specified in paragraphs (a) and (b) of this Section have been satisfied.

SECTION 4.03. Initial Credit Event for each Borrowing Subsidiary. The obligation of each Lender and Issuing Bank to make Loans or issue Letters of Credit for the

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account of any Borrowing Subsidiary designated pursuant to Section 2.20 is subject to the satisfaction of the following conditions:

(a)The Administrative Agent (or its counsel) shall have received such Borrowing Subsidiary’s Borrowing Subsidiary Agreement, duly executed by all parties thereto (which, subject to Section 10.06(b), may include any Electronic Signatures transmitted by emailed pdf or any other electronic means that reproduces an image of an actual executed signature page).

(b)The Administrative Agent shall have received a favorable written opinion of counsel for such Borrowing Subsidiary covering such matters relating to such Borrowing Subsidiary or its Borrowing Subsidiary Agreement, and to any related Obligations of Foreign Subsidiaries as Guarantors, as the Administrative Agent shall reasonably request.

(c)The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance reasonably satisfactory to the Administrative Agent.

ARTICLE V

Affirmative Covenants

Until the Commitments shall have expired or shall have been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or shall have been terminated and all LC Disbursements shall have been reimbursed, the Company and each Borrowing Subsidiary covenants and agrees with the Lenders (but, in the case of each Borrowing Subsidiary, only as to such Borrowing Subsidiary and its subsidiaries) that:

SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent, for the benefit of each Lender:

(a)no later than 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of income, retained earnings and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

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(b)no later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of income, retained earnings and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its Consolidated Subsidiaries on a consolidated basis as of such date and for such periods in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c)by each date by which the Company is required to deliver financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company
(d)certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.08 and 6.09 and (iii) if any change in GAAP or in the application thereof has occurred since the date of the Company’s audited financial statements referred to in Section 3.04 that has had, or could reasonably be expected to have, a significant effect on the calculations of the Leverage Ratio or the Interest Coverage Ratio, stating the nature of such change and specifying the effect thereof on such calculations;

(d)not later than the last day of the second month of each fiscal year of the Company, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year), consistent in form and substance with the budgets heretofore prepared by the Company and furnished to the Administrative Agent and, promptly when available, any significant revisions to such budget;

(e)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;

(f)promptly following any request therefor, all documentation and other information for purposes of compliance with ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, as the Administrative Agent or any Lender may reasonably request; and

(g)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

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Financial statements and other information required to be delivered pursuant to clause (a), (b) or
(e)of this Section shall be deemed to have been delivered if such financial statements or other information, or one or more annual or quarterly reports containing such financial statements or other information, shall have been publicly filed with the Securities and Exchange Commission and shall be publicly available on the website of the SEC at http://www.sec.gov.

SECTION 5.02. Notices of Material Events. If, to the knowledge of any Financial Officer or other executive officer of the Company, any of the following events has occurred:

(a)any Default;

(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(d)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

then the Company will furnish to the Administrative Agent and each Lender prompt written notice of such occurrence (in the case of any notice pursuant to clause (a) above, expressly stating that such notice is a “notice of default”). Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and tradenames material to the conduct of the business of the Company and the Subsidiaries, taken as a whole; provided that (a) the foregoing shall not prohibit any merger, amalgamation, consolidation or other transaction permitted under Section 6.03 and (b) any Subsidiary (other than any Borrower) may liquidate or dissolve if the Company has reasonably determined that such liquidation or dissolution is in the best interests of the Company and is not adverse in any material respect to the interests of the Lenders.

SECTION 5.04. Payment of Obligations. The Company will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with

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GAAP or (b) failure to pay, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05. Maintenance of Properties. The Company will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06. Insurance. The Company will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance against such risks (and with such risk retentions) as shall be customary for companies of established reputation engaged in the same or similar businesses, as reasonably determined by the Company.

SECTION 5.07.    Books and Records; Inspection Rights.    The Company will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that nothing in this Section shall require any Loan Party to disclose any confidential or proprietary information constituting trade secrets.

SECTION 5.08. Compliance with Laws. The Company will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including Environmental Laws and ERISA and the rules and regulations thereunder) applicable to it, its operations or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company will maintain in effect and enforce policies and procedures designed to promote compliance by the Company, the Subsidiaries and, in connection with their activities for the Company and the Subsidiaries, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.09. Use of Proceeds and Letters of Credit. Each Borrower will use the proceeds of the Loans and the Letters of Credit only for the purposes set forth in the preamble to this Agreement. Each Borrower will not request any Borrowing or Letter of Credit, and will not use, and will procure that its Subsidiaries and its or their respective directors, officers, employees and agents will not use, the proceeds of any Borrowing or any Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the US Foreign Corrupt Practices Act of 1977, as amended, or in material violation of any other Anti-Corruption Laws,
(b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, to the extent such activities,

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businesses or transaction would cause a violation of Sanctions by any party hereto, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.10. Guarantee Requirement; Further Assurances. (a) If any Subsidiary that is a Designated Subsidiary is formed or acquired after the Restatement Effective Date or any Subsidiary otherwise becomes, after the Restatement Effective Date, a Designated Subsidiary (including as a result of becoming a Material Subsidiary or a Wholly Owned Subsidiary), then, on or prior to the later of (i) the date on which the certificate with respect to the fiscal quarter (or, if such event occurs during the fourth fiscal quarter, with respect to the fiscal year) in which the relevant event occurs is required to be delivered pursuant to Section 5.01(c) and (ii) 30 days after the date on which the relevant event occurs (or such longer period as the Administrative Agent may reasonably agree), the Company shall cause the Guarantee Requirement to be satisfied with respect to such Subsidiary.

(b) The Company will, and will cause each of the Subsidiaries to, execute any and all further documents, agreements and instruments, and take all further action that may be required under applicable law, or that the Administrative Agent may reasonably request, in order that the Guarantee Requirement shall be satisfied at all times (it being understood that, with respect to matters set forth in paragraph (a) above, the requirements of this paragraph (b) shall be subject to the grace periods set forth therein).

SECTION 5.11. Compliance with Swiss Withholding Tax Rules. Each Swiss Borrowing Subsidiary shall ensure that while it is a Borrower it shall comply with the Swiss Withholding Tax Rules; provided that the Swiss Borrowing Subsidiary shall not be in breach of this covenant if its number of creditors in respect of either the Swiss Ten Non-Bank Rule or the Swiss Twenty-Non Bank Rule is exceeded solely by reason of a failure by one or more Lenders to comply with their obligations under Section 2.17(h) or 10.04(e) or by having lost its status as Qualifying Bank (other than as a result of any Change in Law). For purposes of compliance with the Swiss Twenty Non-Bank Rule, each Swiss Borrowing Subsidiary shall assume for the purposes of determining the total number of creditors which are Non-Qualifying Banks that at all times there are 10 Lenders that are Non-Qualifying Banks (irrespective of whether or not there are, at any time, any such Lenders).

ARTICLE VI

Negative Covenants

Until the Commitments shall have expired or shall have been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit shall have expired or shall have been terminated and all LC Disbursements shall have been reimbursed, the Company and each Borrowing Subsidiary covenants and agrees with the Lenders (but, in the case of each Borrowing Subsidiary, only as to such Borrowing Subsidiary and its subsidiaries) that:

SECTION 6.01. Subsidiary Debt. The sum, without duplication, of (a) the total Indebtedness of all Consolidated Subsidiaries (excluding (i) Indebtedness under this Agreement,
(ii) Indebtedness existing on the Restatement Effective Date and set forth on Schedule 6.01 and

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any extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof, (iii) Indebtedness owed to the Company or to a Subsidiary, (iv) Guarantees by any Subsidiary of Indebtedness of any other Subsidiary, provided that a Subsidiary shall not Guarantee Indebtedness of any other Subsidiary that it would not have been permitted to incur under this Section if it were a primary obligor thereon, (v) obligations in respect of letters of credit, letters of guaranty or bankers acceptances incurred in the ordinary course of business (other than any drawn but unreimbursed obligations thereunder), (vi) Indebtedness in respect of netting services, overdraft protections and otherwise arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds, overdraft or any similar services, in each case in the ordinary course of business,
(vii) Indebtedness with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business, (viii) Indebtedness owing to any insurance company in connection with the financing of insurance premiums in the ordinary course of business,
(ix)customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business and
(x)Indebtedness of any Subsidiary Guarantor) plus (b) the consideration (other than any note of a Subsidiary that serves as a conduit in a sale or financing transaction with respect to Receivables) directly or indirectly received by any Consolidated Subsidiary from any Person (other than the Company or a Subsidiary) for Receivables sold, which Receivables remain uncollected at such time (other than delinquent Receivables sold for collection in the ordinary course of business and not as part of a financing transaction), will at no time exceed US$200,000,000.

SECTION 6.02. Negative Pledge. Neither the Company nor any Consolidated Subsidiary will create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a)any Lien created under the Loan Documents;

(b)Liens on any property or asset of the Company or any Consolidated Subsidiary existing on the Restatement Effective Date securing Indebtedness outstanding on the Restatement Effective Date and set forth on Schedule 6.02; provided that such Lien shall not extend to any other property or assets of the Company or any Subsidiary (other than improvements and accessions thereto and the proceeds thereof);

(c)(i) any Lien on any asset securing Indebtedness (including Capital Lease Obligations) incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or improving such asset; provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof or the completion of such construction or improvement; provided further that individual financings of equipment or other fixed or capital assets otherwise permitted to be secured hereunder provided by any Person (or its Affiliates) may be cross-collateralized to other such financings provided by such Person (or its Affiliates), (ii) any other Lien deemed to exist under a Capital Lease Obligation permitted hereunder and (iii) any other Lien deemed to exist under a lease that does not constitute a Capital Lease Obligation;

(d)any Lien existing on any asset of any Person at the time such Person becomes a Consolidated Subsidiary, provided that (i) such Lien is not created in contemplation of

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such Person becoming a Consolidated Subsidiary, (ii) such Lien shall not extend to any other property or assets of the Company or any Subsidiary (other than improvements and accessions thereto and the proceeds thereof) and (iii) such Lien shall secure only those obligations which it secures on the date such Person becomes a Consolidated Subsidiary;

(e)any Lien on any asset of any Person existing at the time such Person is merged, amalgamated or consolidated with or into the Company or any Consolidated Subsidiary and not created in contemplation of such event; provided that (i) such Lien shall not extend to other properties or assets of the Company or any Subsidiary (other than improvements and accessions thereto and the proceeds thereof) and (ii) such Lien shall secure only those obligations which it secures on the date of such merger, amalgamation or consolidation;

(f)any Lien existing on any asset prior to the acquisition thereof by the Company or any Consolidated Subsidiary and not created in contemplation of such acquisition; provided that (i) such Lien shall not extend to other properties or assets of the Company or any Subsidiary (other than improvements and accessions thereto and the proceeds thereof) and (ii) such Lien shall secure only those obligations which it secures on the date of such acquisition;

(g)any Lien arising out of the refinancing, extension, renewal or replacement of any Indebtedness or other obligation secured by any Lien permitted by clause (b), (c)(i), (d), (e) or (f) above; provided that (i) the outstanding amount of such Indebtedness or other obligation is not increased and (ii) such Lien shall not extend to other properties or assets of the Company or any Subsidiary;

(h)Liens for Taxes that are not yet subject to penalties for non-payment, that are being contested in good faith or that are not overdue by more than 45 days, or minor survey exceptions or minor encumbrances, easements or other rights of others with respect to, or zoning or other governmental restrictions as to the use of, real property that do not, in the aggregate, materially impair the use of such property in the operation of the businesses of the Company and the Subsidiaries;

(i)(x) Liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary is, in good faith, prosecuting an appeal or proceedings for review and (y) Liens incurred by the Company or any Subsidiary for the purpose of obtaining a stay or discharge in any legal proceeding to which the Company or any Subsidiary is a party; provided that the Liens permitted by the foregoing clause (y) shall not secure obligations in an aggregate principal amount outstanding in excess of 10% of Consolidated Tangible Net Worth;

(j)(i) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ or other like Liens arising in the ordinary course of business for sums which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings, (ii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements,

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(iii) pledges or deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (iv) pledges or deposits in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued for the account of the Company or any Consolidated Subsidiary in the ordinary course of business supporting obligations of the type set forth in clause (ii) or (iii) above;

(k)Liens that may be deemed to be created by the subordination in right of payment of any obligations owed to the Company or any Subsidiary to other obligations of the Company or such Subsidiary, as the case may be;

(l)any Lien arising out of a Permitted AEC Transaction; provided, however, that such Lien does not extend to any property other than the property that is the subject of such Permitted AEC Transaction;

(m)any Liens arising out of a transaction in connection with a sale of Receivables, to the extent not prohibited under Section 6.01;

(n)banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with securities intermediaries;

(o)Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Company and the Subsidiaries in the ordinary course of business;

(p)Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease (other than Capital Lease Obligations), license or sublicense permitted by this Agreement;

(q)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(r)Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of letters of credit, letters of guaranty or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(s)deposits of cash with the owner or lessor of premises leased and operated by the Company or any Subsidiary to secure the performance of its obligations under the lease for such premises, in each case in the ordinary course of business;

(t)Liens that are contractual rights of set-off;

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(u)in connection with the sale or transfer of any Equity Interests or other assets in a transaction permitted under Section 6.03, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;

(v)in the case of (i) any Subsidiary that is not a Wholly Owned Subsidiary or
(ii)the Equity Interests in any Person that is not a Subsidiary, any encumbrance or restriction, including any put and call arrangements, related to Equity Interests in such Subsidiary or such other Person set forth in the organizational documents of such Subsidiary or such other Person or any related joint venture, shareholders’ or similar agreement;

(a)Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for any Acquisition or other transaction not prohibited hereunder;

(b)Liens on cash, cash equivalents and other Permitted Investments arising in connection with the defeasance, discharge or redemption of Indebtedness; provided that such defeasance, discharge or redemption is permitted hereunder and such cash, cash equivalents and other Permitted Investments are used or to be used for such defeasance, discharge or redemption; and

(c)Liens not otherwise permitted by the foregoing clauses of this Section; provided that, immediately after the incurrence of such Liens and the related Indebtedness or other obligations, the aggregate outstanding amount of Indebtedness or other obligations secured by Liens permitted by this clause (y) shall not exceed 10% of Consolidated Tangible Net Worth.

SECTION 6.03. Consolidations, Mergers and Sales of Assets. The Company will not, and will not permit any of the Subsidiaries to, consolidate, merge or amalgamate with or into, or sell, lease or otherwise dispose of any of its assets to, or, in the case of a Subsidiary, issue or sell (other than to the Company or a Subsidiary) any Equity Interests in such Subsidiary to, any Person, except that, so long as no Default would result under any other provision of this Agreement:

(a)any Person (other than any Borrower) may consolidate, merge or amalgamate with the Company, provided that the Company is the surviving Person;

(b)any Person (other than the Company) may consolidate, merge or amalgamate with any Subsidiary, provided that (i) the surviving Person is a Subsidiary, (ii) if any party to such transaction is a Borrower, such Borrower is the surviving Person and (iii) if any party to such transaction is a Subsidiary Guarantor, the surviving Person is a Subsidiary Guarantor;

(c)any Subsidiary (other than any Borrower) may consolidate, merge or amalgamate with any Person (other than the Company or any other Borrower) in a

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transaction permitted under the subsequent clauses of this Section in which, after giving effect to such transaction, the surviving Person is not a Subsidiary;

(d)subject to Section 6.07, the Company or any Subsidiary may sell, lease or otherwise dispose of any of its assets to the Company or any other Subsidiary;

(e)the Company or any Subsidiary may sell, lease or otherwise dispose of (i) any of its inventory in the ordinary course of business, (ii) any of its assets which are obsolete, excess or unserviceable, (iii) leasehold improvements to landlords pursuant to the terms of leases in respect of real property and (iv) cash, cash equivalents and other Permitted Investments;

(f)the Company and any Subsidiary may sell Receivables (i) in one or more transactions in the ordinary course of business and consistent with past practice, the proceeds of which transactions are used for working capital, and (ii) to the extent not prohibited under Section 6.01;

(g)the Company and the Subsidiaries may carry out sale and leaseback transactions permitted under Section 6.06 and may make investments permitted under Section 6.07;

(h)the Company and the Subsidiaries may carry out a Permitted AEC Transaction;

(i)the Company and the Subsidiaries may dispose of assets subject to any casualty or condemnation proceeding (including dispositions in lieu of condemnation);

(j)the Company and the Subsidiaries may enter into, or may terminate, leases, licenses, subleases and sublicenses, in each case, in the ordinary course of business;

(k)the Company and the Subsidiaries may unwind Hedging Agreements in accordance with the terms thereof;

(l)in addition to the foregoing, the Company or any Subsidiary may sell or otherwise dispose of Equity Interests in any Subsidiary, and any Subsidiary may issue and sell its Equity Interests, to one or more Persons other than the Company and the Subsidiaries if (i) the applicable Subsidiary remains a Subsidiary after giving effect to such transaction and (ii) immediately after giving effect to such transaction, the aggregate amount of minority equity interests in Subsidiaries (excluding any such interests sold in a Permitted AEC Transaction) does not exceed 7.5% of Consolidated Tangible Net Worth; and

(m)in addition to the foregoing, the Company or any Subsidiary may sell, lease or otherwise dispose of any of its assets for fair value; provided that (i) no such transaction, when taken together with all previous such transactions after the Restatement Effective Date, shall result in all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, having been sold or otherwise disposed of, (ii) no such transaction shall result in a reduction in the percentage of the Equity Interests of any

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Subsidiary owned directly or indirectly by the Company unless all the Equity Interests in such Subsidiary owned directly or indirectly by the Company are disposed of and
(iii)except in the case of an Excluded Divestiture or a sale of Receivables not prohibited under Section 6.01, the Commitments shall be reduced (ratably as between the Tranches) pursuant to Section 2.08(b) by an amount at least equal to 75% of the Net Proceeds of each such transaction; provided that if the Company shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Company and the Subsidiaries intend to apply the Net Proceeds from such disposition (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire real property, equipment or other assets to be used in the business of the Company and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no reduction of the Commitments shall be required pursuant to this clause (iii) in respect of the Net Proceeds of such disposition (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any Net Proceeds therefrom that have not been so applied by the end of such 180-day period, at which time a reduction of the Commitments shall be required in an amount equal to 75% of such Net Proceeds not so applied.

SECTION 6.04. Transactions with Affiliates. The Company will not, and will not permit any of the Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment in or engage in any transaction with any Affiliate (other than the Company or a Subsidiary none of the Equity Interests in which are owned directly or indirectly by an Affiliate of the Company that is not a Subsidiary), except that:

(a)the Company may declare and pay any dividend permitted by Section 6.05;

(b)the Company or any Subsidiary may make payments or provide compensation, and reimburse related expenses, for services rendered by any Affiliate who is an officer, director or employee of the Company or any Subsidiary;

(c)the Company or any Subsidiary may make any investment in any Subsidiary or the Company, in each case to the extent permitted by Section 6.07;

(d)the Company or any Subsidiary (i) may make sales to or purchases from any Affiliate and, in connection therewith, may extend credit to an Affiliate, may make payments or provide compensation for services rendered by any Affiliate, and may engage in any other transaction with any Affiliate, in each case in the ordinary course of business and consistent with past practice or, in the case of any AEC Joint Venture Entity, on arms’ length terms, and (ii) may repurchase common stock of the Company from any Affiliate; provided that any such transaction with an Affiliate pursuant to clause (i) or (ii) is on terms and conditions at least as favorable to the Company or such Subsidiary as the terms and conditions that would apply (1) in an arm’s length transaction with a Person not an Affiliate or (2) in the case of a transaction relating to pension, deferred compensation, insurance or other benefit plans with an Affiliate employee, in a similar transaction with a non-Affiliate employee;

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(e)the Company or any Subsidiary may engage in transactions with the entities listed on Schedule 6.04 to the extent consistent with past practice; and

(f)other transactions that are on terms and conditions at least as favorable to the Company or such Subsidiary as the terms and conditions that would apply in an arms’-length transaction with a Person not an Affiliate.

SECTION 6.05.    Restricted Payments. The Company will not declare or make any Restricted Payment, except, so long as no Default shall have occurred and be continuing:

(a)dividends on the common stock of the Company in an aggregate amount not to exceed, for any calendar year, US$40,000,000 (in the case of the 2023 calendar year, with such amount being pro-rated for the number of days remaining after the Restatement Effective Date); and

(b)Restricted Payments (including dividends on the common stock of the Company) in an unlimited amount, provided that, immediately after giving effect to any such Restricted Payment, the Leverage Ratio does not exceed 3.50 to 1.00.

SECTION 6.06. Limitations on Sale-Leasebacks. The Company will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby the Company or such Subsidiary shall sell or transfer property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Company or any Subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred, unless
(a)such transaction is effected within 180 days of the property being placed in service by the Company or such Subsidiary and results in a lease obligation incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property, (b) after giving effect to such transaction, the aggregate fair market value of all property of the Company and its Subsidiaries so sold or transferred after the Restatement Effective Date, and not permitted under clause (a) above or clause (c) below, does not exceed US$100,000,000 or (c) the Commitments shall be reduced (ratably as between the Tranches) pursuant to Section 2.08(b) by an amount at least equal to 75% of the Net Proceeds of such transaction; provided that if the Company shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Company and the Subsidiaries intend to apply the Net Proceeds from such transaction (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire real property, equipment or other assets to be used in the business of the Company and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no reduction of the Commitments shall be required pursuant to this clause (c) in respect of the Net Proceeds of such transaction (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any Net Proceeds therefrom that have not been so applied by the end of such 180-day period, at which time a reduction of the Commitments shall be required in an amount equal to 75% of such Net Proceeds not so applied.

SECTION 6.07.    Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger, consolidation or amalgamation with any Person that was not a

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Subsidiary prior to such merger, consolidation or amalgamation) any Equity Interests, evidences of Indebtedness or other securities (other than any Hedging Agreement entered into in the ordinary course of business) of, make or permit to exist any loans or advances (excluding accounts receivable arising out of the sale of goods and services reflected on the Company’s consolidated balance sheet as current assets) to, Guarantee any obligations of, or make or permit to exist any other investment in, any other Person, or consummate any Acquisition, except:

(a)cash equivalents and other Permitted Investments;

(b)(i) investments existing on the Restatement Effective Date in the Equity Interests of Subsidiaries or in Indebtedness of Subsidiaries and (ii) other investments existing on the Restatement Effective Date and set forth on Schedule 6.07;

(c)acquisitions of assets of or Equity Interests in other Persons for consideration consisting solely of common stock of the Company;

(d)acquisitions of assets of or Equity Interests or other investments in other Persons, and loans or advances to Subsidiaries to provide funds required to effect such acquisitions or other investments, if, at the time of and after giving pro forma effect to each such acquisition or other investment, to any related Leverage Increase Election and to any related incurrences of Indebtedness, (i) the Leverage Ratio does not exceed the maximum Leverage Ratio in effect at such time under Section 6.08 and (ii) no Default shall have occurred and be continuing;

(e)(i) any Guarantee, investment, loan or advance by a Loan Party of, in or to another Loan Party; (ii) any Guarantee, investment, loan or advance by a Subsidiary that is not a Loan Party, or that is a Borrower that is a Foreign Subsidiary, of, in or to a Loan Party; (iii) any Guarantee, investment, loan or advance by any Subsidiary that is not a Loan Party, or that is a Borrower that is a Foreign Subsidiary, of, in or to any other Subsidiary that is not a Loan Party or that is a Borrower that is a Foreign Subsidiary;
(iv)any other Guarantee, investment, loan or advance by any Loan Party of, in or to any Subsidiary that is not a Loan Party, provided that each Guarantee, investment, loan or advance referred to in this clause (iv) made after the Restatement Effective Date must be in an outstanding principal amount that, together with the aggregate outstanding principal amount of all other Guarantees, investments, loans and advances permitted by this clause (iv) and made after the Restatement Effective Date, but net of all amounts paid by such non-Loan Party Subsidiaries in or to one or more Loan Parties after the Restatement Effective Date that constitute repayments of loans or advances made by such Loan Parties or returns of capital (as opposed to returns on capital) invested by such Loan Parties, shall not exceed US$100,000,000 and (v) in addition to Guarantees, investments, loans and advances permitted under the preceding clauses (i) through (iv), (A) any Permitted AEC Transaction and (B) any Guarantee, investment, loan or advance by any Loan Party (whether directly or indirectly through one or more intervening Subsidiaries that are not Loan Parties) of, in or to an AEC Joint Venture Entity, provided that each Guarantee, investment, loan or advance referred to in this clause (v)(B) made after the Restatement Effective Date must be in an outstanding principal amount that, together with the aggregate outstanding principal amount of all other Guarantees, investments, loans and

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advances permitted by such clause (v)(B) and made after the Restatement Effective Date, but net of all amounts paid by such AEC Joint Venture Entity to one or more Loan Parties after the Restatement Effective Date that constitute repayments of loans or advances made by such Loan Parties or returns of capital (as opposed to returns on capital) invested by such Loan Parties, shall not exceed US$100,000,000;

(a)Guarantees by a Subsidiary constituting Indebtedness permitted by Section 6.01 (provided that a Subsidiary shall not Guarantee any obligation of the Company unless such Subsidiary also has Guaranteed the Obligations of the Company hereunder) and Guarantees by the Company of Indebtedness or other obligations of a Subsidiary not prohibited by Section 6.01;

(b)Guarantees by the Company (i) of obligations to Bank of America, N.A., of AIH under the Amended and Restated Limited Guaranty and Indemnity Agreement dated as of May 1, 2015 (as amended from time to time) between the Company and Bank of America, N.A., in respect of overdrafts or currency hedging transactions in an aggregate amount not to exceed US$20,000,000 at any time, and (ii) of credit card exposure in an aggregate amount not to exceed US$10,000,000;

(c)investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d)loans or other advances to employees consistent with past practice; and

(e)other investments and Acquisitions not permitted under clauses (a) through (i) above in an aggregate amount not exceeding US$75,000,000 at any time.

SECTION 6.08.    Leverage Ratio.

(a) Subject to Section 6.08(b), the Company will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters for which (or, if such fiscal quarter is the last fiscal quarter of a fiscal year, for such fiscal year) financial statements have been delivered, or are required to have been delivered, pursuant to Section 5.01(a) or 5.01(b) (commencing with the fiscal quarter ended June 30, 2023), to exceed 3.75 to
1.00 (the “Permitted Leverage Ratio Level”).

(b)If, in any fiscal quarter ending after the Restatement Effective Date, the Company or any Subsidiary shall complete an Acquisition for cash consideration of US$100,000,000 or more, that on a pro forma basis, taking into account any related incurrence or repayment of Indebtedness, would result in an increase in the Leverage Ratio, the Company may elect, by written notice delivered to the Administrative Agent at the time of or within 30 days following such completion (a “Leverage Increase Election”), to increase the Permitted Leverage Ratio Level by 0.50 to 1.00 (so that the Permitted Leverage Ratio Level becomes 4.25 to 1.00), with respect to the fiscal quarter during which such Acquisition has been completed and for each of the following three consecutive fiscal quarters (the fiscal quarters during which any such increase in the Leverage Ratio shall be in effect being called a “Leverage Increase Period”); provided

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that not more than three Leverage Increase Elections may be effected since the Restatement Effective Date.

(c)The Company may terminate any Leverage Increase Period by a notice delivered to the Administrative Agent (a “Leverage Increase Termination Notice”), whereupon, on the last day of the fiscal quarter during which such Leverage Increase Termination Notice was delivered, the Permitted Leverage Ratio Level shall revert to
3.75 to 1.00, until the commencement of another Leverage Increase Period pursuant to this Section 6.08.

(d)If a Leverage Increase Election shall have been made under this Section 6.08, the Company may not make another Leverage Increase Election unless, following the expiration or termination of the most recent prior Leverage Increase Period, at least two consecutive full fiscal quarters of the Company have elapsed.

SECTION 6.09. Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio, determined as of the end of each of its fiscal quarters for which (or, if such fiscal quarter is the last fiscal quarter of a fiscal year, for such fiscal year) financial statements have been delivered, or are required to have been delivered, pursuant to Section 5.01(a) or 5.01(b) (commencing with the fiscal quarter ended June 30, 2023), to be less than 3.00 to 1.00.

SECTION 6.10. Lines of Business. The Company will not, and will not permit any of the Subsidiaries to, engage at any time in any business or business activity other than a business conducted by the Company and its Subsidiaries on the Restatement Effective Date and business activities reasonably related thereto.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c)any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any certificate furnished pursuant to or in connection with any Loan Document or any amendment or modification

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thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 2.20(b), 5.02(a), 5.03 (with respect to the existence of any Borrower) or 5.09 or in Article VI;

(e)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

(f)the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, in each case, beyond the grace period, if any, provided therefor;

(g)any event or condition occurs that results in any Material Indebtedness becoming due or being terminated or required to be prepaid, repurchased, redeemed or defeased prior to its scheduled maturity or termination or that enables or permits (with or without the giving of notice, but only after the expiration of the grace period, if any, provided therefor) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf, or, in the case of any Hedging Agreement, the applicable counterparty, to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, or, in the case of a Hedging Agreement, to terminate any related hedging transaction, in each case prior to its scheduled maturity or termination; provided that this clause (g) shall not apply to
(i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (ii) Indebtedness of any of the Company’s Chinese subsidiaries held by Chinese banks that is subject to customary demand or acceleration rights so long as any such debt subject to an actual demand for payment or acceleration is fully refinanced or repaid within 30 days following the date on which the principal of such Indebtedness becomes due as a result of such demand or acceleration, (iii) any Indebtedness that becomes due as a result of a voluntary prepayment, repurchase, redemption or defeasance thereof or, in the case of a Hedging Agreement, a voluntary termination thereof, by the Company or any Subsidiary, (iv) any requirement to, or to offer to, prepay, repurchase or redeem any Indebtedness using a portion of excess cash flow or similar financial measure, (v) any customary debt and equity proceeds prepayment requirements contained in any bridge or other interim credit facility, (vi) any Indebtedness of any Person assumed in connection with an Acquisition to the extent that such Indebtedness is repaid, repurchased or redeemed (or offered to be repaid, repurchased or redeemed) as required by the terms thereof in connection with the acquisition of such Person or (vii) any prepayment, repurchase, redemption or defeasance of any Acquisition Indebtedness if the related Acquisition is not consummated;

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(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief (other than, in the case of any Subsidiary that is not a Borrower, liquidation or dissolution expressly permitted by Section 5.03) under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing;

(j)the Company or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)one or more judgments for the payment of money in an aggregate amount in excess of US$20,000,000 (to the extent not covered by insurance (other than under a self-insurance program) as to which the insurer has been informed of such judgment and does not dispute coverage) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

(l)an ERISA Event shall have occurred that, in the reasonable opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)any guarantee of any Guarantor hereunder or under the Subsidiary Guarantee Agreement shall cease to be, or shall be asserted by any Loan Party not to be, a legal, valid and binding obligation of such Guarantor (in each case, other than solely as a result of the release of a Subsidiary Guarantor from its obligations under the Subsidiary Guarantee Agreement as expressly permitted hereunder or thereunder); or

(n)a Change in Control shall occur;

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then, and in every such event (other than an event with respect to the Company described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent shall at the request, and may with the consent, of the Required Lenders, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Company described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

ARTICLE VIII

The Administrative Agent

SECTION 8.01. Authorization and Action; Reliance; Limitation of Liability.
(a)Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents. Each of the Lenders and the Issuing Banks hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or such Issuing Bank and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender and each Issuing Bank hereby authorizes the Administrative Agent (x) to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and (y) to release any Subsidiary Guarantor from its obligations under the Subsidiary Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement in accordance with the terms thereof.

(b)The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) as to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon

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each Lender and each Issuing Bank; provided that the Administrative Agent shall not be required to take any action that (A) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner reasonably satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (B) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided further that the Administrative Agent may seek clarification or direction from the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided, and (iii) except as expressly set forth in the Loan Documents, the Administrative Agent shall have no duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries or other Affiliates that is communicated to or obtained by the institution serving as Administrative Agent or any of its Affiliates in any capacity. Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction in a final and nonappealable judgment).    The Administrative Agent shall not be deemed to have knowledge of (x) any of the events or circumstances set forth or described in Section 5.02 unless and until written notice thereof, stating that it is a “notice under Section 5.02” in respect of this Agreement and identifying the specific clause under such Section, is given to the Administrative Agent by the Company or (y) any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any recital, statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (D) the sufficiency, value, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by emailed pdf or any other electronic means that reproduces an image of an actual executed signature page) or (E) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Nothing in this Agreement or any other Loan Document shall require the Administrative Agent

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to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Company and its Subsidiaries. Without limiting the generality of the foregoing:

(i)the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or any Issuing Bank other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), and each Lender and Issuing Bank agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement, any other Loan Document and/or the transactions contemplated hereby or thereby; and

(ii)nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender or Issuing Bank for any sum or the profit element of any sum received by the Administrative Agent for its own account.

(d)The Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 10.04,
(ii) may rely on the Register to the extent set forth in Section 10.04(b) and (iii) in determining compliance with any condition hereunder to the making of a Loan, or the issuance, amendment or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank sufficiently in advance of the making of such Loan or the issuance, amendment or extension of such Letter of Credit. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from, or be responsible for any loss, cost or expense suffered by any Person on account of, (i) any confirmation of the Revolving Credit Exposure, the component amounts thereof or any Exchange Rate, LC Exchange Rate or US Dollar Equivalent, (ii) any determination that any Lender is a Defaulting Lender, or the effective date of such status, it being further understood and agreed that the Administrative Agent shall not have any obligation to determine whether any Lender is a

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Defaulting Lender or (iii) any determination made by the Administrative Agent of the Foreign Currency Overnight Rate, the Central Bank Rate or the Central Bank Rate Adjustment. The Administrative Agent shall be deemed to have no knowledge of any Lender being a Restricted Lender unless and until the Administrative Agent shall have received the written notice from such Lender referred to in Section 1.07, and then only as and to the extent specified in such notice, and any determination of whether the Required Lenders or any other requisite Lenders shall have provided a consent or direction in connection with this Agreement shall not be affected by any delivery to the Administrative Agent of any such written notice subsequent to such consent or direction being provided by the Required Lenders or other requisite Lenders.

(e)The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for acting upon, any notice, request, certificate, consent, statement, instrument, document or other writing (which writing may be any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon, and shall not incur any liability for acting upon, any statement made to it orally or by telephone and believed by it to be made by the proper Person. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(f)The Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the revolving credit facility provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(g)In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Disbursements and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and

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the Administrative Agent allowed in such judicial proceeding; and

(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 10.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Loans or other amounts outstanding hereunder or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

SECTION 8.02. Posting of Communications. (a) The Borrowers agree that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Restatement Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender or any Issuing Bank that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Banks and the Borrowers hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION

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WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE ARRANGERS OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

(d)Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender or Issuing Bank for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s, as applicable, email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e)Each of the Lenders, the Issuing Banks and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f)Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 8.03. The Administrative Agent Individually. With respect to its Commitments, any Loans made by it hereunder or Letters of Credit issued by it, the Person serving as the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Banks.

SECTION 8.04. Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by providing 30 days’ notice of such resignation to the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Company (which shall not be unreasonably withheld or delayed and shall not be required if an Event of Default shall have occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring

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Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

SECTION 8.05. Acknowledgements of Lenders and Issuing Banks.
(a)Each Lender and each Issuing Bank acknowledges that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Company and its Subsidiaries, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law),
(iii)it has, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender or Issuing Bank, and to make, acquire or hold Loans or issue Letters of Credit hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Co-Syndication Agent, any Co-Documentation Agent or any other Lender or Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain MNPI) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)Each Lender, by delivering its signature page to this Agreement, or delivering its signature page to an Assignment and Assumption or an Accession Agreement pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Restatement Effective Date.

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SECTION 8.06. Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such a Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Loan Parties, that none of the Administrative Agent, any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such

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Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c)The Administrative Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

SECTION 8.07. Erroneous Payments. (a) Each Lender and Issuing Bank hereby agrees that (i) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or such Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank, as the case may be, shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the Overnight Rate and (ii) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Bank under this paragraph shall be conclusive, absent manifest error.

(b)Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that

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was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender and Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank, as the case may be, shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the Overnight Rate.

(c)The Borrowers hereby agree that (i) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (ii) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers.

(d)Each party’s obligations under this Section 8.07 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

SECTION 8.08. Miscellaneous. (a) The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks and, except solely to the extent of the Company’s consent rights pursuant to and subject to the conditions set forth in this Article, none of the Loan Parties or any of their respective Affiliates shall have any rights as a third party beneficiary of any such provisions.

(b) None of the Arrangers, the Co-Syndication Agents or the Co-Documentation Agents shall have obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document (except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities and exculpatory provisions provided for hereunder or under the other Loan Documents.

ARTICLE IX

Guarantee

In order to induce the Lenders to make Loans hereunder and the Issuing Banks to issue the Letters of Credit, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. The Company further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its

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Guarantee hereunder notwithstanding any such extension or renewal of any Obligation. Each and every default in payment of the principal of and premium, if any, or interest on any Obligation shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Company hereunder shall not be affected by (a) the failure of any Lender, any Issuing Bank, the Administrative Agent or any other Person to whom any of the Obligations are or shall be owed (collectively, the “Guarantee Beneficiaries”) to assert any claim or demand or to enforce or exercise any right or remedy under the provisions of this Agreement, any other Loan Document or otherwise, (b) any extension or renewal of any of the Obligations, (c) any rescission, waiver, amendment or modification of, or release from any of the terms or provisions of, this Agreement, any Borrowing Subsidiary Agreement, any other Loan Document or any other agreement, (d) any default, failure or delay, willful or otherwise, in the performance of the Obligations or (e) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company as a matter of law or equity (other than the indefeasible payment in full in cash of the Obligations) or which would impair or eliminate any right of the Company to subrogation.

The Company further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Guarantee Beneficiary to any balance of any deposit account or credit on the books of any Guarantee Beneficiary in favor of any Borrower, any other Loan Party or any other Person.

To the fullest extent permitted by applicable law, the Company waives any defense based on or arising out of any defense of any Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Guarantee Beneficiaries may, at their election, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any other Loan Party or exercise any other right or remedy available to them against any Borrower or any other Loan Party, without affecting or impairing in any way the liability of the Company hereunder except to the extent the Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, the Company waives any defense arising out of any such election even though such election operates, pursuant to applicable law,

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to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Company against any Borrower or any other Loan Party, as the case may be.

The Company further agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Guarantee Beneficiary upon the bankruptcy or reorganization of any Borrower or otherwise.

In furtherance of the foregoing and not in limitation of any other right that any Guarantee Beneficiary may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Guarantee Beneficiaries in cash an amount equal to the sum of
(i)the unpaid principal amount of such Obligations then due, (ii) accrued and unpaid interest and fees on such Obligations and (iii) all other monetary Obligations then due. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the judgment of any Guarantee Beneficiary, not consistent with the protection of its rights or interests, then, at the election of such Guarantee Beneficiary, the Company shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Guarantee Beneficiary against any losses or expenses that it shall sustain as a result of such alternative payment.

Upon payment in full by the Company of any Obligation, each Lender shall, in a reasonable manner, assign to the Company the amount of such Obligation owed to it and so paid, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by the Company, or make such disposition thereof as the Company shall direct (all without recourse to any Guarantee Beneficiary and without any representation or warranty by any Guarantee Beneficiary).

Upon payment by the Company of any sums to the Administrative Agent as provided above, all rights of the Company against any Borrowing Subsidiary or any other Loan Party arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations owed by such Borrowing Subsidiary or such other Loan Party to the Guarantee Beneficiaries.

Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment of the Obligations.

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Each reference herein to any Guarantee Beneficiary shall be deemed to include their or its successors and assigns, in whose favor the provisions of this Guarantee shall also inure.

ARTICLE X

Miscellaneous

SECTION 10.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i)if to the Company or any Borrowing Subsidiary, to it, or to it in care of the Company, as the case may be, at:

Albany International Corp. 216 Airport Drive
Rochester, NH 03867
Attention of Robert D. Starr, Chief Financial Officer Email: Robert.starr@albint.com;

With a copy to:

Albany International Corp.
455 Patroon Creek Blvd, Suite 206 Albany, New York 12201
Attention of Joseph M. Gaug, Vice President, General Counsel & Secretary Email: Joseph.Gaug@albint.com;

(ii)if to the Administrative Agent or the Swingline Lender, to: JPMorgan Chase Bank, N.A.
131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506
Attention: Loan and Agency Servicing Email: jpm.agency.cri@jpmorgan.com

Agency Withholding Tax Inquiries:
Email: agency.tax.reporting@jpmorgan.com

Agency Compliance/Financials/Virtual Data rooms:
Email: covenant.compliance@jpmchase.com

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(iii)if to JPMorgan as an Issuing Bank, to:

JPMorgan Chase Bank, N.A. 131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506
Attention: LC Agency Team Tel: 800-364-1969
Email: chicago.lc.agency.activity.team@jpmchase.com With a copy to:
JPMorgan Chase Bank, N.A. 131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506
Attention: Loan and Agency Servicing Email: jpm.agency.cri@jpmorgan.com

(iv)if to any other Lender or Issuing Bank, to it at its address (or email) set forth in its Administrative Questionnaire or Issuing Bank Agreement, as the case may be.

(b)Notices and other communications to any Loan Party, the Lenders and the Issuing Banks hereunder may, in addition to email, be delivered or furnished by using other Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II to any Lender or Issuing Bank if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by such other electronic communication. Any notices or other communications to the Administrative Agent or the Borrowers may, in addition to email, be delivered or furnished by other electronic communications pursuant to procedures approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by any such Person by notice to each other such Person.

(c)Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement) and (ii) notices or communications posted to an Approved Electronic Platform shall be deemed received upon the deemed receipt by the intended recipient, at its email address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

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(d)Any party hereto may change its address, telephone number or email for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any change by a Lender or an Issuing Bank, by notice to the Company and the Administrative Agent).

SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)Except as provided in paragraph (c) of this Section, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender, or change the currency in which Loans are available thereunder, without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement, reduce the rate of interest thereon or reduce any fees payable hereunder (in each case, other than as a result of any change in the definition, or in any components thereof, of the term “Leverage Ratio”), without the written consent of each Lender affected thereby,
(iii) postpone the date of any scheduled payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment (in each case, other than as a result of any change in the definition, or in any components thereof, of the term “Leverage Ratio”), or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender affected thereby, (v) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or “Majority in Interest” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), provided that, with the consent of the Required Lenders, the provisions of this Section and the definition of the term “Required Lenders” or “Majority in

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Interest” may be amended to include references to any new class of commitments created under this Agreement (or to lenders extending such commitments) on substantially the same basis as the corresponding references relating to the existing Lenders, (vi) release (A) the Company from its obligations as a Guarantor hereunder or (B) all or substantially all the Subsidiary Guarantors from their obligations under the Subsidiary Guarantee Agreement, in each case, without the written consent of each Lender, (vii) subordinate the Obligations to any other Indebtedness without the consent of each affected Lender, (viii) change any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments or prepayments due to Lenders of any Class differently than Lenders of the other Class, without the written consent of Lenders representing a Majority in Interest of the adversely affected Class or
(ix) amend the definition of the term “Alternative Currency” or “Global Tranche Borrower”, or amend Section 2.20, without the written consent of each Global Tranche Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be.

(c)Notwithstanding anything to the contrary in paragraph (b) of this Section:

(i)any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Banks and the Swingline Lender) if (A) by the terms of such agreement the applicable Commitment or Commitments of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (B) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement;

(ii)any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Company and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment;

(iii)no consent with respect to any amendment, waiver or other modification of this Agreement or any other Loan Document shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) set forth in paragraph (b) of this Section and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification;

(iv)any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or such

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Loan Document of the Lenders of one Class (but not the Lenders of the other Class) may be effected by an agreement or agreements in writing entered into by the Company (and, in the case of any other Loan Document, the other Loan Parties party thereto to the extent such other Loan Parties are directly affected thereby) and the requisite number or percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 10.02 if such Class of Lenders were the only Class of Lenders hereunder at that time;

(v)this Agreement may be amended as provided in Sections 2.08(d), 2.13(b) and 2.20; and

(vi)(A) this Agreement and the other Loan Documents may be amended in the manner provided in Section 2.05(j) or 2.05(k), the term “LC Commitment”, as such term is used in reference to any Issuing Bank, may be modified as contemplated by the definition of such term, and (B) the Issuing Bank Agreement of any Issuing Bank may be amended as agreed by the Company, the Administrative Agent and such Issuing Bank.

(d)The Administrative Agent may, but shall have no obligation to, with the consent of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 10.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 10.03. Expenses; Indemnity; Limitation of Liability. (a) The Borrowers agree, jointly and severally, to pay (i) all reasonable out-of-pocket expenses incurred by the Arrangers, the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Arrangers and the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)The Borrowers agree, jointly and severally, to indemnify each Arranger, the Administrative Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby or

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thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective Proceeding relating to any of the foregoing, regardless of whether any Indemnitee is a party to any such Proceeding, whether any such Proceeding is brought by a third party or by a Borrower or any of its Affiliates or whether any such Proceeding is based on contract, tort or any other theory; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or a Related Party of such Indemnitee. This paragraph shall not apply with respect to Taxes other than any Taxes that represent Liabilities arising from any non-Tax claim.

(c)Each Lender severally agrees to the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent (or any sub-agent thereof), any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, to pay to the Administrative Agent (or such sub-agent), such Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or such sub-agent), such Issuing Bank or the Swingline Lender, as the case may be, in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Issuing Bank or the Swingline Lender in connection with such capacity. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Credit Exposure and unused Commitments at the time (provided, that for purposes of the foregoing, in determining the Global Tranche Revolving Credit Exposure of the Lender that is the Swingline Lender, the Swingline Exposure of such Lender shall be deemed to equal its Global Tranche Percentage of all outstanding Swingline Loans).

(d)To the extent permitted by applicable law, (i) the Borrowers shall not assert, and each of the Borrowers hereby waives, any claim against any Lender-Related Person for any Liabilities arising from the use by others of information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet and the Approved Electronic Platform), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document, any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this paragraph shall relieve any Borrower or any other Loan Party of any

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obligation it may have to indemnify an Indemnitee as provided in paragraph (b) of this Section or in any other Loan Document.

(e)Notwithstanding any reference in paragraph (a) or (b) of this Section to the joint and several liability of the Borrowers, each Swiss Borrowing Subsidiary shall be liable under this Section 10.03 only for amounts attributable directly to such Swiss Borrowing Subsidiary and its own direct or indirect subsidiaries.

(f)All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer by a Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents, the sub-agents of the Administrative Agent and the Related Parties of any of the Administrative Agent, any sub-agent thereof, the Co-Syndication Agents, the Co-Documentation Agents, the Arrangers, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) of this Section, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment under any Tranche and the Loans and other amounts at the time owing to it under any Tranche) with the prior written consent (such consent not to be unreasonably withheld or delayed, with the understanding that it is, for example, not unreasonable to withhold the consent if such assignment would result in a breach of the Swiss Ten Non-Bank Rule) of:

(A)the Company; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after receiving written notice thereof; and provided further that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender (if such Affiliate is a Qualifying Bank) or, if an Event of Default has occurred and is continuing, any other assignee; and

(B)the Administrative Agent and, in the case of assignments under the Global Tranche, each Issuing Bank and the Swingline Lender; provided that (x) no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender or an Affiliate of a Lender with a

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Commitment immediately prior to giving effect to such assignment, (y) no consent of an Issuing Bank shall be required if an Event of Default occurs with respect to the Company under clause (h) or (i) of Article VII and such Issuing Bank has no outstanding Letters of Credit at the time of the applicable assignment and (z) no consent of the Swingline Lender shall be required if an Event of Default occurs with respect to the Company under clause (h) or (i) of Article VII and the Swingline Lender has no outstanding Swingline Loans at the time of the applicable assignment.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than US$5,000,000 unless each of the Company and the Administrative Agent otherwise consents; provided that (x) no such consent of the Company shall be required if an Event of Default has occurred and is continuing and
(y)the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received written notice thereof;

(A)each partial assignment of a Commitment and extensions of credit under a Tranche shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under such Tranche;

(B)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Approved Electronic Platform), together with a processing and recordation fee of US$3,500; and

(C)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Approved Electronic Platform) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s

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rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Approved Electronic Platform) delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of a duly completed Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Approved Electronic Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)(i) Any Lender may, without the consent of any Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more Eligible Assignees (each a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment under any Tranche and the Loans and other amounts at the time owing to it under any Tranche); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 2.17(e) with respect to any payments made by such Lender to its Participants. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not,

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without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining any Participant Register.

(ii)A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the applicable Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the applicable Borrower, to comply with Section 2.17(f) as though it were a Lender.

(a)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(b)Notwithstanding paragraphs (a), (b) and (c) of this Section, but subject to paragraph (f) of this Section, with respect to any Swiss Borrowing Subsidiary, each Global Tranche Lender agrees that it will not (within the meaning of paragraphs (a), (b) and (c) of this Section) (i) make any assignment of, (ii) sell a participation or sub-participation in or
(iii)substantially transfer its rights and obligations under a Global Tranche Commitment, a Global Tranche Loan to, or a participation in an LC Disbursement for the account of, any Swiss Borrowing Subsidiary, in each case to a Person that (x) has not represented in writing that it is a Qualifying Bank and (y) agreed in writing that it will not make further assignments or sales of participations and sub-participations in any of such interests and will not enter into any other arrangements under which it substantially transfers its rights and obligations under this Agreement in respect of any such interests, other than to or with Persons who themselves represent in writing that they are Qualifying Banks and agree to observe identical restrictions, except, in each case set forth above, with the prior written consent of the Company and each Swiss Borrowing Subsidiary (such consent not to be unreasonably withheld, but it being

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understood that such consent will be deemed reasonably withheld if such assignment would result in a breach of the Swiss Withholding Tax Rules); provided that, notwithstanding the forgoing, nothing in this paragraph shall restrict any Lender holding a Global Tranche Commitment, a Global Tranche Loan to, or a participation in a LC Disbursement for the account of, any Swiss Borrowing Subsidiary, from entering into a participation or sub-participation agreement or any other arrangement with any Person that is not a Qualifying Bank, provided that
(A)under such agreement throughout the life of such arrangement (1) the relationship between such Lender and that other Person is that of debtor and creditor (including in the bankruptcy or similar event of such Lender), (2) the other Person will have no proprietary interest in any such Loan to or LC Disbursement for the account of any Swiss Borrowing Subsidiary or in any monies received by such Lender in relation to any such Loan to or LC Disbursement for the account of any Swiss Borrowing Subsidiary held by such Lender, and (3) the other Person will under no circumstances (other than by way of permitted transfer under paragraph (b)(ii)(C) of this Section) be subrogated to, or substituted in respect of, such Lender’s claims under any such Loan to or LC Disbursement for the account of any Swiss Borrowing Subsidiary or otherwise have any contractual relationship with, or rights against, the Swiss Borrowing Subsidiary under or in relation to, any such Loan to or LC Disbursement for the account of any Swiss Borrowing Subsidiary and (B) any such participation, sub-participation, or arrangement would not result in a relevant participation and/or sub-participation for the purposes of the Swiss Withholding Tax Rules.

(a)Notwithstanding paragraph (e) of this Section, following an Event of Default which is continuing, the restrictions set forth in such paragraph shall cease to apply and any assignments, sales of participations or sub-participations or other transfers that would otherwise be restricted by such paragraph will not be subject to any of the restrictions or conditions set forth in such paragraph and will not require any consent of the Company or any other Borrower.

SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement (other than contingent obligations not then due) is outstanding and unpaid or any LC Exposure is outstanding and so long as the Commitments have not expired or terminated in full. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement or any other Loan Document, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Global Tranche Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the applicable Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank, or being supported by a letter of credit that names such Issuing Bank as the beneficiary

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thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents (including for purposes of determining whether the Borrowers are required to comply with Articles V and VI hereof, but excluding for purposes of Sections 2.14, 2.16, 2.17 and 10.03 and any expense reimbursement or indemnity provisions set forth in any other Loan Document), and the Global Tranche Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or 2.05(e). The provisions of Sections 2.14, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06. Counterparts; Integration; Effectiveness; Electronic Execution.
(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede the provisions of any fee letter or any provisions of any commitment letter that by the terms of such document survive the execution and delivery of this Agreement). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)Delivery of an executed counterpart of a signature page of this Agreement, any other Loan Document or any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby (each, an “Ancillary Document”) that is an Electronic Signature transmitted by emailed pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders and the Issuing Banks shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company or any other Loan Party without

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further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Issuing Banks, the Company and the other Loan Parties, Electronic Signatures transmitted by emailed pdf or any other electronic means that reproduces an image of an actual executed signature page or any electronic images of this Agreement, any other Loan Document or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) agrees that the Administrative Agent and each of the Lenders and the Issuing Banks may, at its option, create one or more copies of this Agreement, any other Loan Document and any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record),
(C)waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document or such Ancillary Document, respectively, including with respect to any signature pages thereto, and (D) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s or Issuing Bank’s reliance on or use of Electronic Signatures or transmissions by emailed pdf or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Company or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of the Borrowers at the time existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured or owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Lender under this Section are in addition to other rights and remedies (including any other rights of setoff) which such Lender may have.

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SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process.
(a)This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the United States District Court of the Southern District of New York and of the Supreme Court of the State of New York, in each case, sitting in New York County, and, in each case, any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that, except as set forth in the final sentence of this paragraph, all claims arising out of or relating to this Agreement or any other Loan Document brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such Federal court or, if such Federal court lacks subject matter jurisdiction, in such New York State court. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any suit, action or proceeding relating to this Agreement or any other Loan Document against any Loan Party that is a Foreign Subsidiary or its properties, in the courts of the jurisdiction of organization of such Loan Party.

(c)Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e)Each Borrower that is a Foreign Subsidiary hereby irrevocably designates, appoints and empowers the Company as its authorized designee, appointee and agent (the “Authorized Agent”) to receive, accept and forward for and on its behalf service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document, and the Company hereby accepts such designation and appointment and hereby further accepts any similar designation and appointment made by any other Loan Party in any other Loan Document. Such service may be made by mailing a copy of such process to any such Borrower in the care of the Authorized Agent at the address of the Authorized Agent then be in effect under Section
10.01. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon any such Borrower.

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(f)In the event that any Borrower that is a Foreign Subsidiary or any of its assets has or hereafter acquires, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, any immunity from jurisdiction, legal proceedings, attachment (whether before or after judgment), execution, judgment or setoff, such Borrower hereby irrevocably agrees, to the extent permitted by law, not to claim and hereby irrevocably and unconditionally waives such immunity.

SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12. Confidentiality. The Administrative Agent, each Issuing Bank and each Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Related Parties, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made shall be subject to a professional or other obligation of confidentiality or will be informed of the confidential nature of such Information and instructed to keep such Information confidential),
(b) to the extent requested by any Governmental Authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its Related Parties) to any swap or derivative transaction relating to the Company or any Subsidiary and their respective obligations or (iii) any credit insurance provider (or its Related Parties) to such Person, (g) with the consent of the Company, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than any Loan Party or (i) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit

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facilities provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein. For the purposes of this Section, “Information” means all information received from the Company or any other Loan Party relating to the Company, the Subsidiaries or their business, other than (i) any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by any Loan Party and (ii) information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 10.13. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the parties contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 10.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

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SECTION 10.15. Certain Notices. Each Lender and each Issuing Bank hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or Issuing Bank, as the case may be, to identify the Borrowers in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 10.16. No Fiduciary Relationship. Each Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrowers, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications. The Administrative Agent, the Lenders, the Issuing Banks and their Affiliates may, in addition to providing or participating in commercial lending facility such as that provided hereunder, be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Company and its Subsidiaries or other Affiliates, and none of the Administrative Agent, the Lenders, the Issuing Bank or their Affiliates has any obligation to disclose any of such interests to the Company or any of its Subsidiaries or other Affiliates. To the fullest extent permitted by law, each Borrower, on behalf of itself and its subsidiaries, hereby agrees not to assert any claims against any of the Administrative Agent, the Arrangers, the Lenders or the Issuing Banks or their Affiliates with respect to any breach or alleged breach of fiduciary duty in connection with any aspect of any transaction contemplated hereby or any communications in connection therewith.

SECTION 10.17. Non-Public Information. (a) Each Lender acknowledges that all information, including requests for waivers and amendments, furnished by any Loan Party or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement will be syndicate-level information, which may contain MNPI. Each Lender represents to each Borrower and the Administrative Agent that (i) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including Federal, state and foreign securities laws, and (ii) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.

(b)Each Borrower and each Lender acknowledge that, if information furnished by any Borrower pursuant to or in connection with this Agreement is being distributed by the Administrative Agent through the Approved Electronic Platform, (i) the Administrative Agent may post any information that such Borrower has indicated as containing MNPI solely on that portion of the Approved Electronic Platform as is designated for Private Side Lender Representatives and (ii) if any Borrower has not indicated whether any information furnished by it pursuant to or in connection with this Agreement contains MNPI, the Administrative Agent

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shall post such information solely on that portion of the Approved Electronic Platform as is designated for Private Side Lender Representatives.

(c)Each Borrower agrees to specify whether any information furnished by such Borrower to the Administrative Agent pursuant to, or in connection with, this Agreement contains MNPI.

SECTION 10.18. Securities Principles. Notwithstanding anything herein or the other Loan Documents to the contrary, with respect to all Loan Documents, (a) a Foreign Person shall not directly or indirectly make any guarantee or pledge any assets to support an Obligation of a US Person and (b) payments by Foreign Persons under the Loan Documents (including pursuant to Sections 2.05, 2.11, 2.18, 10.03 and 10.08 hereunder) shall satisfy the Obligations only of Foreign Persons and shall be limited to the aggregate Obligations of Foreign Persons, and shall not satisfy any Obligations of US Persons.

SECTION 10.19. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 10.20. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “US Special

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Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a US Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the US Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a US Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the US Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

SECTION 10.21. Amendment and Restatement. (a) Subject to Section 4.01, this Agreement amends and restates in its entirety the Existing Credit Agreement. All rights, benefits, indebtedness, interest, liabilities and obligations of the parties to the Existing Credit Agreement are hereby amended, restated, replaced and superseded, in their entirety, on the terms and provisions set forth herein; provided that all indemnification obligations of the Borrowers pursuant to the Existing Credit Agreement shall survive the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement. In furtherance of the foregoing, (i) each party hereto acknowledges and agrees that, on and as of the Restatement Effective Date, Schedule 2.01 sets forth all the Commitments of all the Lenders (and no Person whose name does not appear on Schedule 2.01 shall have, or shall be deemed to have, a Commitment on the Restatement Effective Date, it being understood and agreed that each such Person, if a Lender under the Existing Credit Agreement, shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.17 and 10.03 of the Existing Credit Agreement) and (ii) each Global Tranche Lender acknowledges and agrees that, on the Restatement Effective Date and without any further action on the part of any Issuing Bank or any Global Tranche Lender, each Issuing Bank shall have granted to such Global Tranche Lender, and such Global Tranche Lender shall have acquired from such Issuing Bank, a participation in each Existing Letter of Credit issued by such Issuing Bank and outstanding on the Restatement Effective Date equal to such Lender’s Global Tranche Percentage from time to time of the aggregate amount available to be drawn under such Letter of Credit.

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(b) On and after the Restatement Effective Date, each reference to “the Credit Agreement” or words of similar import in any other Loan Document shall be deemed to be a reference to this Agreement.

[Signature pages follow]

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EXHIBIT B

Form of Borrowing Request [See attached.]

[[6363554]]

EXHIBIT B

[FORM OF] BORROWING REQUEST

JPMorgan Chase Bank, N.A., as Administrative Agent
131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506
Attention: Loan and Agency Servicing Email: jpm.agency.cri@jpmorgan.com

[Date]

Ladies and Gentlemen:
Reference is made to the Amended and Restated Credit Agreement dated as of August 16, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Albany International Corp., a Delaware corporation (the “Company”), Albany International Holding (Switzerland) AG, Albany International Europe GmbH, Albany International Canada Corp., the other Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
This notice constitutes a Borrowing Request and [NAME OF BORROWER] (the “Borrower”) hereby gives notice, pursuant to Section [2.03][2.04] of the Credit Agreement, that it requests a [Revolving Borrowing][Swingline Loan] (the “Proposed Borrowing”) under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to the Proposed Borrowing:
(A)Class of the Proposed Borrowing: [Global Tranche Revolving Loans][US Tranche Revolving Loans][Swingline Loans]

(B)[Type of the Proposed Borrowing: [    ]1 Revolving Loan]2
(C)Aggregate principal amount of the Proposed Borrowing denominated in [US Dollars][Canadian Dollars][Euro]:3 [US$][C$][€]
(D)Date    of    the    Proposed    Borrowing    (which    is    a    Business    Day):

1 Must specify Term SOFR Borrowing, EURIBOR Borrowing, Term CORRA Borrowing, ABR Borrowing or, if applicable pursuant to Section 2.13, Daily Simple SOFR Borrowing. If no election as to the Type is specified, then the Proposed Borrowing shall be (a) in the case of a Borrowing denominated in US Dollars, an ABR Borrowing,
(b) in the case of a Borrowing denominated in Euro, a EURIBOR Borrowing and (c) in the case of a Borrowing denominated in Canadian Dollars, a Term CORRA Borrowing.
2 Include in the case of Revolving Loans. All Swingline Loans are ABR Loans.
3 Must comply with Section 2.02(c) of the Credit Agreement. Swingline Loans must be denominated in US Dollars.

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(E)[Interest Period and the last day thereof:    ]4
(F)Location and number of the Borrower’s account to which proceeds of the Proposed Borrowing are to be disbursed: [Name of Bank] (Account No.:
    )

[Issuing Bank to which proceeds of the requested Borrowing are to be disbursed:    ]5
The Borrower hereby certifies that, after giving effect to the Borrowing requested hereby, the aggregate Revolving Credit Exposures (or any component thereof) shall not exceed the maximum amount thereof (or the maximum amount of any such component) specified in the Credit Agreement.

Very truly yours,

[NAME OF BORROWER],
by
Name:
Title:

4 Applicable to Term Benchmark Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one, three or six months (provided that six month interest period is not available for Term CORRA Borrowings). If an Interest Period is not specified, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.
5 Specify only in the case of an ABR Borrowing or a Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) of the Credit Agreement.

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EXHIBIT D

Form of Interest Election Request [See attached.]

[[6363554]]

EXHIBIT D

[FORM OF] INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A., as Administrative Agent
131 S Dearborn St, Floor 04
Chicago, IL, 60603-5506
Attention: Loan and Agency Servicing Email: jpm.agency.cri@jpmorgan.com

[Date]

Ladies and Gentlemen:
Reference is made to the Amended and Restated Credit Agreement dated as of August 16, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Albany International Corp., a Delaware corporation (the “Company”), Albany International Holding (Switzerland) AG, Albany International Europe GmbH, Albany International Canada Corp., the other Borrowing Subsidiaries party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Credit Agreement.
This notice constitutes an Interest Election Request and the Borrower specified below hereby gives notice, pursuant to Section 2.07 of the Credit Agreement, that it requests the conversion or continuation of a Borrowing under the Credit Agreement, and in that connection specifies the following information with respect to such Borrowing and each resulting Borrowing:

1.Borrower:

2.Borrowing to which this request applies
Principal Amount and Currency:          Tranche:
Type:
Interest Period:1
3.Effective Date of request:2

1 Applicable to Term Benchmark Borrowings only. If applicable, specify the last day of the current Interest Period therefor.
2 Must be a Business Day.

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4.Resulting Borrowing[s]3
Principal Amount:4
Type:
Interest Period:5

Very truly yours,

[NAME OF BORROWER],
by
Name:
Title:

3 If different options are being elected with respect to different portions of the Borrowing, provide the information required by this item 4 for each resulting Borrowing. Each resulting Borrowing shall be in an aggregate amount that is an integral multiple of, and not less than, the amount specified for a Borrowing of such Class and Type in Section 2.02(c) of the Credit Agreement.
4 Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item 2 above.
5 Applicable to Term Benchmark Borrowings only. Shall be subject to the definition of “Interest Period” and can be a period of one, three or six months (provided that six month interest period is not available for Term CORRA Borrowings). If an Interest Period is not specified, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

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